                                                                     Exhibit 4.1


                                    EXECUTION





                            FIVE YEAR LOAN AGREEMENT



                           Dated as of April 30, 1999


                                      among


                          HARRAH'S ENTERTAINMENT, INC.

                                  as Guarantor

                        HARRAH'S OPERATING COMPANY, INC.
                                MARINA ASSOCIATES

                                  as Borrowers


              The Lenders, Syndication Agent, Documentation Agents
                    And Co-Documentation Agents Herein Named


                                       and


             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,

                             as Administrative Agent



                    NATIONSBANC MONTGOMERY SECURITIES, LLC.,
                       Lead Arranger and Sole Book Manager

                                TABLE OF CONTENTS


Article 1 DEFINITIONS AND ACCOUNTING TERMS
         1.1   Defined Terms
         1.2   Use of Defined Terms
         1.3   Accounting Terms
         1.4   Rounding
         1.5   Exhibits and Schedules
         1.6   Miscellaneous Terms

Article 2 LOANS AND LETTERS OF CREDIT
         2.1   Committed Loans-General
         2.2   Base Rate Loans
         2.3   Eurodollar Rate Loans
         2.4   Letters of Credit
         2.5   Competitive Advances
         2.6   Swing Line
         2.7   Voluntary Increase to the Commitment
         2.8   Voluntary Reduction of Commitment
         2.9   Optional Termination of Commitment
         2.10  Additional Borrowers
         2.11 Administrative Agent's Right to Assume Funds Available for Advances
         2.12  Extension of the Maturity Date

Article 3 PAYMENTS AND FEES
         3.1   Principal and Interest
         3.2   Arrangement Fee
         3.3   Upfront Fees
         3.4   Facility Fees
         3.5   Letter of Credit Fees
         3.6   Agency Fees
         3.7   Increased Commitment Costs
         3.8   Eurodollar Costs and Related Matters
         3.9   Default Rate
         3.10  Computation of Interest and Fees
         3.11  Non-Business Days
         3.12  Manner and Treatment of Payments
         3.13  Funding Sources
         3.14  Failure to Charge Not Subsequent Waiver
         3.15 Administrative Agent's Right to Assume Payments Will be Made by Borrowers
         3.16  Fee Determination Detail
         3.17  Survivability

Article 4  REPRESENTATIONS AND WARRANTIES
         4.1   Existence and Qualification; Power; Compliance With
               Laws
         4.2 Authority; Compliance With Other Agreements and Instruments and Government Regulations
         4.3   No Governmental Approvals Required
         4.4   Significant Subsidiaries
         4.5   Financial Statements
         4.6   No Other Liabilities; No Material Adverse Effect
         4.7   Title to Property
         4.8   Litigation
         4.9   Binding Obligations
         4.10  No Default
         4.11  ERISA
         4.12  Regulations T, U and X; Investment Company Act
         4.13  Disclosure
         4.14  Tax Liability
         4.15  Projections
         4.16  Hazardous Materials
         4.17  Gaming Laws
         4.18  Year 2000 Compliance
         4.19  Solvency

Article 5  AFFIRMATIVE COVENANTS
         5.1   Preservation of Existence
         5.2   Maintenance of Properties
         5.3   Maintenance of Insurance
         5.4   Compliance With Laws
         5.5   Inspection Rights
         5.6   Keeping of Records and Books of Account
         5.7   Use of Proceeds
         5.8   Existing Rio Indentures
         5.9   Year 2000 Preparations

Article 6  NEGATIVE COVENANTS
         6.1   Consolidations, Mergers and Sales of Assets
         6.2   Hostile Tender Offers
         6.3   Change in Nature of Business
         6.4   Liens, Negative Pledges, Sale Leasebacks and Rights of  Others
         6.5   Total Debt Ratio
         6.6   Interest Coverage Ratio
         6.7   Subsidiary Indebtedness

Article 7  INFORMATION AND REPORTING REQUIREMENTS
         7.1   Financial and Business Information
         7.2   Compliance Certificates

Article 8  CONDITIONS
         8.1   Initial Advances, Etc.
         8.2   Any Increasing Advance, Etc.

Article  9 EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT
         9.1   Events of Default
         9.2   Remedies Upon Event of Default

Article  10 THE ADMINISTRATIVE AGENT
         10.1  Appointment and Authorization
         10.2  Administrative Agent and Affiliates
         10.3  Proportionate Interest in any Collateral
         10.4  Lenders' Credit Decisions
         10.5  Action by Administrative Agent
         10.6  Liability of Administrative Agent
         10.7  Indemnification
         10.8  Successor Administrative Agent
         10.9  No Obligations of Parent or Borrowers

Article 11  MISCELLANEOUS
         11.1  Cumulative Remedies; No Waiver
         11.2  Amendments; Consents
         11.3  Costs, Expenses and Taxes
         11.4  Nature of Lenders' Obligations
         11.5  Survival of Representations and Warranties
         11.6  Notices
         11.7  Execution of Loan Documents
         11.8  Binding Effect; Assignment
         11.9  Sharing of Setoffs
         11.10 Indemnity by Parent and Borrowers
         11.11 Nonliability of the Lenders
         11.12 No Third Parties Benefitted
         11.13 Confidentiality
         11.14 Removal of a Lender
         11.15 Further Assurances
         11.16 Integration
         11.17 Governing Law
         11.18 Severability of Provisions
         11.19 Headings
         11.20 Time of the Essence
         11.21 Foreign Lenders and Participants
         11.22 Gaming Boards
         11.23 Nature of the Borrowers' Obligations
         11.24 Designated Senior Debt
         11.25 Gaming Regulations
         11.26 Waiver of Right to Trial by Jury
         11.27 Purported Oral Amendments

EXHIBITS

A - Assignment Agreement
B - Committed Advance Note
C - Competitive Advance Note
D - Competitive Bid
E - Competitive Bid Request
F - Compliance Certificate
G - Opinions of Counsel
H - Parent Guaranty
I - Request for Letter of Credit
J - Request for Loan
K - Election to Become a Borrower
L - Joint Borrower Provisions

SCHEDULES

1.1   Pro Rata Shares
1.2   Continuing Letters of Credit
1.3   Historical Combined EBITDA
4.3   Governmental Approvals
4.4   Significant Subsidiaries
4.7   Existing Liens, Negative Pledges and Rights of Others

                            FIVE YEAR LOAN AGREEMENT

                           Dated as of April 30, 1999

         This FIVE YEAR LOAN AGREEMENT ("Agreement") is entered into among Harrah's Operating Company, Inc., a Delaware corporation ("Company"), Marina Associates, a New Jersey general partnership ("Marina" and together with the Company and such other Subsidiaries that become Borrowers pursuant to Section
2.10 hereof, as Borrowers, Harrah's Entertainment, Inc., a Delaware corporation (the "Parent"), as Guarantor, Bank of America National Trust and Savings Association and each lender whose name is set forth on the signature pages of this Agreement and each other lender which may hereafter become a party to this Agreement pursuant to Section 11.8 (collectively, the "Lenders" and individually, a "Lender"), Bankers Trust Company, as Syndication Agent, Canadian Imperial Bank of Commerce and Societe Generale, as Documentation Agents, Commerzbank AG, PNC Bank, National Association and Wells Fargo Bank, N.A., as Co-Documentation Agents, and Bank of America National Trust and Savings Association, as Administrative Agent. While not party to this Agreement, NationsBanc Montgomery Securities, LLC has served as Lead Arranger and Sole Book Manager and BT Alex. Brown Incorporated has served as Co-Lead Arranger for the credit facilities described herein.

                                    RECITALS

         A. Parent and Borrowers have requested that the Lenders provide the credit facilities described herein and in the 364-Day Loan Agreement to provide for their common working capital needs and for the refinancing of certain existing Indebtedness of Borrowers and their Subsidiaries, including without limitation the Existing Harrah's Credit Agreements and the Existing Rio Credit Agreements and the Existing Rio Indentures described herein, all as further set forth in Section 5.7.

         B. It is intended that the Company shall be jointly and severally liable for all of the Obligations hereunder, as more particularly set forth in Section 11.23, notwithstanding any allocation of the Obligations to the nominal account of any other Borrower.

         C. The principal Obligations of Marina for Loans, Swing Line Advances and Letters of Credit hereunder shall be limited to the amount of Loans and Swing Line Advances borrowed by Marina and Letters of Credit issued for the account of Marina under its Aggregate Sublimit.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                    Article 1
                        DEFINITIONS AND ACCOUNTING TERMS


         1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

                  "ABSOLUTE RATE BID" means a Competitive Bid to provide Competitive Advances on the basis of a fixed interest rate.

                  "ADMINISTRATIVE AGENT" means Bank of America, when acting in its capacity as the Administrative Agent under any of the Loan Documents, or any successor Administrative Agent.

                  "ADMINISTRATIVE AGENT'S OFFICE" means the Administrative Agent's address as set forth on the signature pages of this Agreement, or such other address as the Administrative Agent hereafter may designate by written notice to Borrowers and the Lenders.

                  "ADVANCE" means any advance made or to be made by any Lender to a Borrower as provided in Article 2, and includes each Base Rate Advance, Eurodollar Rate Advance, Committed Advance, Swing Line Advance and Competitive Advance.

                  "AFFILIATE" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (and the correlative terms, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided that, in any event, any Person that owns, directly or indirectly, 5% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation that has more than 100 record holders of such securities, or 5% or more of the partnership or other ownership interests of any other Person that has more than 100 record holders of such interests, will be deemed to control such corporation or other Person.

                  "AGGREGATE EFFECTIVE AMOUNT" means, as of any date of determination and with respect to all Letters of Credit then outstanding, the sum of (a) the aggregate undrawn face amounts of all such Letters of Credit, plus (b) the aggregate amounts paid by Issuing Lenders under any Letters of Credit for which the relevant Issuing Lender has not been reimbursed and which are not the subject of Advances made pursuant to Section 2.4(f).

                  "AGGREGATE SUBLIMIT" means (a) with respect to Marina $500,000,000, and (b) with respect to each other Subsidiary of Parent which hereafter becomes a Borrower, such aggregate amount as shall be established in accordance with Section 2.10.

                  "AGREEMENT" means this Five Year Loan Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended.

                  "ASSIGNMENT AGREEMENT" means an Assignment Agreement substantially in the form of Exhibit A.

                  "ATLANTIC CITY SHOWBOAT LAND DEBT" means, the $100,000,000 aggregate face amount of Showboat Land, LLC's 7.09% Promissory Note due February 1, 2028.

                  "BANK OF AMERICA" means Bank of America National Trust and Savings Association, its successors and assigns.

                  "BASE RATE" means, as of any date of determination, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the higher of (a) the Reference Rate in effect on such date (calculated on the basis of a year of 365 or 366 days and the actual number of days elapsed) and (b) the Federal Funds Rate in effect on such date (calculated on the basis of a year of 360 days and the actual number of days elapsed) plus 1/2 of 1% (50 basis points).

                  "BASE RATE ADVANCE" and "Base Rate Loan" mean, respectively, a Committed Advance or a Committed Loan made hereunder and specified to be a Base Rate Advance or Loan in accordance with Article 2.

                  "BASE RATE MARGIN" means, for each Pricing Period, the Eurodollar Margin (after any Pricing Adjustment) for that Pricing Period minus 125 basis points, provided that in no event shall the Base Rate Margin be less than 0.00 basis points.

                  "BORROWERS" means, collectively, Company, Marina and each other Wholly-Owned Subsidiary which is hereafter designated as a Borrower in accordance with Section 2.10, and their respective successors and permitted assigns.

                  "BUSINESS DAY" means any Monday, Tuesday, Wednesday, Thursday or Friday, other than a day on which commercial banks are authorized or required to be closed in California or New York.

                  "CAPITAL LEASE OBLIGATIONS" means all monetary obligations of a Person under any leasing or similar arrangement which, in accordance with Generally Accepted Accounting Principles, is classified as a capital lease.

                  "CASH" means, when used in connection with any Person, all monetary and non-monetary items owned by that Person that are treated as cash in accordance with Generally Accepted Accounting Principles, consistently applied.

                  "CERTIFICATE OF A RESPONSIBLE OFFICIAL" means a certificate signed by a Responsible Official of the Person providing the certificate.

                  "CHANGE IN CONTROL" means the occurrence of a Rating Decline in connection with any of the following events (or, if the Debt Ratings are not then Investment Grade, any further decline in the Debt Ratings): (i) upon any merger or consolidation of Parent with or into any person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of Parent, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of securities representing a majority of the total voting power of the aggregate outstanding securities of the transferee or surviving entity normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee or surviving entity, (ii) when any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated by The Securities and-Exchange Commission under said Act) of securities representing a majority of total voting power of the aggregate outstanding securities of Parent normally entitled to vote in the election of directors of Parent, (iii) when, during any period of 12 consecutive calendar months, individuals who were directors of Parent on the first day of such period (together with any new directors whose election by the board of directors of Parent or whose nomination for election by the stockholders of Parent was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Parent, or
         (iv) the sale or disposition, whether directly or indirectly, by Parent of all or substantially all of its assets.

                  "CLOSING DATE" means the time and Business Day on which the conditions set forth in Section 8.1 are satisfied or waived. The Administrative Agent shall notify Borrowers and the Lenders of the date that is the Closing Date.

                  "CO-DOCUMENTATION AGENTS" means those Lenders listed in the preamble of this Agreement as such. No Co-Documentation Agent shall have any additional rights, duties or obligations under this Agreement or the other Loan Documents by reason of its being a Co-Documentation Agent.

                  "CO-LEAD ARRANGER" means BT Alex. Brown Incorporated. The Co-Lead Arranger shall have no rights, duties or obligations under this Agreement or the other Loan Documents.

                  "CODE" means the Internal Revenue Code of 1986, as amended or replaced and as in effect from time to time.

                  "COMMITMENT" means, subject to Sections 2.7, 2.8, 2.9 and 11.14, $1,300,000,000. As of the Closing Date, the respective Pro Rata Shares of the Lenders with respect to the Commitment are set forth in
         Schedule 1.1.

                  "COMMITTED ADVANCE" means an Advance made to a Borrower by any Lender in accordance with its Pro Rata Share pursuant to Section 2.1.

                  "COMMITTED ADVANCE NOTE" means the promissory note made by each Borrower to a Lender evidencing the Committed Advances under that Lender's Pro Rata Share to that Borrower, substantially in the form of Exhibit B, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

                  "COMMITTED LOANS" means Loans that are comprised of Committed Advances.

                  "COMPANY" means Harrah's Operating Company, Inc., its successors and permitted assigns.

                  "COMPETITIVE ADVANCE" means an Advance made to a Borrower by any Lender not determined by that Lender's Pro Rata Share pursuant to
         Section 2.5.

                  "COMPETITIVE ADVANCE NOTE" means the promissory note made by each Borrower in favor of a Lender to evidence the Competitive Advances made to that Borrower by that Lender, substantially in the form of Exhibit C, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed or extended.

                  "COMPETITIVE BID" means (a) a written bid to provide a Competitive Advance substantially in the form of Exhibit D, signed by a Responsible Official of a Lender and properly completed to provide all information required to be included therein or (b) at the election of any Lender, a telephonic bid by that Lender to provide a Competitive Advance which, if so made, shall be made by a Responsible Official of that Lender and deemed to have been made incorporating the substance of Exhibit D, and shall promptly be confirmed by a written Competitive Bid.

                  "COMPETITIVE BID REQUEST" means (a) a written request submitted by a Borrower to the Administrative Agent to provide a Competitive Bid, substantially in the form of Exhibit E, signed by a Responsible Official of that Borrower and properly completed to provide all information required to be included therein or (b) at the election of any Borrower, a telephonic request by a Borrower to the Administrative Agent to provide a Competitive Bid which, if so made, shall be made by a Responsible Official of that Borrower and deemed to have been made incorporating the substance of Exhibit E, and shall promptly be confirmed by a written Competitive Bid Request.

                  "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit F, properly completed and signed on behalf of Borrowers by a Senior Officer of each Borrower.

                  "CONFIDENTIAL INFORMATION MEMORANDUM" means the Confidential Information Memorandum dated March, 1999, distributed to the Lenders in connection with the credit facilities provided herein.

                  "CONTINGENT OBLIGATION" means, as to any Person, any (a) guarantee by that Person of Indebtedness of, or other obligation performable by, any other Person or (b) assurance given by that Person to an obligee of any other Person with respect to the performance of an obligation by, or the financial condition of, such other Person, whether direct, indirect or contingent, including any purchase or repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other Person or any "keep-well", "make-well" or other arrangement of whatever nature given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

                  "CONTINUING LETTERS OF CREDIT" means those of the letters of credit issued under the Existing Harrah's Credit Agreements which are described on Schedule 1.2.

                  "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any outstanding security issued by that Person or of any material agreement, instrument or undertaking to which that Person is a party or by which it or any of its Property is bound.

                  "CREDITORS" means, collectively, the Administrative Agent, each Issuing Lender, the Swing Line Lender, each Lender, Syndication Agent, Documentation Agents, Co-Documentation Agents, the Lead Arranger, the Co-Lead Arranger and, where the context requires, any one or more of them.

                  "DEBT RATING" means, as of each date of determination, the most creditworthy credit rating, actual or implicit, assigned to senior unsecured Indebtedness of Company by S&P or Moody's, whichever is higher.

                  "DEBTOR RELIEF LAWS" means the Bankruptcy Code of the United States of America, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws from time to time in effect affecting the rights of creditors generally.

                  "DEFAULT" means any event that, with the giving of any applicable notice or passage of time specified in Section 9.1, or both, would be an Event of Default.

                  "DEFAULT RATE" means the interest rate prescribed in Section 3.9.

                  "DEFEASED DEBT" means (a) the $58,300,000 aggregate principal amount of Showboat's First Mortgage Bonds due 2008, (b) the $2,400,000 aggregate outstanding principal amount of Showboat's Senior Subordinated Notes due 2009, and (c) any other Indebtedness of Parent and its Subsidiaries which, at any relevant time, is subject to legal or covenant defeasance in a manner which is reasonably acceptable to the Administrative Agent.

                  "DESIGNATED DEPOSIT ACCOUNT" means a deposit account to be maintained by Borrowers with Bank of America, as from time to time designated by Borrowers by written notification to the Administrative Agent.

                  "DESIGNATED EURODOLLAR MARKET" means, with respect to any Eurodollar Rate Loan, (a) the London Eurodollar Market, or (b) if prime banks in the London Eurodollar Market are at the relevant time not accepting deposits of Dollars or if the Administrative Agent determines that the London Eurodollar Market does not represent at the relevant time the effective pricing to the Lenders for deposits of Dollars in the London Eurodollar Market, the Cayman Islands Eurodollar Market or
         (c) if prime banks in the Cayman Islands Eurodollar Market are at the relevant time not accepting deposits of Dollars or if the Administrative Agent determines that the Cayman Islands Eurodollar Market does not represent at the relevant time the effective pricing to the Lenders for deposits of Dollars in the Cayman Islands Eurodollar Market, such other Eurodollar Market as may from time to time be selected by the Administrative Agent with the approval of Borrowers and the Requisite Lenders.

                  "DISQUALIFICATION" means, with respect to any Lender:

                  (a) the failure of that Person timely to file pursuant to applicable Gaming Laws (i) any application requested of that Person by any Gaming Board in connection with any licensing required of that Person as a lender to Borrowers or (ii) any required application or other papers in connection with determination of the suitability of that Person as a lender to Borrowers;

                  (b) the withdrawal by that Person (except where requested or permitted by the Gaming Board) of any such application or other required papers; or

                  (c) any final determination by a Gaming Board pursuant to applicable Gaming Laws (i) that such Person is "unsuitable" as a lender to Borrowers, (ii) that such Person shall be "disqualified" as a lender to Borrowers or (iii) denying the issuance to that Person of any license required under applicable Gaming Laws to be held by all lenders to Borrowers.

                  "DOCUMENTATION AGENTS" means those Lenders listed in the preamble of this Agreement as such. No Documentation Agent shall have any additional rights, duties or obligations under this Agreement or the other Loan Documents by reason of its being a Documentation Agent.

                  "DOLLARS" or "$" means United States dollars.

                  "EBITDA" means, for any period, Net Income for such period before (i) income taxes, (ii) interest expense, (iii) depreciation and amortization, (iv) minority interest, (v) extraordinary losses or gains, (vi) Pre-Opening Expenses, and (vii) nonrecurring non-cash charges, provided that, in calculating "EBITDA":

                  (a) for all periods ending on or prior to December 31, 1998, "EBITDA" shall be computed on the basis of the combined operating results of Parent and its Subsidiaries, Showboat and Rio as described on Schedule 1.3.

                  (b) the operating results of each New Project which commences operations and records not less than one full fiscal quarter's operations during the relevant period shall be annualized; and

                  (c) EBITDA shall be adjusted, on a pro forma basis, to include the operating results of each resort or casino property acquired by Parent and its Consolidated Subsidiaries during the relevant period and to exclude the operating results of each resort or casino property sold or otherwise disposed of by Parent and its Subsidiaries, or whose operations are discontinued during the relevant period.

                  "ELECTION TO BECOME A BORROWER" means an Election to Become a Borrower, substantially in the form of Exhibit K to this Agreement, properly completed and duly executed by each required party thereto.

                  "ELIGIBLE ASSIGNEE" means (a) another Lender, (b) with respect to any Lender, any Affiliate of that Lender, (c) any commercial bank having a combined capital and surplus of $100,000,000 or more which is
         (i) organized under the laws of the United States or any state thereof, or (ii) the domestic branch or agency of any such commercial bank organized under the laws of a country which is a member of the Organization for Economic Cooperation and Development, (d) any (i) savings bank, savings and loan association or similar financial institution or (ii) insurance company engaged in the business of writing insurance which, in either case (A) has a net worth of $200,000,000 or more, (B) is engaged in the business of lending money and extending credit under credit facilities substantially similar to those extended under this Agreement and (C) is operationally and procedurally able to meet the obligations of a Lender hereunder to the same degree as a commercial bank and (e) any other financial institution (including a mutual fund or other fund) having total assets of $250,000,000 or more which meets the requirements set forth in subclauses (B) and (C) of clause (d) above; provided that each Eligible Assignee must either (a) be organized under the Laws of the United States of America, any State thereof or the District of Columbia or (b) be organized under the Laws of the Cayman Islands or any country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of such a country, and (i) act hereunder through a branch, agency or funding office located in the United States of America and (ii) otherwise be exempt from withholding of tax on interest and delivers Form 1001 or Form 4224 pursuant to Section 11.21 at the time of any assignment pursuant to Section 11.8.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, and any regulations issued pursuant thereto, as amended or replaced and as in effect from time to time.

                  "EURODOLLAR BUSINESS DAY" means any Business Day on which dealings in Dollar deposits are conducted by and among banks in the Designated Eurodollar Market.

                  "EURODOLLAR LENDING OFFICE" means, as to each Lender, its office or branch so designated by written notice to Borrowers and the Administrative Agent as its Eurodollar Lending Office. If no Eurodollar Lending Office is designated by a Lender, its Eurodollar Lending Office shall be its office at its address for purposes of notices hereunder.

                  "EURODOLLAR MARGIN" means, for each Pricing Period, the interest rate margin set forth below (expressed in basis points) opposite the Pricing Level for that Pricing Period plus or minus any then Pricing Adjustment applicable during that Pricing Period:

                        PRICING LEVEL                 EURODOLLAR MARGIN

                               I                              50.00
                               II                             62.50
                               III                            72.50
                               IV                             80.00
                               V                             100.00
                               VI                            132.50

                  "EURODOLLAR MARGIN BID" means a Competitive Bid to provide a Competitive Advance on the basis of a margin over the Eurodollar Quoted Rate.

                  "EURODOLLAR MARKET" means a regular established market located outside the United States of America by and among banks for the solicitation, offer and acceptance of Dollar deposits in such banks.

                  "EURODOLLAR OBLIGATIONS" means eurocurrency liabilities, as defined in Regulation D.

                  "EURODOLLAR PERIOD" means, as to each Eurodollar Rate Loan, the period commencing on the date specified by any Borrower pursuant to
         Section 2.1(b) and ending 1, 2, 3 or 6 months thereafter (or, with the written consent of all of the Lenders, any other period), as specified by that Borrower in the applicable Request for Loan; provided that:

                           (a) The first day of any Eurodollar Period shall be a
                  Eurodollar Business Day;

                           (b) Any Eurodollar Period that would otherwise end on
                  a day that is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Eurodollar Period shall end on the next preceding Eurodollar Business Day; and

                           (c) No Eurodollar Period shall extend beyond the
                  Maturity Date.

                  "EURODOLLAR QUOTED RATE" means, with respect to any Eurodollar Rate Loan, the average of the interest rates per annum (rounded upward, if necessary, to the next 1/16 of 1%) at which deposits in Dollars are offered by Bank of America to prime banks in the Designated Eurodollar Market at or about 11:00 a.m. local time in the Designated Eurodollar Market, two Eurodollar Business Days before the first day of the applicable Eurodollar Period in an aggregate amount approximately equal to the amount of the Advances made by Bank of America with respect to such Eurodollar Rate Loan and for a period of time comparable to the number of days in the applicable Eurodollar Period. The determination of the Eurodollar Quoted Rate by the Administrative Agent shall be conclusive in the absence of manifest error.

                  "EURODOLLAR RATE" means, with respect to any Eurodollar Rate Loan and any Competitive Advance based on a margin over the Eurodollar Rate, an interest rate per annum (rounded upward, if necessary, to the nearest 1/16 of one percent) determined pursuant to the following formula:

                        Eurodollar       Eurodollar Quoted Rate
                             Rate      ----------------------------
                                       = 1.00 - Eurodollar Reserve
                                         Percentage

                  "EURODOLLAR RATE ADVANCE" and "EURODOLLAR RATE LOAN" mean, respectively, a Committed Advance made hereunder and specified to be a Eurodollar Rate Advance or Loan in accordance with Article 2.

                  "EURODOLLAR RESERVE PERCENTAGE" means, with respect to any Eurodollar Rate Loan, the maximum reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of 1%) in effect on the date the Eurodollar Quoted Rate for that Eurodollar Rate Loan is determined (whether or not applicable to any Lender) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") having a term comparable to the Eurodollar Period for such Eurodollar Rate Loan. The determination by the Administrative Agent of any applicable Eurodollar Reserve Percentage shall be conclusive in the absence of manifest error.

                  "EVENT OF DEFAULT" shall have the meaning provided in Section 9.1.

                  "EXISTING HARRAH'S CREDIT AGREEMENTS" means the Amended and Restated Credit Agreement and the Amended and Restated 364-Day Credit Agreement, in each case dated as of June 9, 1995, as amended and restated April 1, 1998, and among Parent, the initial Borrowers, the lenders therein named, and Bankers Trust Company, as Administrative Agent, in each case as amended.

                  "EXISTING RIO CREDIT AGREEMENTS" means (a) the Amended and Restated Credit Agreement dated as of February 24, 1998 among Rio Properties, Inc., a Nevada corporation, Rio Leasing, Inc., a Nevada corporation, the lenders referred to therein, and Bank of America, as agent, and (b) the Loan Agreement dated as of December 18, 1998 among Rio Properties, Inc., Rio Leasing, Inc., the lenders referred to therein, and Bank of America, as agent, in each case as amended.

                  "EXISTING RIO INDENTURES" means, (a) the $100,000,000 10-5/8% Senior Subordinated Notes Due 2005 issued by Rio Hotel & Casino, Inc., a Nevada corporation, and (b) the $125,000,000 9-1/2% Senior Subordinated Notes Due 2007 issued by Rio Hotel & Casino, Inc., in each case as amended.

                  "EXISTING SENIOR NOTES" means the Company's $500,000,000 in 7.5% Senior Unsecured Notes due 2009 issued pursuant to the Indenture dated December 18, 1998 between the Company and IBJ Schroeder Bank and Trust Company, as Trustee and the First Supplemental Indenture with respect thereto dated as of January 20, 1999 among the Company, the Parent and IBJ Whitehall Bank & Trust Company, as Trustee.

                  "EXISTING SUBORDINATED DEBT" means the Company's $750,000,000 7.875% Senior Subordinated Notes due 2005 issued pursuant to the Indenture dated December 9, 1998 among the Company and IBJ Schroeder Bank and Trust Company, as Trustee and the First Supplemental Indenture with respect thereto dated as of December 9, 1998 among the Company, the Parent and the Trustee.

                  "FACILITY FEE RATE" means, for each Pricing Period, the rate set forth below (expressed in basis points) opposite the Pricing Level for that Pricing Period:

                  PRICING LEVEL                      FACILITY FEE RATE

                           I                               10.00
                           II                              12.50
                           III                             15.00
                           IV                              20.00
                           V                               25.00
                           VI                              30.00

                  "FEDERAL FUNDS RATE" means, as of any date of determination, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such date opposite the caption "Federal Funds (Effective)". If for any relevant date such rate is not yet published in H.15(519), the rate for such date will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. government securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such date under the caption "Federal Funds Effective Rate". If on any relevant date the appropriate rate for such date is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such date will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that date by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent. For purposes of this Agreement, any change in the Base Rate due to a change in the Federal Funds Rate shall be effective as of the opening of business on the effective date of such change.

                  "FISCAL QUARTER" means the fiscal quarter of Parent consisting of a three month fiscal period ending on each March 31, June 30, September 30, December 31.

                  "FISCAL YEAR" means the fiscal year of Parent consisting of a twelve month fiscal period ending on each December 31.

                  "GAMING BOARD" means any Governmental Agency that holds regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by Parent and its Subsidiaries within its jurisdiction, or before which an application for licensing to conduct such activities is pending.

                  "GAMING LAWS" means all Laws pursuant to which any Gaming Board possesses regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by Parent and its Subsidiaries within its jurisdiction.

                  "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" means, as of any date of determination, accounting principles (a) set forth as generally accepted in then currently effective Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) set forth as generally accepted in then currently effective Statements of the Financial Accounting Standards Board or (c) that are then approved by such other entity as may be approved by a significant segment of the accounting profession in the United States of America. The term "consistently applied," as used in connection therewith, means that the accounting principles applied are consistent in all material respects to those applied at prior dates or for prior periods.

                  "GOVERNMENTAL AGENCY" means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, or (c) any court or administrative tribunal.

                  "HAZARDOUS MATERIALS" means substances defined as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601 et seq., or as hazardous, toxic or pollutant pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901, et seq., the Hazardous Waste Control Law, California Health & Safety Code ss. 25100, et seq., or in any other applicable Hazardous Materials Law, in each case as such Laws are amended from time to time.

                  "HAZARDOUS MATERIALS LAWS" means all federal, state or local laws, ordinances, rules or regulations governing the disposal of Hazardous Materials applicable to any of the Real Property.

                  "INDEBTEDNESS" means, as to any Person and as of each date of determination, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with Generally Accepted Accounting Principles, (v) all indebtedness or other obligations secured by a contractual Lien on any asset of such Person, whether or not such indebtedness or other obligations are otherwise an obligation of such Person, and (vi) all Contingent Obligations made by such Person (including by way of provision of letters of credit or other contingent obligations) with respect to indebtedness or other obligations of any other Person which constitute "Indebtedness" of a type or class described in clauses (i) through (v) of this definition.

                  "INTANGIBLE ASSETS" means assets that are considered intangible assets under Generally Accepted Accounting Principles, including customer lists, goodwill, computer software, copyrights, trade names, trademarks and patents.

                  "INTEREST COVERAGE RATIO" means, as of the last day of any Fiscal Quarter, the RATIO OF (a) EBITDA for the four Fiscal Quarter period ending on that date to (b) Interest Expense for the same period.

                  "INTEREST DIFFERENTIAL" means, with respect to any prepayment of a Eurodollar Rate Loan on a day prior to the last day of the applicable Eurodollar Period and with respect to any failure to borrow a Eurodollar Rate Loan on the date or in the amount specified in any Request for Loan, (a) the per annum interest rate payable pursuant to
         Section 3.1(c) with respect to the Eurodollar Rate Loan minus (b) the Eurodollar Rate on, or as near as practicable to the date of the prepayment or failure to borrow for, a Eurodollar Rate Loan commencing on such date and ending on the last day of the Eurodollar Period of the Eurodollar Rate Loan so prepaid or which would have been borrowed on such date.

                  "INTEREST EXPENSE" means, as of the last day of any fiscal period, the SUM OF (a) all interest, fees, charges and related expenses paid or payable (without duplication) for that fiscal period to a lender in connection with borrowed money or the deferred purchase price of assets that are considered "interest expense" under Generally Accepted Accounting Principles, PLUS (b) the portion of rent paid or payable (without duplication) for that fiscal period under Capital Lease Obligations that should be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13.

                  "INVESTMENT" means, when used in connection with any Person, any investment by or of that Person, whether by means of purchase or other acquisition of stock or other securities of any other Person or by means of a loan, advance creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person, including any partnership and joint venture interests of such Person. The amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

                  "INVESTMENT GRADE" means (i) with respect to S&P, a rating of BBB- or higher, and (ii) with respect to Moody's, a rating of Baa3 or higher.

                  "ISSUING LENDER" means, as to each Letter of Credit, the Lender which issues the same in accordance with Section 2.4, but only when acting in its capacity as Issuing Lender for that Letter of Credit. Subject to the procedures set forth in Section 2.4, any Lender may, at its option, be an Issuing Lender for Letters of Credit issued under this Agreement.

                  "LAWS" means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents.

                  "LEAD ARRANGER" means NationsBanc Montgomery Securities, LLC. The Lead Arranger shall have no duties or obligations under this Agreement or the other Loan Documents.

                  "LETTER OF CREDIT" means any letter of credit issued pursuant to Section 2.4, either as originally issued or as the same may from time to time be supplemented, modified, amended, renewed or extended in accordance with the terms hereof.

                  "LETTER OF CREDIT FEE" means, for each Pricing Period, the rate per annum set forth below (expressed in basis points) opposite the Pricing Level for that Pricing Period PLUS or minus any then Pricing Adjustment applicable during that Pricing Period:

                        PRICING LEVEL                 LETTER OF CREDIT FEE

                               I                              60.00
                               II                             75.00
                               III                            87.50
                               IV                            100.00
                               V                             125.00
                               VI                            162.50

                  "LICENSE REVOCATION" means the revocation, failure to renew or suspension of, or the appointment of a receiver, supervisor or similar official with respect to, any casino, gambling or gaming license issued by any Gaming Board covering any casino or gaming facility of Parent or any of its Subsidiaries.

                  "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, lien or charge of any kind, whether voluntarily incurred or arising by operation of Law or otherwise, affecting any Property, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and/or the filing of or agreement to give any financing statement (other than a precautionary financing statement with respect to a lease or other agreement that is not in the nature of a security interest) under the Uniform Commercial Code or comparable Law of any jurisdiction with respect to any Property.

                  "LOAN" means the aggregate of the Advances made at any one time by the Lenders pursuant to Article 2.

                  "LOAN DOCUMENTS" means, collectively, this Agreement, the Notes, the Letters of Credit, the Swing Line Documents, the Parent Guaranty, any Request for Loan, any Request for Letter of Credit, any Competitive Bid Request, any Compliance Certificate and any other instruments, documents or agreements of any type or nature hereafter executed and delivered by Parent or any of its Subsidiaries or Affiliates to the Administrative Agent or any other Creditor in any way relating to or in furtherance of this Agreement, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.

                  "MARGIN STOCK" means "margin stock" as such term is defined in Regulation U.

                  "MATERIAL ADVERSE EFFECT" means any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan Document, (b) is or could reasonably be expected to be material and adverse to the condition (financial or otherwise), assets, business or operations of Parent and its Subsidiaries, taken as a whole, or (c) materially impairs or could reasonably be expected to materially impair the ability of Parent and its Subsidiaries, taken as a whole, to perform the Obligations.

                  "MATURITY DATE" means April 30, 2004, or such later anniversary thereof as may be established pursuant to Section 2.12.

                  "MAXIMUM COMPETITIVE ADVANCE" means, with respect to any Competitive Bid made by a Lender, the amount set forth therein as the maximum Competitive Advance which that Lender is willing to make in response to the related Competitive Bid Request.

                  "MOODY'S" means Moody's Investor Service, Inc., its successors and assigns.

                  "MULTIEMPLOYER PLAN" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA.

                  "NEGATIVE PLEDGE" means a Contractual Obligation that contains a covenant binding on Parent or any of its Subsidiaries that prohibits Liens on any of its or their Property, other than (a) any such covenant contained in a Contractual Obligation granting a Lien permitted under
         Section 6.4 which affects only the Property that is the subject of such permitted Lien and (b) any such covenant that does not apply to Liens securing the Obligations.

                  "NET INCOME" means, with respect to any fiscal period, the consolidated net income of Parent and its Subsidiaries for that period, determined in accordance with Generally Accepted Accounting Principles, consistently applied.

                  "NET TANGIBLE ASSETS" means, as of each date of determination, the total amount of assets of Parent and its Subsidiaries as of the last day of the most recent Fiscal Quarter for which financial statements have been delivered in accordance with Section 7.1, after deducting therefrom (a) all current liabilities of Parent and its Subsidiaries (excluding (i) the current portion of long term Indebtedness, (ii) inter-company liabilities, and (iii) any liabilities which are by their terms renewable or extendable at the option of the obligor thereon to a time more than twelve months from the time as of which the amount thereof is being computed), and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the latest consolidated balance sheet of Parent prepared in accordance with Generally Accepted Accounting Principles.

                  "NEW PROJECT" means each new hotel - casino, casino or resort project (as opposed to any project which consists of an extension or redevelopment of an operating hotel, casino or resort) owned by Parent or its Subsidiaries having a development and construction budget in excess of $25,000,000 which hereafter receives a certificate of completion or occupancy and all relevant gaming and other licenses, and in fact commences operations.

                  "NOTES" means, collectively, the Committed Advance Notes and the Competitive Advance Notes.

                  "OBLIGATIONS" means all present and future obligations of every kind or nature of Parent, Borrowers or any Party at any time and from time to time owed to the Creditors or any one or more of them, under any one or more of the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as obligations of payment, and including interest that accrues after the commencement of any proceeding under any Debtor Relief Law by or against Parent, any Borrower or any Subsidiary of Parent.

                  "OPINIONS OF COUNSEL" means (a) the favorable written legal opinion of Parent's general counsel, and (b) the favorable written legal opinion of Latham & Watkins, special counsel to Parent and the Borrowers, substantially in the form of Exhibit G, together with copies of all factual certificates and legal opinions upon which such counsel have relied.

                  "OUTSTANDING OBLIGATIONS" means, as of each date of determination, and giving effect to the making of any such credit accommodations requested on that date, the sum of (i) the aggregate principal amount of the outstanding Committed Loans, plus (ii) the aggregate principal amount of the outstanding Competitive Advances, plus (iii) the Swing Line Outstandings, plus (iv) the Aggregate Effective Amount of all Letters of Credit.

                  "PARENT" means Harrah's Entertainment, Inc., a Delaware corporation, and its permitted successors and assigns.

                  "PARENT GUARANTY" means the Guaranty executed by Parent on the Closing Date with respect to the Obligations, substantially in the form of Exhibit H, either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended.

                  "PARTY" means any Person other than Creditors which now or hereafter is a party to any of the Loan Documents.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereof established under ERISA.

                  "PENSION PLAN" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, which is subject to Title IV of ERISA and is maintained by Parent or any of its Subsidiaries or to which Parent or any of its Subsidiaries contributes or has an obligation to contribute.

                  "PERMITTED ENCUMBRANCES" means:

                           (a) inchoate Liens incident to construction or
                  maintenance of Real Property; or Liens incident to construction or maintenance of Real Property now or hereafter filed of record for which adequate reserves have been set aside (or deposits made pursuant to applicable Law) and which are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no such Real Property is subject to a material risk of loss or forfeiture;

                           (b) Liens for taxes and assessments on and similar
                  charges with respect to Real Property which are not yet past due; or Liens for taxes and assessments on Real Property for which adequate reserves have been set aside and are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no material Real Property is subject to a material risk of loss or forfeiture;

                           (c) defects and irregularities in title to any Real
                  Property which in the aggregate do not materially impair the fair market value or use of the Real Property for the purposes for which it is or may reasonably be expected to be held;

                           (d) easements, exceptions, reservations, or other
                  agreements for the purpose of pipelines, conduits, cables, wire communication lines, power lines and substations, streets, trails, walkways, driveways, drainage, irrigation, water, and sewerage purposes, dikes, canals, ditches, the removal of oil, gas, coal, or other minerals, and other like purposes affecting Real Property, facilities, or equipment which in the aggregate do not materially burden or impair the fair market value or use of such Real Property for the purposes for which it is or may reasonably be expected to be held;

                           (e) easements, exceptions, reservations, or other
                  agreements for the purpose of facilitating the joint or common use of property which in the aggregate do not materially burden or impair the fair market value or use of such property for the purposes for which it is or may reasonably be expected to be held;

                           (f) rights reserved to or vested in any Governmental
                  Agency to control or regulate, or obligations or duties to any Governmental Agency with respect to, the use of any Real Property;

                           (g) rights reserved to or vested in any Governmental
                  Agency to control or regulate, or obligations or duties to any Governmental Agency with respect to, any right, power, franchise, grant, license, or permit;

                           (h) present or future zoning laws, building codes and
                  ordinances, zoning restrictions, or other laws and ordinances restricting the occupancy, use, or enjoyment of Real Property;

                           (i) statutory Liens, other than those described in
                  clauses (a) or (b) above, arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith, provided that, if delinquent, adequate reserves have been set aside with respect thereto and, by reason of nonpayment, no property is subject to a material risk of loss or forfeiture;

                           (j) covenants, conditions, and restrictions affecting
                  the use of Real Property which in the aggregate do not materially impair the fair market value or use of the Real Property for the purposes for which it is or may reasonably be expected to be held;

                           (k) rights of tenants under leases and rental
                  agreements covering Real Property entered into in the ordinary course of business of the Person owning such Real Property;

                           (l) Liens consisting of pledges or deposits to secure
                  obligations under workers' compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

                           (m) Liens consisting of pledges or deposits of
                  property to secure performance in connection with operating leases made in the ordinary course of business to which Parent or any of its Subsidiaries is a party as lessee, provided the aggregate value of all such pledges and deposits in connection with any such lease does not at any time exceed 20% of the annual fixed rentals payable under such lease;

                           (n) Liens consisting of deposits of property to
                  secure bids made with respect to, or performance of, contracts (other than contracts creating or evidencing an extension of credit to the depositor) in the ordinary course of business;

                           (o) Liens consisting of any right of offset, or
                  statutory bankers' lien, on bank deposit accounts maintained in the ordinary course of business so long as such bank deposit accounts are not established or maintained for the purpose of providing such right of offset or bankers' lien;

                           (p) Liens consisting of deposits of property to
                  secure statutory obligations of Parent or any of its Subsidiaries in the ordinary course of its business;

                           (q) Liens consisting of deposits of property to
                  secure (or in lieu of) surety, appeal or customs bonds in proceedings to which Parent or any of its Subsidiaries is a party in the ordinary course of business;

                           (r) Liens created by or resulting from any litigation
                  or legal proceeding involving Parent or any of its Subsidiaries in the ordinary course of its business which is currently being contested in good faith by appropriate proceedings, provided that adequate reserves have been set aside and no material property is subject to a material risk of loss or forfeiture;

                           (s) precautionary UCC financing statement filings
                  made in connection with operating leases and not constituting Liens; and

                           (t) other non-consensual Liens incurred in the
                  ordinary course of business but not in connection with an extension of credit, which do not in the aggregate, when taken together with all other Liens, materially impair the value or use of the Property of Parent and its Subsidiaries, taken as a whole.

                  "PERMITTED RIGHT OF OTHERS" means a Right of Others consisting of (i) an interest (other than a legal or equitable co-ownership interest, an option or right to acquire a legal or equitable co-ownership interest and any interest of a ground lessor under a ground lease), that does not materially impair the value or use of Property for the purposes for which it is or may reasonably be expected to be held, (ii) an option or right to acquire a Lien that would be a Permitted Encumbrance, (iii) the subordination of a lease or sublease in favor of a financing entity and (iv) a license, or similar right, of or to Intangible Assets granted in the ordinary course of business.

                  "PERSON" means any entity, whether an individual, trustee, corporation, general partnership, limited partnership, joint stock company, trust, estate, unincorporated organization, business association, firm, joint venture, Governmental Agency, or otherwise.

                  "PRE-OPENING EXPENSES" means, with respect to any fiscal period, the amount of expenses (other than Interest Expense) incurred with respect to capital projects which are classified as "pre-opening expenses" on the applicable financial statements of Parent and its Subsidiaries for such period (or, with respect to periods prior to December 31, 1998, the financial statements of Rio and Showboat), prepared in accordance with Generally Accepted Accounting Principles.

                  "PRICING ADJUSTMENT" means, during any Pricing Period, (a) if the Total Debt Ratio as of the last day of the Fiscal Quarter ending immediately prior to the commencement of such Pricing Period was greater than 3.75 to 1.00 but less than or equal to 4.25:1.00, an increase to the Eurodollar Margin of 7.5 basis points, (b) if the Total Debt Ratio as of the last day of the Fiscal Quarter ending immediately prior to the commencement of such Pricing Period was greater than 4.25:1.00, an increase to the Eurodollar Margin of 15.0 basis points, and (c) if the Total Debt Ratio as of the last day of the Fiscal Quarter ending immediately prior to the commencement of such Pricing Period was less than 2.00:1.00, a decrease to the Eurodollar Margin of
         7.5 basis points.

                  "PRICING LEVEL" means, for each Pricing Period, the pricing level set forth below opposite the Debt Ratings as of the first day of that Pricing Period:

                           MOODY'S/S&P RATING        APPLICABLE PRICING LEVEL

                           A-/A3 or higher           Pricing Level I
                           BBB+/Baa1                 Pricing Level II
                           BBB/Baa2                  Pricing Level III
                           BBB-/Baa3                 Pricing Level IV
                           BB+/Ba1                   Pricing Level V
                           BB/Ba2 or lower           Pricing Level VI

         PROVIDED that if Moody's and S&P each assign Debt Ratings which are associated with different Pricing Levels in the matrix set forth above, then the applicable Pricing Level shall be the Pricing Level which is one Pricing Level higher than that associated with the lower of the two Debt Ratings.

                  "PRICING PERIOD" means (a) the period commencing on the Closing Date and ending on May 31, 1999, (b) each subsequent three month period commencing on each June 1, September 1, December 1 and March 1, and (c) any shorter period ending on the date upon which the Commitment is terminated.

                  "PROJECTIONS" means the financial projections contained in the Confidential Information Memorandum.

                  "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  "PRO RATA SHARE" means, with respect to each Lender, the percentage of the Commitment held by that Lender. The Pro Rata Share of each Lender as of the Closing Date is set forth opposite the name of that Lender on Schedule 1.1.

                  "QUARTERLY PAYMENT DATE" means each March 31, June 30, September 30 and December 31.

                  "RATING DECLINE" means the occurrence of a decrease in the Debt Rating by either Moody's or S&P to below Investment Grade on any date on or within 90 days after the date of the first public notice of
         (a) the occurrence of an event described in clauses (i)-(iv) of the definition of "Change in Control" or (b) the intention by any of the Parent or Borrowers to effect such an event (which 90-day period shall be extended so long as the Debt Rating is under publicly announced consideration for possible downgrade by Moody's or S&P).

                  "REAL PROPERTY" means, as of any date of determination, all real property then or theretofore owned, leased or occupied by Parent or any of its Subsidiaries.

                  "REFERENCE RATE" means the rate of interest publicly announced from time to time by Bank of America as its "reference rate" or the similar prime rate or reference rate announced by any successor Administrative Agent. Bank of America's reference rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the Reference Rate announced by Bank of America or any successor Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

                  "REGULATIONS D, T, U AND X" means Regulations D, T, U and X, as at any time amended, of the Board of Governors of the Federal Reserve System, or any other regulations in substance substituted therefor.

                  "REQUEST FOR LETTER OF CREDIT" means a written request for a Letter of Credit substantially in the form of Exhibit I, together with any forms of application for letter of credit required by the relevant Issuing Lender therefor, in each case signed by a Responsible Official of a Borrower on behalf of that Borrower and properly completed to provide all information required to be included therein (provided that it is understood that the terms of the Loan Documents shall govern and control in the event of any conflict between the terms of any such application and the Loan Documents).

                  "REQUEST FOR LOAN" means a written request for a Loan substantially in the form of Exhibit J, signed by a Responsible Official of a Borrower, on behalf of that Borrower, and properly completed to provide all information required to be included therein.

                  "REQUIREMENT OF LAW" means, as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any Law, or judgment, award, decree, writ or determination of a Governmental Agency, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

                  "REQUISITE LENDERS" means (a) as of any date of determination if the Commitment is then in effect, Lenders having in the aggregate 51% or more of the Commitment then in effect and (b) as of any date of determination if the Commitment has then been terminated, Lenders holding 51% of the Outstanding Obligations.

                  "RESPONSIBLE OFFICIAL" means when used with reference to a Person other than an individual, any corporate officer of such Person, general partner of such Person, corporate officer of a corporate general partner of such Person, or corporate officer of a corporate general partner of a partnership that is a general partner of such Person, or any other responsible official thereof duly acting on behalf thereof. Any document or certificate hereunder that is signed or executed by a Responsible Official of another Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such other Person.

                  "RIGHT OF OTHERS" means, as to any Property in which a Person has an interest, any legal or equitable ownership right, title or other interest (other than a Lien) held by any other Person in that Property, and any option or right held by any other Person to acquire any such right, title or other interest in that Property, including any option or right to acquire a Lien; provided, however, that (a) any covenant restricting the use or disposition of Property of such Person contained in any Contractual Obligation of such Person, (b) any provision contained in a contract creating a right of payment or performance in favor of a Person that conditions, limits, restricts, diminishes, transfers or terminates such right, and (c) any residual rights held by a lessor or vendor of Property, shall not be deemed to constitute a Right of Others.

                  "RIO" means Rio Hotel & Casino, Inc., a Nevada Corporation, and its Subsidiaries.

                  "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., its successors and assigns.

                  "SALE AND LEASEBACK" means, with respect to any Person, the sale of Property owned by that Person (the "Seller") to another Person (the "Buyer"), together with the substantially concurrent leasing of such Property (or any portion thereof) by the Buyer to the Seller.

                  "SALE AND LEASEBACK OBLIGATION" means, with respect to any Sale and Leaseback and as of any date of determination, the present value of the aggregate monetary obligations of the lessee under the lease of the Property which is the subject of such Sale and Leaseback (discounted at the interest rate implicit in such lease, compounded annually) for the then remaining term of such lease (treating all extension options exercisable by the lessor as having been exercised, but deeming the lease terminated as of the earliest date upon which the lessee has the option to do so); provided that such monetary obligations shall exclude amounts payable in respect of maintenance, repairs, insurance, taxes, assessments, utilities and similar charges.

                  "SENIOR OFFICER" means Parent's and each Borrower's (a) chief executive officer, (b) president, (c) chief financial officer, (d) treasurer, (e) vice presidents or (f) secretaries.

                  "SHORT TERM COMMITMENTS" means the lending commitment of the lenders under the Short Term Loan Agreement.

                  "SHORT TERM LOAN AGREEMENT" means the 364-Day Loan Agreement of even date herewith among the Lenders party to this Agreement on the Effective Date and Bank of America National Trust and Savings Association, as Administrative Agent, as at any time amended

                  "SHOWBOAT" means Showboat, Inc., a Nevada corporation and its Subsidiaries.

                  "SIGNIFICANT SUBSIDIARY" means, as of any date of determination, each Subsidiary of Parent that had on the last day of the Fiscal Quarter then most recently ended total assets (determined in accordance with Generally Accepted Accounting Principles) of $50,000,000 or more.

                  "SPECIAL EURODOLLAR CIRCUMSTANCE" means the application or adoption after the date hereof of any Law or interpretation, or any change therein or thereof, or any change in the interpretation or administration thereof by any Governmental Agency, central bank or comparable authority charged with the interpretation or administration thereof, or compliance by any Lender or its Eurodollar Lending Office with any request or directive (whether or not having the force of Law) of any such Governmental Agency, central bank or comparable authority, or the existence or occurrence of circumstances affecting the Designated Eurodollar Market generally that are beyond the reasonable control of the Lenders.

                  "SOLVENT" as to any Person shall mean that (a) the sum of the assets of such Person, both at a fair valuation and at present fair saleable value, exceeds its liabilities, including its probable liability in respect of contingent liabilities, (b) such Person will have sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and (c) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this definition, "debt" means any liability on a claim, and "claim" means (x) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (y) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. With respect to any such contingent liabilities, such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

                  "SUBORDINATED DEBT" means (a) the Existing Subordinated Debt, and (b) any other Indebtedness of Parent or the Company which is subordinated in right of payment to the Obligations pursuant to subordination provisions which are either (i) substantively no less favorable to the Lenders than the subordination provisions of the Existing Subordinated Debt, or (ii) otherwise are acceptable to the Requisite Lenders in the exercise of their sole discretion.

                  "SUBSIDIARY" means, as of any date of determination and with respect to any Person, any corporation or partnership (whether or not, in either case, characterized as such or as a "joint venture"), whether now existing or hereafter organized or acquired: (a) in the case of a corporation, of which a majority of the securities having ordinary voting power for the election of directors or other governing body (other than securities having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person and/or one or more Subsidiaries of such Person, or (b) in the case of a partnership, of which a majority of the partnership or other ownership interests having ordinary management power are at the time beneficially owned by such Person and/or one or more of its Subsidiaries.

                  "SWING LINE" means the revolving line of credit established by the Swing Line Lender in favor of Borrowers pursuant to Section 2.6.

                  "SWING LINE ADVANCES" means Advances made by the Swing Line Lender to any of the Borrowers pursuant to Section 2.6.

                  "SWING LINE DOCUMENTS" means the promissory notes and any other documents executed by Borrowers in favor of the Swing Line Lender in connection with the Swing Line.

                  "SWING LINE LENDER" means, when acting in such capacity, Bank of America (through its Nevada Commercial Banking Division), its successors and assigns.

                  "SWING LINE OUTSTANDINGS" means, as of any date of determination, the aggregate principal Indebtedness of Borrowers on all Swing Line Advances then outstanding.

                  "SYNDICATION AGENT" means Bankers Trust Company. Bankers Trust Company shall not have any additional rights, duties or obligations under this Agreement or the other Loan Documents by reason of its being a Syndication Agent.

                  "TOTAL DEBT" means, as of any date of determination, the sum (without duplication) of (a) the outstanding principal Indebtedness of Parent and its Subsidiaries for borrowed money (including debt securities issued by Parent or any of its Subsidiaries) on that date, plus (b) the aggregate amount of all Capital Lease Obligations of Parent and its Subsidiaries on that date, plus (c) all obligations in respect of letters of credit or other similar instruments for which Parent or any of its Subsidiaries are account parties or are otherwise obligated, plus (d) the aggregate amount of all Contingent Obligations and other similar contingent obligations of Parent and its Subsidiaries with respect to any of the foregoing, and plus (e) any obligations of Parent or any of its Subsidiaries to the extent that the same are secured by a Lien on any of the assets of Parent or its Subsidiaries. In computing "Total Debt," the amount of any Contingent Obligation or letter of credit shall be deemed to be zero unless and until (1) in the case of obligations in respect of letters of credit, a drawing is made with respect thereto, (2) in the case of any other Contingent Obligations, demand for payment is made with respect thereto, or (3) Parent's independent auditors have quantified the amount of Parent's and its Subsidiaries with respect to letters of credit and Contingent Obligations as liabilities on Parent's consolidated balance sheet in accordance with Generally Accepted Accounting Principles (as opposed to merely noted in the footnotes to any such balance sheet) and the amount of any such individual liability is in excess of $50,000,000, in which case the amount thereof shall be deemed to be the amount so quantified from time to time.

                  "TOTAL DEBT RATIO" means, as of the last day of any Fiscal Quarter, the RATIO OF (a) Total Debt on that date, to (b) EBITDA for the four Fiscal Quarter period ending on that date.

                  "TYPE", when used with respect to any Loan or Advance, means the designation of whether such Loan or Advance is a Base Rate Loan or Advance, or a Eurodollar Rate Loan or Advance.

                  "WHOLLY-OWNED SUBSIDIARY" means, as to any Person any other Person, 100% of whose capital stock, partnership interests, membership interests or other forms of equity ownership interest (other than directors qualifying shares and similar interests) is at the time owned, directly or indirectly, by such Person.

                  "YEAR 2000 ISSUE" means failure of computer software, hardware and firmware systems, and equipment containing embedded computer chips, to properly receive, transmit, process, manipulate, store, retrieve, re-transmit or in any other way utilize data and information due to the occurrence of the year 2000 or the inclusion of dates on or after January 1, 2000.

         1.2 USE OF DEFINED TERMS. Any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class.

         1.3 ACCOUNTING TERMS. All accounting terms not specifically defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, Generally Accepted Accounting Principles applied on a consistent basis, except as otherwise specifically prescribed herein. In the event that Generally Accepted Accounting Principles change during the term of this Agreement such that the covenants contained in Sections 6.5 and 6.6 would then be calculated in a different manner or with different components, (a) Parent, Borrowers and the Lenders agree to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Parent's consolidated financial condition to substantially the same criteria as were effective prior to such change in Generally Accepted Accounting Principles and (b) Parent and Borrowers shall be deemed to be in compliance with the covenants contained in the aforesaid Sections during the 90 day period following any such change in Generally Accepted Accounting Principles if and to the extent that Parent and Borrowers would have been in compliance therewith under Generally Accepted Accounting Principles as in effect immediately prior to such change.

         1.4 ROUNDING. Any financial ratios required to be maintained by Parent and Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

         1.5 EXHIBITS AND SCHEDULES. All Exhibits and Schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

         1.6 MISCELLANEOUS TERMS. The term "or" is disjunctive; the term "and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive. Masculine terms also apply to females; feminine terms also apply to males. The term "including" is by way of example and not limitation.


                                    Article 2
                           LOANS AND LETTERS OF CREDIT

         2.1  COMMITTED LOANS-GENERAL.

                  (a) Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Closing Date through and including the Maturity Date, each Lender shall, pro rata according to that Lender's Pro Rata Share of the then applicable Commitment, make Committed Advances in Dollars to Borrowers in such amounts as any Borrower may request provided that (a) giving effect to such Advances, the Outstanding Obligations shall not exceed the Commitment at any time, (b) without the consent of all of the Lenders, the aggregate principal amount of the Outstanding Obligations of Marina plus the outstanding principal amount of the loans outstanding to Marina under the Short Term Commitment shall not exceed Marina's Aggregate Sublimit at any time, and (c) without the consent of all of the Lenders, the aggregate principal amount of the

Outstanding Obligations of each Borrower hereafter designated as such pursuant to Section 2.10 PLUS the outstanding principal amount of the loans outstanding to such Borrower under the Short Term Commitment shall not exceed that Borrower's Aggregate Sublimit at any time. Subject to the limitations set forth herein, each of the Borrowers may borrow, repay and reborrow under the Commitment without premium or penalty.

                  (b) Subject to the next sentence, each Committed Loan shall be made pursuant to a Request for Loan executed by the relevant Borrower which shall specify the requested (i) date of such Loan, (ii) type of Loan, (iii) amount of such Loan, and (iv) in the case of a Eurodollar Rate Loan, the Eurodollar Period for such Loan. Unless the Administrative Agent has notified, in its sole and absolute discretion, Borrowers to the contrary, a Loan may be requested by telephone by a Responsible Official of any Borrower, in which case that Borrower shall confirm such request by promptly delivering a Request for Loan in person or by telecopier conforming to the preceding sentence to the Administrative Agent. The Administrative Agent shall incur no liability whatsoever hereunder in acting upon any telephonic request for loan purportedly made by a Responsible Official of a Borrower, and each Borrower hereby jointly and severally (but as between Borrowers, ratably) agrees to indemnify the Administrative Agent from any loss, cost, expense or liability as a result of so acting.

                  (c) Promptly following receipt of a Request for Loan, the Administrative Agent shall notify each Lender by telephone or telecopier (and if by telephone, promptly confirmed by telecopier) of the identity of the relevant Borrower, the date and type of the Loan, the applicable Eurodollar Period, and that Lender's Pro Rata Share of the Loan. Not later than 11:00 a.m., California local time, on the date specified for any Loan (which must be a Business Day), each Lender shall make its Pro Rata Share of the Committed Loan in immediately available funds available to the Administrative Agent at the Administrative Agent's Office. Upon satisfaction or waiver of the applicable conditions set forth in Article 8, all Committed Advances shall be credited on that date in immediately available funds to the Designated Deposit Account.

                  (d) Unless the Requisite Lenders otherwise consent, each Committed Loan shall be an integral multiple of $1,000,000 and shall be not less than $10,000,000.

                  (e) The Committed Advances made by each Lender to each Borrower shall be evidenced by a Committed Advance Note issued by that Borrower and made payable to that Lender.

                  (f) A Request for Loan shall be irrevocable upon the Administrative Agent's first notification thereof.

                  (g) If no Request for Loan (or telephonic request for loan referred to in the second sentence of Section 2.1(b), if applicable) has been made within the requisite notice periods set forth in Sections 2.2 or 2.3 in connection with a Loan which, if made and giving effect to the application of the proceeds thereof, would not increase the outstanding principal Indebtedness evidenced by the Committed Advance Notes of the relevant Borrower, then that Borrower shall be deemed to have requested, as of the date upon which the related then outstanding Loan is due pursuant to Section 3.1(f)(i), a Base Rate Loan in an amount equal to the amount necessary to cause the outstanding principal Indebtedness evidenced by its Committed Advance Notes to remain the same and the Lenders shall make the Advances necessary to make such Loan notwithstanding Sections 2.1(b), 2.2 and 2.3.

         2.2 BASE RATE LOANS. Each request by a Borrower for a Base Rate Loan shall be made pursuant to a Request for Loan (or telephonic or other request for loan referred to in the second sentence of Section 2.1(b), if applicable) received by the Administrative Agent, at the Administrative Agent's Office, not later than 9:00 a.m. California local time, on the date (which must be a Business Day) of the requested Base Rate Loan. All Committed Loans shall constitute Base Rate Loans unless properly designated as a Eurodollar Rate Loan pursuant to Section 2.3.

         2.3  EURODOLLAR RATE LOANS.

                  (a) Each request by a Borrower for a Eurodollar Rate Loan shall be made pursuant to a Request for Loan (or telephonic or other request for loan referred to in the second sentence of Section 2.1(b), if applicable) received by the Administrative Agent, at the Administrative Agent's Office, not later than 9:00 a.m., California local time, at least three Eurodollar Business Days before the first day of the applicable Eurodollar Period.

                  (b) On the date which is two Eurodollar Business Days before the first day of the applicable Eurodollar Period, the Administrative Agent shall confirm its determination of the applicable Eurodollar Rate (which determination shall be conclusive in the absence of manifest error) and promptly shall give notice of the same to Borrowers and the Lenders by telephone or telecopier (and if by telephone, promptly confirmed by telecopier).

                  (c) Unless the Administrative Agent and the Requisite Lenders otherwise consent, no more than twenty Eurodollar Rate Loans shall be outstanding at any one time.

                  (d) No Eurodollar Rate Loan may be requested during the existence of a Default or Event of Default.

                  (e) No Lender shall be required to obtain the funds necessary to fund its Eurodollar Rate Advances in the Designated Eurodollar Market or from any other particular source of funds, rather each Lender shall be free to obtain such funds from any legal source.

         2.4  LETTERS OF CREDIT.

                  (a) On the Closing Date, each of the Continuing Letters of Credit shall be deemed to have been issued and to be outstanding under this Agreement, and each issuer of a Continuing Letter of Credit hereby consents to the termination, concurrently with the Closing Date, of the participation therein of the lenders under the Existing Harrah's Credit Agreements.

                  (b) Subject to the terms and conditions hereof, at any time and from time to time from the Closing Date through the day prior to the Maturity Date, any one or more of the Borrowers may request that any one or more of the Lenders issue, as Issuing Lender, additional Letters of Credit under the Commitment (each of which shall be denominated in Dollars) by submission of a Request for Letter of Credit to such Lender (with a copy to the Administrative Agent); provided that giving effect to all such Letters of Credit, (i) the Outstanding Obligations shall not exceed the Commitment at any time, (ii) without the consent of all of the Lenders, the aggregate principal amount of the Outstanding Obligations of Marina PLUS the outstanding principal amount of the loans outstanding to Marina under the Short Term Commitment shall not exceed Marina's Aggregate Sublimit at any time, (iii) without the consent of all of the Lenders, the aggregate principal amount of the Outstanding Obligations of each Borrower hereafter designated as such pursuant to Section 2.10 PLUS the outstanding principal amount of the loans outstanding to such Borrower under the Short Term Commitment shall not exceed that Borrower's Aggregate Sublimit at any time, and (iv) the Aggregate Effective Amount under all outstanding Letters of Credit shall not exceed $200,000,000. Each Letter of Credit shall be in a form reasonably acceptable to the relevant Issuing Lender. Unless all the Lenders otherwise consent in a writing delivered to the Administrative Agent, no Letter of Credit shall have a term which extends beyond the Maturity Date.

                  (c) Each Request for Letter of Credit shall be submitted to the relevant Issuing Lender, with a copy to the Administrative Agent, at least five Business Days prior to the date upon which the related Letter of Credit is proposed to be issued (or such shorter period as may be acceptable to both the relevant Issuing Lender and the Administrative Agent). The Administrative Agent shall promptly notify the relevant Issuing Lender whether such Request for Letter of Credit, and the issuance of a Letter of Credit pursuant thereto, conforms to the requirements of this Agreement. Upon issuance, amendment to or extension of a Letter of Credit, the relevant Issuing Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Lenders, of the amount and terms thereof.

                  (d) On the Closing Date, each Lender shall be deemed to have purchased a pro rata participation in each Continuing Letter of Credit from the relevant Issuing Lender in an amount equal to that Lender's Pro Rata share. Upon the issuance of each other Letter of Credit, each Lender shall be deemed to have purchased a pro rata participation in such Letter of Credit from the relevant Issuing Lender in an amount equal to that Lender's Pro Rata Share. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the relevant Issuing Lender has not been reimbursed by the Borrower which is the account party for any Letter of Credit for any payment required to be made by the relevant Issuing Lender thereunder, each Lender shall, pro rata according to its Pro Rata Share, reimburse the relevant Issuing Lender promptly upon demand for the amount of such payment. The obligation of each Lender to so reimburse the relevant Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of Borrowers to reimburse the relevant Issuing Lender for the amount of any payment made by the relevant Issuing Lender under any Letter of Credit together with interest as hereinafter provided.

                  (e) Promptly and in any event within one Business Day following any drawing upon a Letter of Credit, the amendment or extension thereof, the Issuing Bank for that Letter of Credit shall provide notice thereof to the Administrative Agent. Each Borrower agrees to pay to the relevant Issuing Lender an amount equal to any payment made by the relevant Issuing Lender with respect to each Letter of Credit within one Business Day after demand made by the relevant Issuing Lender therefor (which demand the relevant Issuing Lender shall make promptly and in any event shall make upon the request of the Requisite Lenders), together with interest on such amount from the date of any payment made by the relevant Issuing Lender at the rate applicable to Base Rate Loans for three Business Days and thereafter at the Default Rate. The principal amount of any such payment shall be used to reimburse the relevant Issuing Lender for the payment made by it under the Letter of Credit and, to the extent that the Lenders have not reimbursed the relevant Issuing Lender pursuant to Section 2.4(d), the interest amount of any such payment shall be for the account of the relevant Issuing Lender. Each Lender that has reimbursed the relevant Issuing Lender pursuant to Section 2.4(d) for its Pro Rata Share of any payment made by the relevant Issuing Lender under a Letter of Credit shall thereupon acquire a pro rata participation, to the extent of such reimbursement, in the claim of the relevant Issuing Lender against Borrowers for reimbursement of principal and interest under this Section 2.4(e) and shall share, in accordance with that pro rata participation, in any principal payment made by Borrowers with respect to such claim and in any interest payment made by Borrowers (but only with respect to periods subsequent to the date such Lender reimbursed the relevant Issuing Lender) with respect to such claim. The relevant Issuing Lender shall promptly make available to the Administrative Agent, which will thereupon remit to the appropriate Lenders, in immediately available funds, any amounts due to the Lenders under this Section.

                  (f) Each Borrower may, pursuant to a Request for Loan, request that Advances be made pursuant to Section 2.1(a) to provide funds for the payment required by Section 2.4(e) and, for this purpose, the conditions precedent set forth in Article 8 shall not apply. The proceeds of such Advances shall be paid directly by the Administrative Agent to the relevant Issuing Lender to reimburse it for the payment made by it under the Letter of Credit.

                  (g) If Borrowers fail to make the payment required by Section 2.4(e) within the time period therein set forth, in lieu of the reimbursement to the relevant Issuing Lender under Section 2.4(d) the relevant Issuing Lender may (but is not required to), without notice to or the consent of Borrowers, to require that the Administrative Agent request that the Lenders to make Advances under the Commitment in an aggregate amount equal to the amount paid by that Issuing Lender with respect to that

Letter of Credit and, for this purpose, the conditions precedent set forth in
Article 8 shall not apply. The proceeds of such Advances shall be paid by the Administrative Agent directly to the relevant Issuing Lender to reimburse it for the payment made by it under the Letter of Credit.

                  (h) The issuance of any supplement, modification, amendment, renewal, or extension to or of any Letter of Credit shall be treated in all respects the same as the issuance of a new Letter of Credit.

                  (i) The obligation of Borrowers to pay to each Issuing Lender the amount of any payment made by that Issuing Lender under any Letter of Credit shall be absolute, unconditional, and irrevocable. Without limiting the foregoing, Borrowers' obligations shall not be affected by any of the following circumstances:

                           (i) any lack of validity or enforceability of the
                  Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                           (ii) any amendment or waiver of or any consent to
                  departure from the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                           (iii) the existence of any claim, setoff, defense, or
                  other rights which any Borrower may have at any time against any Issuing Lender or any other Creditor, any beneficiary of the Letter of Credit (or any persons or entities for whom any such beneficiary may be acting) or any other Person, whether in connection with the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, or any unrelated transactions;

                           (iv) any demand, statement, or any other document
                  presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                           (v) payment by the relevant Issuing Lender under the
                  Letter of Credit against presentation of a draft or any accompanying document which does not strictly comply with the terms of the Letter of Credit;

                           (vi) the existence, character, quality, quantity,
                  condition, packing, value or delivery of any Property purported to be represented by documents presented in connection with any Letter of Credit or any difference between any such Property and the character, quality, quantity, condition, or value of such Property as described in such documents;

                           (vii) the time, place, manner, order or contents of
                  shipments or deliveries of Property as described in documents presented in connection with any Letter of Credit or the existence, nature and extent of any insurance relative thereto;

                           (viii) the solvency or financial responsibility of
                  any party issuing any documents in connection with a Letter of Credit;

                           (ix) any failure or delay in notice of shipments or
                  arrival of any Property;

                           (x) any error in the transmission of any message
                  relating to a Letter of Credit not caused by the relevant Issuing Lender, or any delay or interruption in any such message;

                           (xi) any consequence arising from acts of God, war,
                  insurrection, civil unrest, disturbances, labor disputes, emergency conditions or other causes beyond the control of the relevant Issuing Lender;

                           (xii) so long as the relevant Issuing Lender in good
                  faith determines that the contract or document appears to comply with the terms of the Letter of Credit, the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to the relevant Issuing Lender in connection with a Letter of Credit; and

                           (xiii) where the relevant Issuing Lender has acted in
                  good faith and observed general banking usage, any other circumstances whatsoever.

                  (j) Each Issuing Lender shall be entitled to the protection accorded to the Administrative Agent pursuant to Section 10.6, mutatis mutandis.

         2.5  COMPETITIVE ADVANCES.

                  (a) Subject to the terms and conditions hereof, at any time and from time to time from the Closing Date through and including the Maturity Date, each Lender may in its sole and absolute discretion make Competitive Advances to each Borrower pursuant to Competitive Bids accepted by that Borrower in such principal amounts as that Borrower may request pursuant to a Competitive Bid Request that do not result in the aggregate outstanding principal Indebtedness evidenced by the Competitive Advance Notes being in excess of $200,000,000, provided that giving effect to the making of each Competitive Advance, (a) the Outstanding Obligations shall not exceed the Commitment at any time, and (b) without the consent of all of the Lenders, the aggregate principal amount of the Outstanding Obligations of Marina plus the outstanding principal amount of the loans outstanding to Marina under the Short Term Commitment shall not exceed Marina's Aggregate Sublimit at any time, and (c) without the consent of all of the Lenders, the aggregate principal amount of the Outstanding Obligations of each Borrower hereafter designated as such pursuant to Section
2.10 PLUS the outstanding principal amount of the loans outstanding to such Borrower under the Short Term Commitment shall not exceed that Borrower's Aggregate Sublimit at any time. No Competitive Advance made by any Lender shall relieve that Lender of its Pro Rata Share of the undrawn Commitment.

                  (b) Each Borrower shall request Competitive Advances by submitting Competitive Bid Requests to the Administrative Agent, which specify the relevant date, amount and maturity of the proposed Competitive Advance, whether the Competitive Bid requested is an Absolute Rate Bid or a Eurodollar Margin Bid. Any Competitive Bid Request made by telephone shall promptly be confirmed by the delivery to Administrative Agent in person or by telecopier of a written Competitive Bid Request. The Administrative Agent shall incur no liability whatsoever hereunder in acting upon any telephonic Competitive Bid Request purportedly made by a Responsible Official of a Borrower, and each Borrower hereby jointly and severally (but as between Borrowers, ratably) agrees to indemnify the Administrative Agent from any loss, cost, expense or liability as a result of so acting. Each Competitive Bid Request must be received by the Administrative Agent not later than 9:00 a.m., California local time, on a Business Day that is at least one Business Day prior to the date of the proposed Competitive Advance if an Absolute Rate Bid is requested; if a Eurodollar Margin Bid is requested, it must be received by the Administrative Agent five Business Days prior to the date of the proposed Competitive Advance.

                  (c) Unless the Administrative Agent otherwise agrees, in its sole and absolute discretion, no Competitive Bid Request shall be made by a Borrower if any Borrower has, within the immediately preceding five Business Days, submitted another Competitive Bid Request.

                  (d) Each Competitive Bid Request must be made for a Competitive Advance of at least $10,000,000 and shall be in an integral multiple of $1,000,000.

                  (e) No Competitive Bid Request shall be made for a Competitive Advance with a maturity of less than 14 days or more than 180 days, or with a maturity date subsequent to the Maturity Date.

                  (f) The Administrative Agent shall, promptly after receipt of a Competitive Bid Request, notify the Lenders thereof by telephone and provide the Lenders a copy thereof by telecopier. Any Lender may, by written notice to the Administrative Agent, advise the Administrative Agent that it elects not to be so notified of Competitive Bid Requests, in which case the Administrative Agent shall not notify such Lender of the Competitive Bid Request.

                  (g) Each Lender receiving a Competitive Bid Request may, in its sole and absolute discretion, make or not make a Competitive Bid responsive to the Competitive Bid Request. Each Competitive Bid shall be submitted to the Administrative Agent not later than 7:30 a.m. (or, in the case of the Lender which is also the Administrative Agent, submitted to the Borrower not later than 7:15 a.m.) California local time, in the case of a Eurodollar Margin Bid, on the date which is four (4) Business Days prior to the requested Competitive Advance and, in the case of an Absolute Rate Bid, on the date of the requested Competitive Advance. Any Competitive Bid received by the Administrative Agent after 7:30 a.m. (or 7:15 a.m. in the case of the Lender which is also the Administrative Agent) on such date shall be disregarded for purposes of this Agreement. Any Competitive Bid made by telephone shall promptly be confirmed by the delivery to the Administrative Agent in person or by telecopier of a written Competitive Bid. The Administrative Agent shall incur no liability whatsoever hereunder in acting upon any telephonic Competitive Bid purportedly made by a Responsible Official of a Lender, each of which hereby agrees to indemnify the Administrative Agent from any loss, cost, expense or liability as a result of so acting with respect to that Lender.

                  (h) Each Competitive Bid shall specify the fixed interest rate or the margin over the Eurodollar Quoted Rate, as applicable, for the offered Maximum Competitive Advance set forth in the Competitive Bid. The Maximum Competitive Advance offered by a Lender in a Competitive Bid may be less than the Competitive Advance requested in the Competitive Bid Request, but, if so, shall be an integral multiple of $1,000,000. Any Competitive Bid which offers an interest rate other than a fixed interest rate or a margin over the Eurodollar Quoted Rate, is in a form other than set forth in Exhibit D or which otherwise contains any term, condition or provision not contained in the Competitive Bid Request shall be disregarded for purposes of this Agreement. A Competitive Bid once submitted to the Administrative Agent shall be irrevocable until 8:30 a.m. California local time, in the case of a Eurodollar Margin Bid, on the date which is three Business Days prior to the requested Competitive Advance and, in the case of an Absolute Rate Bid, on the date of the proposed Competitive Advance set forth in the related Competitive Bid Request, and shall expire by its terms at such time unless accepted by the relevant Borrower prior thereto.

                  (i) Promptly after 7:30 a.m. California local time, in the case of a Eurodollar Margin Bid, on the date which is four Business Days prior to the date of the proposed Competitive Advance and, in the case of an Absolute Rate Bid, on the date of the proposed Competitive Advance, the Administrative Agent shall notify Borrowers of the names of the Lenders providing Competitive Bids to the Administrative Agent at or before 7:30 a.m. on that date (or 7:15 a.m. in the case of the Lender which is also the Administrative Agent) and the Maximum Competitive Advance and fixed interest rate or margin over the Eurodollar Quoted Rate set forth by each such Lender in its Competitive Bid. The Administrative Agent shall promptly confirm such notification in writing delivered in person or by telecopier to Borrowers.

                  (j) Each Borrower may, in its sole and absolute discretion, reject any or all of the Competitive Bids. If a Borrower accepts any Competitive Bid, the following shall apply: (a) the relevant Borrower must accept all Absolute Rate Bids at all lower fixed interest rates before accepting any portion of an Absolute Rate Bid at a higher fixed interest rate, (b) the relevant Borrower must accept all Eurodollar Margin Bids at all lower margins over the Eurodollar Quoted Rate before accepting any portion of a Eurodollar Margin Bid at a higher margin over the Eurodollar Quoted Rate, (c) if two or more Lenders have submitted a Competitive Bid at the same fixed interest rate or margin, then the relevant Borrower must accept either all of such Competitive Bids or accept such Competitive Bids in the same proportion as the Maximum Competitive Advance of each Lender bears to the aggregate Maximum Competitive Advances of all such Lenders, and (d) the relevant Borrower may not accept Competitive Bids for an aggregate amount in excess of the requested Competitive Advance set forth in the Competitive Bid Request. Acceptance by a Borrower of a Eurodollar Margin Rate Bid must be made prior to 8:30 a.m., California local time, on the date which is three Business Days prior to the requested Competitive Advance and acceptance by a Borrower of an Absolute Rate Bid must be made prior to 8:30 a.m. on the date of the requested Competitive Advance. Acceptance of a Competitive Bid by a Borrower shall be irrevocable upon communication thereof to the Administrative Agent. The Administrative Agent shall promptly notify each of the Lenders whose Competitive Bid has been accepted by a Borrower by telephone, which notification shall promptly be confirmed in writing delivered in person or by telecopier to such Lenders. Any Competitive Bid not accepted by a Borrower by 8:30 a.m., in the case of a Eurodollar Margin Bid, on the date which is three Business Days prior to the proposed Competitive Advance or, in the case of an Absolute Rate Bid, on the date of the proposed Competitive Bid, shall be deemed rejected.

                  (k) In the case of Eurodollar Margin Bids, the Administrative Agent shall determine the Eurodollar Quoted Rate (as the case may be) on the date which is two Eurodollar Business Days prior to the date of the proposed Competitive Advance, and shall promptly thereafter notify Borrowers and the Lenders whose Competitive Bids were accepted by a Borrower of such Eurodollar Quoted Rate.

                  (l) A Lender whose Competitive Bid has been accepted by a Borrower shall make the Competitive Advance in accordance with the Competitive Bid Request and with its Competitive Bid, subject to the applicable conditions set forth in this Agreement by making funds immediately available to the Administrative Agent at the Administrative Agent's Office in the amount of such Competitive Advance not later than 12:00 noon, California local time, on the date set forth in the Competitive Bid Request. The Administrative Agent shall then promptly credit the Competitive Advance in immediately available funds to the Designated Deposit Account.

                  (m) The Administrative Agent shall notify Borrowers and the Lenders promptly after any Competitive Advance is made of the amounts and maturity of such Competitive Advances and the identity of the Lenders making such Competitive Advances.

                  (n) The Competitive Advances made by a Lender to each Borrower shall be evidenced by that Lender's Competitive Advance Note issued by that Borrower.

         2.6 SWING LINE. (a) The Swing Line Lender shall from time to time from the Closing Date through the Business Day prior to the Maturity Date make Swing Line Advances in Dollars to any Borrower in such amounts as that Borrower may request, provided that (i) after giving effect to such Swing Line Advance, the Swing Line Outstandings shall not exceed $50,000,000, (ii) after giving effect to such Swing Line Advance, the Outstanding Obligations shall not exceed the Commitment at any time, (iii) without the consent of all of the Lenders, no Swing Line Advance may be made during the continuation of any Default or Event of Default, (iv) without the consent of all of the Lenders, the aggregate principal amount of the Outstanding Obligations of Marina and of each other Borrower designated as such in accordance with Section 2.10 shall not exceed the Aggregate Sublimit for that Borrower at any time, and (v) the Swing Line Lender has not given at least twenty-four hours prior notice to the Parent that availability under the Swing Line is suspended or terminated. Borrowers may borrow, repay and reborrow under this Section. Unless notified to the contrary by the Swing Line Lender, borrowings under the Swing Line may be made in amounts which are integral multiples of $100,000 upon telephonic request by a Responsible Official of any Borrower made to the Administrative Agent not later than 1:00 p.m., California time, on the Business Day of the requested Swing Line Advance (which telephonic request shall be promptly confirmed in writing by telecopier). Promptly after receipt of such a request for a Swing Line Advance, the Administrative Agent shall provide telephonic verification to the Swing Line Lender that, after giving effect to such request, the Outstanding Obligations shall not exceed the Commitment (and such verification shall be promptly confirmed in writing by telecopier). Unless the Swing Line Lender otherwise agrees, each repayment of a Swing Line Advance shall be in an amount which is an integral multiple of $100,000. If a Borrower instructs the Swing Line Lender to debit its demand deposit account at the Swing Line Lender in the amount of any payment with respect to a Swing Line Advance, or the Swing Line Lender otherwise receives repayment, after 3:00 p.m., California time, on a Business Day, such payment shall be deemed received on the next Business Day. The Swing Line Lender shall promptly notify the Administrative Agent of the Swing Loan Outstandings each time there is a change therein.

                  (b) Swing Line Advances shall bear interest at a fluctuating rate per annum equal to that applicable from time to time for Base Rate Loans. Interest shall be payable on such dates, not more frequent than monthly, as may be specified by the Swing Line Lender and in any event on the Maturity Date. The Swing Line Lender shall be responsible for submitting invoices to the Borrowers for such interest. The interest payable on Swing Line Advances shall be solely for the account of the Swing Line Lender unless and until the Lenders fund their participations therein pursuant to clause (d) of this Section.

                  (c) The Swing Line Advances shall be payable on demand made by the Swing Line Lender and in any event on the Maturity Date.

                  (d) Upon the making of a Swing Line Advance, each Lender shall be deemed to have purchased from the Swing Line Lender a participation therein in an amount equal to that Lender's Pro Rata Share times the amount of the Swing Line Advance. Upon demand made by the Swing Line Lender, each Lender shall, according to its Pro Rata Share, promptly provide to the Swing Line Lender its purchase price therefor in an amount equal to its participation therein. The obligation of each Lender to so provide its purchase price to the Swing Line Lender shall be absolute and unconditional (except only demand made by the Swing Line Lender) and shall not be affected by the occurrence of a Default or Event of Default; provided that no Lender shall be obligated to purchase its Pro Rata Share of (i) Swing Line Advances to the extent that Swing Line Outstandings are in excess of $10,000,000 and (ii) any Swing Line Advance made (absent the consent of all of the Lenders) when the Swing Line Lender has written notice that a Default or Event of Default has occurred and such Default or Event of Default remains continuing. Each Lender that has provided to the Swing Line Lender the purchase price due for its participation in Swing Line Advances shall thereupon acquire a pro rata participation, to the extent of such payment, in the claim of the Swing Line Lender against Borrowers for principal and interest and shall share, in accordance with that pro rata participation, in any principal payment made by Borrowers with respect to such claim and in any interest payment made by Borrowers (but only with respect to periods subsequent to the date such Lender paid the Swing Line Lender its purchase price) with respect to such claim.

                  (e) In the event that the Swing Line Outstandings are in excess of $10,000,000 on ten consecutive Business Days then, on the next Business Day (unless the relevant Borrower has made other arrangements acceptable to the Swing Line Lender to reduce the Swing Line Outstandings below $10,000,000) that Borrower shall request a Committed Loan in an amount sufficient to reduce the Swing Line Outstandings below $10,000,000. In addition, upon any demand for payment of the Swing Line Outstandings by the Swing Line Lender (unless Borrowers have made other arrangements acceptable to the Swing Line Lender to reduce the Swing Line Outstandings to $0), the relevant Borrower shall request a Committed Loan in an amount sufficient to repay all Swing Line Outstandings (and, for this purpose, Section 2.1(d) shall not apply). In each case, the Administrative Agent shall automatically provide the responsive Advances made by each Lender to the Swing Line Lender (which the Swing Line Lender shall then apply to the Swing Line Outstandings). In the event that any Borrower fails to request a Loan within the time specified by Section 2.2 on any such date, the Administrative Agent may, but shall not be required to, without notice to or the consent of Borrowers, cause Advances to be made by the Lenders to that Borrower under the Commitment in amounts which are sufficient to reduce the Swing Line Outstandings as required above. The conditions precedent set forth in Article 8 shall not apply to Advances to be made by the Lenders pursuant to the three preceding sentences. The proceeds of such Advances shall be paid by the Administrative Agent directly to the Swing Line Lender for application to the Swing Line Outstandings.

         2.7  VOLUNTARY INCREASE TO THE COMMITMENT.

                  (a) Provided that no Default or Event of Default then exists, during the one year period following the Closing Date, Parent and the Borrowers may, upon at least 30 days notice to the Administrative Agent (which shall promptly provide a copy of such notice to the Lenders), propose to ratably increase the aggregate amount of the Commitment and the Short Term Commitment by an aggregate amount not to exceed $300,000,000 (the amount of any such ratable increase of the Commitment being referred to as the "Increased Commitment"). Each Lender party to this Agreement at such time shall have the right (but no obligation), for a period of 15 days following receipt of such notice, to elect by notice to Parent and the Borrowers and the Administrative Agent to increase its Commitment by a principal amount which bears the same ratio to the Increased Commitments as its then Commitment bears to the aggregate Commitments then existing. Each Lender which fails to respond to any such request shall be conclusively deemed to have refused to consent to an increase in its Commitment.

                  (b) If any Lender party to this Agreement shall not elect to increase its Commitment pursuant to clause (a) of this Section, Parent and the Borrowers may designate another Person which qualifies as an Eligible Assignee (which may be, but need not be, one or more of the existing Lenders) which at the time agrees to (i) in the case of any such Person that is an existing Lender, increase its Commitment and
         (ii) in the case of any other such Person (an "Additional Lender"), become a party to this Agreement. The sum of the increases in the Commitments of the existing Lenders pursuant to this clause (b) plus the Commitments of the Additional Lenders shall not in the aggregate exceed the unsubscribed amount of the Increased Commitments.

                  (c) An increase in the aggregate amount of the Commitments pursuant to this Section shall become effective upon the receipt by the Administrative Agent of an agreement in form and substance satisfactory to the Administrative Agent signed by the Parent and the Borrowers, by each Additional Lender and by each other Lender whose Commitment is to be increased, setting forth the new Commitments of such Lenders and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all the terms and provisions hereof, together with such evidence of appropriate corporate authorization on the part of Parent and the Borrowers and the Additional Lenders with respect to the Increased Commitments as the Administrative Agent may reasonably request.

         2.8 VOLUNTARY REDUCTION OF COMMITMENT. Borrowers shall have the right, at any time and from time to time, without penalty or charge, upon at least three Business Days prior written notice to the Administrative Agent, voluntarily to reduce or to terminate, permanently and irrevocably, in aggregate principal amounts in an integral multiple of $1,000,000 but not less than $10,000,000, all or a portion of the then undisbursed portion of the Commitment, provided that any such reduction or termination shall be accompanied by payment of all accrued and unpaid commitment fees with respect to the portion of the Commitment being reduced or terminated. The Administrative Agent shall promptly notify the Lenders of any reduction of the Commitment under this Section.

         2.9 OPTIONAL TERMINATION OF COMMITMENT. Following the occurrence of a Change in Control, the Requisite Lenders may in their sole and absolute discretion elect, during the sixty day period immediately subsequent to the LATER OF (a) such occurrence and (b) the earlier of (i) receipt of Borrowers' written notice to the Administrative Agent of such occurrence and (ii) if no such notice has been received by the Administrative Agent, the date upon which the Administrative Agent and the Lenders have actual knowledge thereof, to terminate the Commitment. In any such case the Commitment shall be terminated effective on the date which is sixty days subsequent to the date of written notice from the Administrative Agent to Borrowers thereof, and (i) to the extent that there are then any Obligations outstanding, the same shall be immediately due and payable, and (ii) to the extent that any Letters of Credit are then outstanding, Borrowers shall provide cash collateral for the same.

         2.10 ADDITIONAL BORROWERS. From time to time following the Closing Date and when no Default or Event of Default exists, Parent, Company and Marina (and each other Borrower then a party to this Agreement) may jointly designate one or more additional Wholly-Owned Subsidiaries as additional co-borrowers under this Agreement in accordance with the provisions of this Section. Prior to the effectiveness of any such designation each such additional Borrower shall have duly authorized, executed and delivered to the Administrative Agent each of the following:

         (a) an Election to Become a Borrower, setting forth the proposed Aggregate Sublimit for that Borrower, together with such other documents, certificates, resolutions, opinions and other assurances as the Administrative Agent may reasonably require in connection therewith; and

         (b) Competitive Advance Notes, Committed Advance Notes and Swing Line Documents;

Promptly following the submission of the foregoing documents, the Administrative Agent shall inform the Lenders of the proposed designation and the proposed Aggregate Sublimit. Unless the Requisite Lenders have objected in writing to the proposed designee or Aggregate Sublimit within ten Business Days following such notice from the Administrative Agent (which objection may be in the sole discretion of each Lender), the Administrative Agent shall notify the Borrowers that the appointment is accepted, whereupon the proposed new Borrower shall be a Borrower for all purposes of this Agreement, with the Aggregate Sublimit set forth in its Election to Become a Borrower.

         2.11 ADMINISTRATIVE AGENT'S RIGHT TO ASSUME FUNDS AVAILABLE FOR ADVANCES. Unless the Administrative Agent shall have been notified by any Lender no later than the Business Day prior to the funding by the Administrative Agent of any Loan that such Lender does not intend to make available to the Administrative Agent such Lender's portion of the total amount of such Loan, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of the Loan and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If the Administrative Agent has made funds available to a Borrower based on such assumption and such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent promptly shall notify Borrowers and the relevant Borrower shall pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover from such Lender interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to that Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to the daily Federal Funds Rate. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its share of the Commitment or to prejudice any rights which the Administrative Agent or Borrowers may have against any Lender as a result of any default by such Lender hereunder.

         2.12 EXTENSION OF THE MATURITY DATE. The Maturity Date may be extended for 364 day periods at the request of the Parent and with the written consent of all of the Lenders (which may be withheld in the sole and absolute discretion of each Lender) pursuant to this Section. Not earlier than January 15 of each year, nor later than March 15 of each year, the Parent and the Borrowers may deliver to the Administrative Agent and the Lenders a written request for a 364 day extension of the Maturity Date together with a Certificate of a Responsible Official signed by a Senior Officer on behalf of Parent and each Borrower stating that the representations and warranties contained in Article 4 (other than (i) representations and warranties which expressly speak as of a particular date or are no longer true and correct as a result of a change which is not a violation of this Agreement, (ii) as otherwise disclosed by the Parent and the Borrowers and approved in writing by the Requisite Lenders and (iii) Sections 4.4(a), 4.6 (first sentence), and 4.15) shall be true and correct on and as of the date of such Certificate. Each Lender shall notify the Administrative Agent within 30 days following its receipt of such a Certificate whether (in its sole and absolute discretion) it consents to such request and the Administrative Agent shall, after receiving the notifications from all of the Lenders or the expiration of such period, whichever is earlier, notify Parent and the Borrowers and the Lenders of the results thereof. If all of the Lenders have consented, then the Maturity Date shall, effective on the then-current Maturity Date, be extended for 364 days from the then current Maturity Date.

         If Lenders holding at least 66 2/3% of the Commitment consent to the request for extension, but one or more Lenders (each a "Non-Consenting Lender") notify the Administrative Agent that it will not consent to the request for extension (or fail to notify the Managing Agent in writing of its consent within the required period), Parent and the Borrowers may (i) cause such Non-Consenting Lender to be removed as a Lender under this Agreement pursuant to Section 11.14(a), (ii) voluntarily terminate the Pro Rata Share of Non-Consenting Lender in accordance with Section 11.14(b), or (iii) utilize a combination of the procedures described in clauses (i) and (ii) of this Section. If such removal is accomplished by assignment to an Eligible Assignee which has consented to the requested extension, then the request for extension shall be granted with the effect as set forth above. If such removal is accomplished by a voluntary reduction of the Commitment, then the Administrative Agent shall notify all of the Lenders in writing thereof.


                                    Article 3
                                PAYMENTS AND FEES

         3.1  PRINCIPAL AND INTEREST.

                  (a) Interest shall be payable on the outstanding daily unpaid principal amount of each Advance from the date thereof until payment in full is made and shall accrue and be payable at the rates set forth or provided for herein before and after default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law, with interest on overdue interest to bear interest at the Default Rate to the fullest extent permitted by applicable Laws.

                  (b) Interest accrued on each Base Rate Loan on each Quarterly Payment Date, and on the date of any prepayment of the Committed Advance Notes pursuant to Section 3.1(g), shall be due and payable on that day. Except as otherwise provided in Section 3.9, the unpaid principal amount of any Base Rate Loan shall bear interest at a fluctuating rate per annum equal to the Base Rate. Each change in the interest rate under this Section 3.1(b) due to a change in the Base Rate shall take effect simultaneously with the corresponding change in the Base Rate.

                  (c) Interest accrued on each Eurodollar Rate Loan having a Eurodollar Period of three months or less shall be due and payable on the last day of the related Eurodollar Period. Interest accrued on each other Eurodollar Rate Loan shall be due and payable on the date which is three months after the date such Eurodollar Rate Loan was made (and, in the event that all of the Lenders have approved a Eurodollar Period of longer than 6 months, every three months thereafter through the last day of the Eurodollar Period) and on the last day of the related Eurodollar Period. Except as otherwise provided in Sections 3.1(d) and 3.9, the unpaid principal amount of any Eurodollar Rate Loan shall bear interest at a rate per annum equal to the Eurodollar Rate for that Eurodollar Rate Loan PLUS the Eurodollar Margin.

                  (d) During the existence of a Default or Event of Default, the Requisite Lenders may determine that any or all then outstanding Eurodollar Rate Loans shall be converted to Base Rate Loans. Such conversion shall be effective upon notice to Borrowers from the Requisite Lenders (or from the Administrative Agent on behalf of the Requisite Lenders) and shall continue so long as such Default or Event of Default continues to exist.

                  (e) Interest accrued on each Competitive Advance shall be due and payable on the maturity date of the Competitive Advance. Except as otherwise provided in Section 3.9, the unpaid principal amount of each Competitive Advance shall bear interest at the fixed interest rate or the margin over the Eurodollar Quoted Rate specified in the related Competitive Bid.

                  (f) If not sooner paid, the principal Indebtedness evidenced by the Notes shall be payable as follows:

                           (i) the principal amount of each Eurodollar Rate Loan
                  shall be payable on the last day of the Eurodollar Period for such Loan;

                           (ii) the principal amount of each Competitive Advance
                  shall be payable on the maturity date specified in the related Competitive Bid;

                           (iii) the amount, if any, by which the Outstanding
                  Obligations at any time exceed the Commitment shall be payable immediately, and shall be applied to the Committed Advance Notes; and

                           (iv) the principal Indebtedness evidenced by the
                  Committed Advance Notes shall in any event be payable on the Maturity Date.

                  (g) The Committed Advance Notes may, at any time and from time to time, voluntarily be paid or prepaid in whole or in part without premium or penalty, except that with respect to any voluntary prepayment under this Section 3.1(g), (i) any partial prepayment shall be in an integral multiple of $1,000,000 but not less than $10,000,000, (ii) the Administrative Agent shall have received written notice of any prepayment by 9:00 a.m., California local time on a Business Day on the date of prepayment in the case of a Base Rate Loan, and three Business Days, in the case of a Eurodollar Rate Loan, before the date of prepayment, which notice shall identify the date and amount of the prepayment and the Loan(s) being prepaid, (iii) each prepayment of principal shall be accompanied by payment of interest accrued to the date of payment on the amount of principal paid and (iv) any payment or prepayment of all or any part of any Eurodollar Rate Loan on a day other than the last day of the applicable Eurodollar Period shall be subject to Section 3.8(d).

                  (h) No Competitive Advance Note may be prepaid without the prior written consent of the Lender making such Competitive Advance.

         3.2 ARRANGEMENT FEE. On the Closing Date, Parent and the Borrowers shall pay to the Administrative Agent, for the sole account of the Arranger, an arrangement fee in the amount heretofore agreed upon by letter agreement among Parent, the Borrowers and the Arranger. Such arrangement fee is for the services of the Arranger in arranging the credit facilities under this Agreement and is fully earned when paid. The arrangement fee is earned as of the date hereof and is nonrefundable.

         3.3 UPFRONT FEES. On the Closing Date, Parent and the Borrowers shall pay to the Administrative Agent, for the respective accounts of the Lenders, upfront fees in the respective amounts set forth in a writing addressed to that Lender by the Lead Arranger Such fees are for the credit facility committed by each Lender under this Agreement and are fully earned when paid. The upfront fees paid to each Lender are solely for its own account and are nonrefundable.

         3.4 FACILITY FEES. On the last day of each Pricing Period, Borrowers shall pay to the Administrative Agent, for the respective accounts of the Lenders, pro rata according to their Pro Rata Share, a facility fee equal to (a) the Facility Fee Rate per annum for that Pricing Period times (b) the average daily amount by of the Commitment (whether drawn or undrawn) during that Pricing Period.

         3.5 LETTER OF CREDIT FEES. Concurrently with the issuance of each Letter of Credit, Borrowers shall pay a letter of credit issuance fee to the relevant Issuing Lender, for the sole account of that Issuing Lender, in an amount set forth in a letter agreement between the Parent and each Issuing Lender. Each letter of credit issuance fee is nonrefundable. On each Quarterly Payment Date and on the Maturity Date, Borrowers shall also pay to the Administrative Agent in arrears, for the ratable account of the Lenders in accordance with their Pro Rata Share, letter of credit fees in an amount equal to the Letter of Credit Fee per annum times the average daily Aggregate Effective Amount of all Letters of Credit for the period from the Closing Date or the most recent Quarterly Payment Date.

         3.6 AGENCY FEES. Borrowers shall pay to the Administrative Agent an agency fee in such amounts and at such times as heretofore agreed upon by letter agreement among Parent, the Borrowers and the Administrative Agent. The agency fee is for the services to be performed by the Administrative Agent in acting as Administrative Agent and is fully earned on the date paid. The agency fee paid to the Administrative Agent is solely for its own account and is nonrefundable.

         3.7 INCREASED COMMITMENT COSTS. If any Lender shall determine that the introduction after the Closing Date of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any central bank or other Governmental Agency charged with the interpretation or administration thereof, or compliance by such Lender (or its Eurodollar Lending Office) or any corporation controlling the Lender, with any request, guidelines or directive regarding capital adequacy (whether or not having the force of law) of any such central bank or other authority, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased, or the rate of return on capital is reduced, as a consequence of its obligations under this Agreement, then such Lender shall promptly give notice to the Borrowers and the Agent of such determination. Thereafter, the Borrowers shall pay to such Lender, within five Business Days following written demand therefor (setting forth the additional amounts owed to such Lender and the basis of the calculation thereof in reasonable detail), additional amounts sufficient to compensate such Lender in light of such circumstances, to the extent reasonably allocable to such obligations under this Agreement. Each Lender shall afford treatment to Borrowers under this Section which is substantially similar to that which such Lender affords to its other similarly situated customers.

         3.8  EURODOLLAR COSTS AND RELATED MATTERS.

                  (a) If, after the date hereof, the existence or occurrence of any Special Eurodollar Circumstance shall:

                           (1) subject any Lender or its Eurodollar Lending
                  Office to any tax, duty or other charge or cost with respect to any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans or its obligation to make Eurodollar Rate Advances, or shall change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Rate Advance or any other amounts due under this Agreement in respect of any Eurodollar Rate Advance, any of its

                  Notes evidencing Eurodollar Rate Loans or its obligation to make Eurodollar Rate Advances, excluding, with respect to each Creditor, and any Affiliate or Eurodollar Lending Office thereof, (i) taxes imposed on or measured in whole or in part by its net income or capital and franchise taxes imposed on it, (ii) any withholding taxes or other taxes based on net income (other than withholding taxes and taxes based on net income resulting from or attributable to any change in any law, rule or regulation or any change in the interpretation or administration of any law, rule or regulation by any Governmental Agency) or (iii) any withholding taxes or other taxes based on net income for any period with respect to which it has failed to provide Borrowers with the appropriate form or forms required by Section 11.21, to the extent such forms are then required by applicable Laws;

                           (2) impose, modify or deem applicable any reserve not
                  applicable or deemed applicable on the date hereof (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding the Eurodollar Reserve Percentage taken into account in calculating the Eurodollar Rate), special deposit, capital or similar requirements against assets of, deposits with or for the account of, or credit extended by, any Lender or its Eurodollar Lending Office; or

                           (3) impose on any Lender or its Eurodollar Lending
                  Office or the Designated Eurodollar Market any other condition materially affecting any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans, its obligation to make Eurodollar Rate Advances or this Agreement, or shall otherwise materially affect any of the same;

and the result of any of the foregoing, as determined by such Lender, increases the cost to such Lender or its Eurodollar Lending Office of making or maintaining any Eurodollar Rate Advance or in respect of any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans or its obligation to make Eurodollar Rate Advances or reduces the amount of any sum received or receivable by such Lender or its Eurodollar Lending Office with respect to any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans or its obligation to make Eurodollar Rate Advances (assuming such Lender's Eurodollar Lending Office had funded 100% of its Eurodollar Rate Advance in the Designated Eurodollar Market), then, provided that such Lender makes demand upon Borrowers (with a copy to the Administrative Agent) within 90 days following the date upon which it becomes aware of any such event or circumstance, Borrowers shall within five Business Days pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction (determined as though such Lender's Eurodollar Lending Office had funded 100% of its Eurodollar Rate Advance in the Designated Eurodollar Market). Each of the Borrowers hereby jointly and severally (but as between Borrowers, ratably) indemnifies each Lender against, and agrees to hold each Lender harmless from and reimburse such Lender within five Business Days after demand for (without duplication) all costs, expenses, claims, penalties, liabilities, losses, legal fees and damages incurred or sustained by each Lender in connection with this Agreement, or any of the rights, obligations or transactions provided for or contemplated herein, as a result of the existence or occurrence of any Special Eurodollar Circumstance. A statement of any Lender claiming compensation under this clause and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. Each Lender agrees to endeavor promptly to notify Borrowers of any event of which it has actual knowledge, occurring after the Closing Date, which will entitle such Lender to compensation pursuant to this Section and agrees to designate a different Eurodollar Lending Office if such designation will avoid the need for or reduce the amount of such compensation and will not, in the judgment of such Lender, otherwise be materially disadvantageous to such Lender. If any Lender claims compensation under this Section, Borrowers may at any time, upon at least four Eurodollar Business Days' prior notice to the Administrative Agent and such Lender and upon payment in full of the amounts provided for in this Section through the date of such payment PLUS any prepayment fee required by Section 3.8(d), pay in full the affected Eurodollar Rate Advances of such Lender or request that such Eurodollar Rate Advances be converted to Base Rate Advances. To the extent that any Lender which receives any payment from Borrowers under this Section later receives any funds which are identifiable as a reimbursement or rebate of such amount from any other Person, such Lender shall promptly refund such amount to Borrowers.

                  (b) If the existence or occurrence of any Special Eurodollar Circumstance shall, in the opinion of any Lender, make it unlawful, impossible or impracticable for such Lender or its Eurodollar Lending Office to make, maintain or fund its portion of any Eurodollar Rate Loan, or materially restrict the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the Designated Eurodollar Market, or to determine or charge interest rates based upon the Eurodollar Rate, and such Lender shall so notify the Administrative Agent, then such Lender's obligation to make Eurodollar Rate Advances shall be suspended for the duration of such illegality, impossibility or impracticability and the Administrative Agent forthwith shall give notice thereof to the other Lenders and Borrowers. Upon receipt of such notice, the outstanding principal amount of such Lender's Eurodollar Rate Advances, together with accrued interest thereon, automatically shall be converted to Base Rate Advances on either (1) the last day of the Eurodollar Period(s) applicable to such Eurodollar Rate Advances if such Lender may lawfully continue to maintain and fund such Eurodollar Rate Advances to such day(s) or (2) immediately if such Lender may not lawfully continue to fund and maintain such Eurodollar Rate Advances to such day(s), PROVIDED that in such event the conversion shall not be subject to payment of a prepayment fee under Section 3.8(d). Each Lender agrees to endeavor promptly to notify Borrowers of any event of which it has actual knowledge, occurring after the Closing Date, which will cause that Lender to notify the Administrative Agent under this Section 3.8(b), and agrees to designate a different Eurodollar Lending Office if such designation will avoid the need for such notice and will not, in the judgment of such Lender, otherwise be disadvantageous to such Lender. In the event that any Lender is unable, for the reasons set forth above, to make, maintain or fund its portion of any Eurodollar Rate Loan, such Lender shall fund such amount as a Base Rate Advance for the same period of time, and such amount shall be treated in all respects as a Base Rate Advance. Any Lender whose obligation to make Eurodollar Rate Advances has been suspended under this Section 3.8(b) shall promptly notify the Administrative Agent and Borrowers of the cessation of the Special Eurodollar Circumstance which gave rise to such suspension.

                  (c) If, with respect to any proposed Eurodollar Rate Loan:

                           (1) the Administrative Agent reasonably determines that, by reason of circumstances affecting the Designated Eurodollar Market generally that are beyond the reasonable control of the Lenders, deposits in Dollars (in the applicable amounts) are not being offered to any Lender in the Designated Eurodollar Market for the applicable Eurodollar Period; or

                           (2) the Requisite Lenders advise the Administrative Agent that the Eurodollar Rate as determined by the Administrative Agent (i) does not represent the effective pricing to such Lenders for deposits in Dollars in the Designated Eurodollar Market in the relevant amount for the applicable Eurodollar Period, or (ii) will not adequately and fairly reflect the cost to such Lenders of making the applicable Eurodollar Rate Advances;

then the Administrative Agent forthwith shall give notice thereof to Borrowers and the Lenders, whereupon until the Administrative Agent notifies Borrowers that the circumstances giving rise to such suspension no longer exist, the obligation of the Lenders to make any future Eurodollar Rate Advances shall be suspended. If at the time of such notice there is then pending a Request for Loan that specifies a Eurodollar Rate Loan, such Request for Loan shall be deemed to specify a Base Rate Loan.

                  (d) Upon payment or prepayment of any Eurodollar Rate Advance, (OTHER THAN as the result of a conversion required under Section 3.1(d) or 3.8(b)), on a day other than the last day in the applicable Eurodollar Period (whether voluntarily, involuntarily, by reason of acceleration, or otherwise), or upon the failure of any Borrower (for a reason other than the failure of a Lender to make an Advance) to borrow on the date or in the amount specified for a Eurodollar Rate Loan in any Request for Loan, Borrowers shall pay to the appropriate Lender within five Business Days after demand a prepayment fee or failure to borrow fee, as the case may be, (determined as though 100% of the Eurodollar Rate Advance had been funded in the Designated Eurodollar Market) equal to the SUM of:

                           (1) principal amount of the Eurodollar Rate Advance prepaid or not borrowed, as the case may be, times the quotient of (A) the number of days between the date of prepayment or failure to borrow, as applicable, and the last day in the applicable Eurodollar Period, divided by (B) 360, times the applicable Interest Differential (provided that the product of the foregoing formula must be a positive number); plus

                           (2) all out-of-pocket expenses incurred by the Lender reasonably attributable to such payment, prepayment or failure to borrow.

Each Lender's determination of the amount of any prepayment fee payable under this Section 3.8(d) shall be conclusive in the absence of manifest error.

         3.9 DEFAULT RATE. If (a) any installment of principal or interest or any fee or cost or other amount payable under any Loan Document to any Creditor is not paid when due, then such overdue Obligations shall, or (b) if any Event of Default has occurred and remains continuing, then at the option of the Requisite Lenders, all of the Obligations shall, thereafter bear interest at a fluctuating interest rate per annum at all times equal to the sum of the Base Rate plus 2%, to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including, without limitation, interest on past due interest) shall be compounded monthly, on the last day of each calendar month, to the fullest extent permitted by applicable Laws.

         3.10 COMPUTATION OF INTEREST AND FEES. Computation of interest on Base Rate Loans calculated with reference to the Reference Rate shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed; computation of interest on Base Rate Loans calculated by reference to the Federal Funds Rate, and on Eurodollar Rate Loans, Competitive Advances and all fees under this Agreement shall be calculated on the basis of a year of 360 days and the actual number of days elapsed. Each Borrower acknowledges that such latter calculation method will result in a higher yield to the Lenders than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made; interest shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid. Any Loan that is repaid on the same day on which it is made shall bear interest for one day.

         3.11 NON-BUSINESS DAYS. Subject to clause (b) of the definition of "Eurodollar Period," if any payment to be made by Borrowers or any other Party under any Loan Document shall come due on a day other than a Business Day, payment shall instead be considered due on the next succeeding Business Day and the extension of time shall be reflected in computing interest and fees.

         3.12  MANNER AND TREATMENT OF PAYMENTS.

                  (a) Each payment hereunder (except payments with respect to Swing Line Obligations and payments pursuant to Sections 3.7, 3.8, 11.3, and 11.11) or on the Notes or under any other Loan Document shall be made without setoff, counterclaim, recoupment or other deduction of any kind to the Administrative Agent, at the Administrative Agent's Office, for the account of each of the Lenders or the Administrative Agent, as the case may be, in immediately available funds not later than 11:00 a.m., California local time, on the day of payment (which must be a Business Day), other than payments with respect to Swing Line Advances, which must be received by 3:00 p.m., California time, on the day of payment (which must be a Business Day). All payments received after these deadlines shall be deemed received on the next succeeding Business Day. The amount of all payments received by the Administrative Agent for the account of each Lender shall be immediately paid by the Administrative Agent to the applicable Lender in immediately available funds and, if such payment was received by the Administrative Agent by 11:00 a.m., California local time, on a Business Day and not so made available to the account of a Lender on that Business Day, the Administrative Agent shall reimburse that Lender for the cost to such Lender of funding the amount of such payment at the Federal Funds Rate. All payments shall be made in lawful money of the United States of America.

                  (b) Each payment or prepayment on account of any Committed Loan shall be applied pro rata according to the outstanding Committed Advances made by each Lender comprising such Committed Loan. Each payment or prepayment of a Competitive Advance shall be applied to the Competitive Advance Note held by the Lender which made such Competitive Advance.

                  (c) Each Lender shall use its best efforts to keep a record of Advances made by it and payments received by it with respect to each of its Notes and, subject to Section 10.6(g), such record shall, as against Borrowers, be presumptive evidence absent manifest error of the amounts owing. Notwithstanding the foregoing sentence, no Lender shall be liable to any Party for any failure to keep such a record.

                  (d) Each payment of any amount payable by Borrowers or any other Party under this Agreement or any other Loan Document shall be made free and clear of, and without reduction by reason of, any taxes, assessments or other charges imposed by any Governmental Agency, central bank or comparable authority, excluding, in the case of each Creditor, and any Affiliate or Eurodollar Lending Office thereof, (i) taxes imposed on or measured in whole or in part by its net income or capital and franchise taxes imposed on it, (ii) any withholding taxes or other taxes based on net income (other than withholding taxes and taxes based on net income resulting from or attributable to any change in any law, rule or regulation or any change in the interpretation or administration of any law, rule or regulation by any Governmental Agency) or (iii) any withholding taxes or other taxes based on net income for any period with respect to which it has failed to provide Borrowers with the appropriate form or forms required by
Section 11.21, to the extent such forms are then required by applicable Laws, (all such non-excluded taxes, assessments or other charges being hereinafter referred to as "Taxes"). To the extent that Parent or any Borrower is obligated by applicable Laws to make any deduction or withholding on account of Taxes from any amount payable to any Lender under this Agreement, Parent or that Borrower shall (i) make such deduction or withholding and pay the same to the relevant Governmental Agency and (ii) pay such additional amount to that Lender as is necessary to result in that Lender's receiving a net after-Tax amount equal to the amount to which that Lender would have been entitled under this Agreement absent such deduction or withholding. If and when receipt of such payment results in an excess payment or credit to that Lender on account of such Taxes, that Lender shall promptly refund such excess to Parent or the appropriate Borrower.

         3.13 FUNDING SOURCES. Nothing in this Agreement shall be deemed to obligate any Lender to obtain the funds for any Loan or Advance in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan or Advance in any particular place or manner.

         3.14 FAILURE TO CHARGE NOT SUBSEQUENT WAIVER. Any decision by the Creditors not to require payment of any interest (including interest arising under Section 3.9), fee, cost or other amount payable under any Loan Document, or to calculate any amount payable by a particular method, on any occasion shall in no way limit or be deemed a waiver of the Creditor's right to require full payment of any interest (including interest arising under Section 3.9), fee, cost or other amount payable under any Loan Document on any other or subsequent occasion.

         3.15 ADMINISTRATIVE AGENT'S RIGHT TO ASSUME PAYMENTS WILL BE MADE BY BORROWERS. Unless the Administrative Agent shall have been notified by Borrowers prior to the date on which any payment to be made by Borrowers hereunder is due that Borrowers do not intend to remit such payment, the Administrative Agent may, in its discretion, assume that the appropriate Borrower has remitted such payment when so due and the Administrative Agent may, in its discretion and in reliance upon such assumption, make available to each Lender on such payment date an amount equal to such Lender's share of such assumed payment. If that Borrower has not in fact remitted such payment to the Administrative Agent, each Lender shall forthwith on demand repay to the Administrative Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent at the Federal Funds Rate.

         3.16 FEE DETERMINATION DETAIL. Each Creditor shall provide reasonable detail to Parent and the Borrowers regarding the manner in which the amount of any payment to that Creditor under Article 3 has been determined, concurrently with demand for such payment.

         3.17 SURVIVABILITY. All of the Parent's and the Borrowers' obligations under Sections 3.7 and 3.8 shall survive for ninety days following the date on which the Commitment is terminated and all Loans hereunder are fully paid.


                                    Article 4
                         REPRESENTATIONS AND WARRANTIES


         Parent and each Borrower represents and warrants to the Creditors, as of the date hereof, as of the Closing Date, and as of the date of the making of each Advance and the Issuance of each Letter of Credit that:

         4.1 EXISTENCE AND QUALIFICATION; POWER; COMPLIANCE WITH LAWS. Parent and each of the Borrowers are duly formed, validly existing and in good standing under the Laws of its jurisdiction of formation. Parent and each of the Borrowers are duly qualified or registered to transact business and is in good standing in each other jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification or registration necessary, except where the failure so to qualify or register and to be in good standing would not constitute a Material Adverse Effect. Parent and each of the Borrowers have all requisite corporate or partnership power (as applicable) and authority to conduct their respective business, to own and lease their respective Properties and to execute and deliver each Loan Document to which it is a Party and to perform its Obligations. All outstanding shares of capital stock of Parent and each of the Borrowers are duly authorized, validly issued, fully paid, and non-assessable and no holder thereof has any enforceable right of rescission under any applicable state or federal securities Laws. Parent and each of the Borrowers are in compliance with all Laws and other legal requirements applicable to their respective business, have obtained all authorizations, consents, approvals, orders, licenses and permits from, and have accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of their business, except where the failure so to comply, file, register, qualify or obtain exemptions does not constitute a Material Adverse Effect.

         4.2 AUTHORITY; COMPLIANCE WITH OTHER AGREEMENTS AND INSTRUMENTS AND GOVERNMENT REGULATIONS. The execution, delivery and performance by Parent and each Borrower of the Loan Documents to which it is a Party have been duly authorized by all necessary corporate or partnership action, as applicable, and do not and will not:

                           (a) Require any consent or approval not heretofore obtained of any partner, director, stockholder, security holder or creditor of such Party;

                           (b) Violate or conflict with any provision of such Party's charter, articles of incorporation or bylaws, as applicable;

                           (c) Result in or require the creation or imposition of any Lien or Right of Others upon or with respect to any Property now owned or leased or hereafter acquired by such Party;

                           (d) Violate any Requirement of Law applicable to such Party, subject to obtaining the authorizations from, or filings with, the Governmental Agencies described in Schedule 4.3;

                           (e) Result in a breach by such Party of or constitute a default by such Party under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other Contractual Obligation to which such Party is a party or by which such Party or any of its Property is bound or affected;

and neither Parent, Borrowers nor any of their Significant Subsidiaries is in violation of, or default under, any Requirement of Law or Contractual Obligation, or any indenture, loan or credit agreement described in Section 4.2(e), in any respect that constitutes a Material Adverse Effect.

         4.3 NO GOVERNMENTAL APPROVALS REQUIRED. EXCEPT as set forth in Schedule
4.3 or previously obtained or made, no authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, any Governmental Agency is or will be required to authorize or permit under applicable Laws the execution, delivery and performance by Parent, Borrowers of the Loan Documents to which any of them is a Party. All authorizations from, or filings with, any Governmental Agency described in Schedule 4.3 will be accomplished as of the Closing Date or such other date as is specified in
Schedule 4.3.

         4.4  SIGNIFICANT SUBSIDIARIES.

                  (a) Schedule 4.4 hereto correctly sets forth the names, form of legal entity, percentage of shares of each class of capital stock issued and outstanding, percentage of shares owned by Parent or a Significant Subsidiary (specifying such owner) and jurisdictions of organization of each of the Significant Subsidiaries of Parent. Unless otherwise indicated in Schedule 4.4, as of the Closing Date all of the outstanding shares of capital stock, or all of the units of equity interest, as the case may be, of each such Significant Subsidiary are owned of record and beneficially by the Persons described therein, there are no outstanding options, warrants or other rights to purchase capital stock of any such Significant Subsidiary, and all such shares or equity interests so owned are duly authorized, validly issued, fully paid, non-assessable, and were issued in compliance with all applicable state and federal securities and other Laws, and are free and clear of all Liens and Rights of Others, except for Permitted Encumbrances and Permitted Rights of Others.

                  (b) Each Significant Subsidiary of Parent is duly formed, validly existing and in good standing under the Laws of its jurisdiction of organization, is duly qualified to do business as a foreign organization and is in good standing as such in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties makes such qualification necessary (except where the failure to be so duly qualified and in good standing does not constitute a Material Adverse Effect), and has all requisite power and authority to conduct its business and to own and lease its Properties.

                  (c) Each Significant Subsidiary of Parent is in compliance with all Laws and other requirements applicable to its business and has obtained all authorizations, consents, approvals, orders, licenses, and permits from, and each such Significant Subsidiary has accomplished all filings, registrations, and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, except where the failure to be in such compliance, obtain such authorizations, consents, approvals, orders, licenses, and permits, accomplish such filings, registrations, and qualifications, or obtain such exemptions, does not constitute a Material Adverse Effect.

         4.5 FINANCIAL STATEMENTS. Parent and Borrowers have furnished to the Lenders the audited consolidated financial statements of Parent and its Subsidiaries for the Fiscal Year ended December 31, 1998. The financial statements described above fairly present in all material respects the financial condition, results of operations and changes in financial position of Parent and its Subsidiaries as of such dates and for such periods, in conformity with Generally Accepted Accounting Principles, consistently applied.

         4.6 NO OTHER LIABILITIES; NO MATERIAL ADVERSE EFFECT. As of the Closing Date, Parent and its Subsidiaries do not have any material liability or material contingent liability not reflected or disclosed in the financial statements described in Section 4.5, other than liabilities and contingent liabilities arising in the ordinary course of business since the date of such financial statements. As of the Closing Date, no circumstance or event has occurred that constitutes a Material Adverse Effect since December 31, 1998.

         4.7 TITLE TO PROPERTY. Parent and its Subsidiaries have valid title to the Property reflected in the financial statements described in Section 4.5, other than immaterial items of Property and Property subsequently sold or disposed of in the ordinary course of business, free and clear of all Liens and Rights of Others, other than Liens or Rights of Others described in Schedule 4.7, as permitted by Section 6.4, and any other matters which do not have a Material Adverse Effect.

         4.8 LITIGATION. There are no actions, suits, proceedings or investigations pending as to which Parent or any of its Subsidiaries have been served or have received notice or, to the knowledge of Parent and the Borrowers, threatened against or affecting Parent or any of its Subsidiaries or any Property of any of them before any Governmental Agency in which there is any reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or results of operations of Parent and its Subsidiaries, taken as a whole, or which in any manner draws into question the validity or enforceability of the Loan Documents.

         4.9 BINDING OBLIGATIONS. Each of the Loan Documents will, when executed and delivered by Parent and the Borrowers party thereto, constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as enforcement may be limited by Debtor Relief Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

         4.10 NO DEFAULT. No event has occurred and is continuing that is a Default or Event of Default.

         4.11  ERISA.

                  (a)      With respect to each Pension Plan:

                           (i) such Pension Plan complies in all material
                  respects with ERISA and any other applicable Laws to the extent that noncompliance could reasonably be expected to have a Material Adverse Effect;

                           (ii) such Pension Plan has not incurred any
                  "accumulated funding deficiency" (as defined in Section 302 of ERISA) that could reasonably be expected to have a Material Adverse Effect;

                           (iii) no "reportable event" (as defined in Section
                  4043 of ERISA) has occurred that could reasonably be expected to have a Material Adverse Effect; and

                           (iv) neither Parent nor any of its Subsidiaries has
                  engaged in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code) that could reasonably be expected to have a Material Adverse Effect.

                  (b) Neither Parent nor any of its Subsidiaries has incurred or expects to incur any withdrawal liability to any Multiemployer Plan that could reasonably be expected to have a Material Adverse Effect.

         4.12 REGULATIONS T, U AND X; INVESTMENT COMPANY ACT. No part of the proceeds of any Loan hereunder will be used to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, any Margin Stock in violation of Regulations T, U or X. Neither Parent nor any of its Subsidiaries is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

         4.13 DISCLOSURE. No written statement made by a Senior Officer of Parent or any Borrower to any Creditor in connection with this Agreement, including without limitation the statements made in the Confidential Offering Memorandum, or in connection with any Loan, Advance or Letter of Credit as of the date thereof contained any untrue statement of a material fact or omitted a material fact necessary to make the statement made not misleading in light of all the circumstances existing at the date the statement was made.

         4.14 TAX LIABILITY. Parent and its Subsidiaries have filed all tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes with respect to the periods, Property or transactions covered by said returns, or pursuant to any assessment received by Parent or any of its Subsidiaries, except (a) such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained and (b) immaterial taxes and tax returns so long as no material item or portion of Property of Parent or any of its Subsidiaries is in jeopardy of being seized, levied upon or forfeited.

         4.15 PROJECTIONS. As of the Closing Date, to the best knowledge of Parent and the Borrowers, the assumptions set forth in the Projections are reasonable and consistent with each other and with all facts known to Parent and the Borrowers, and the Projections are (a) reasonably based on such assumptions and (b) although a range of possible different assumptions and estimates might also be reasonable, neither Parent nor the Borrowers are aware of any facts which would lead them to believe that the assumptions and estimates on which the Projections were based are not reasonable; provided that no representation or warranty can be given that the projected results will be realized or with respect to the ability of Parent and its Subsidiaries to achieve the projected results and, while the Projections are necessarily presented with numerical specificity, the actual results achieved during the periods presented may differ from the projected results, and such differences may be material.

         4.16 HAZARDOUS MATERIALS. Parent and the Borrowers have reasonably concluded that Environmental Laws are unlikely to have a material adverse effect on the business, financial position, results of operations or prospects of the Parent and its Subsidiaries, considered as a whole.

         4.17 GAMING LAWS. Parent and each of its Subsidiaries are in compliance in all material respects with all Gaming Laws that are applicable to them and their businesses.

         4.18 YEAR 2000 COMPLIANCE. Parent and its Subsidiaries have reviewed the effect of the Year 2000 Issue on the computer software, hardware and firmware systems and equipment containing embedded microchips owned or operated by or for Parent and its Subsidiaries. The costs to Parent and its Subsidiaries of any reprogramming required as a result of the Year 2000 Issue to permit the proper functioning of such systems and equipment and the proper processing of data, and the testing of such reprogramming, and of required systems changes are not reasonably expected to result in a Default or Event of Default or to have a material adverse effect on the business, financial position, results of operations or prospects of Parent and its Subsidiaries, considered as a whole.

         4.19 SOLVENCY. As of the Closing Date, and giving effect to the transactions contemplated to occur on the Closing Date, Parent and each of its Subsidiaries are Solvent.


                                    Article 5
                              AFFIRMATIVE COVENANTS

         So long as any Advance remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of the Commitment remains in force, Parent and each Borrower shall, and shall cause each of their respective Subsidiaries to, unless the Administrative Agent (with the written approval of the Requisite Lenders) otherwise consents:

         5.1 PRESERVATION OF EXISTENCE. Preserve and maintain their respective existences in the jurisdiction of their formation and all material authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits, or registrations from any Governmental Agency that are necessary for the transaction of their respective business, except where the failure to so preserve and maintain the existence of any Subsidiary and such authorizations would not constitute a Material Adverse Effect and except that a merger permitted by Section 6.1 shall not constitute a violation of this covenant; and qualify and remain qualified to transact business in each jurisdiction in which such qualification is necessary in view of their respective business or the ownership or leasing of their respective Properties except where the failure to so qualify or remain qualified would not constitute a Material Adverse Effect.

         5.2 MAINTENANCE OF PROPERTIES. Maintain, preserve and protect all of their respective depreciable Properties in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste of their respective Properties, EXCEPT where the failure to maintain, preserve and protect a particular item of depreciable Property would not have a Material Adverse Effect.

         5.3 MAINTENANCE OF INSURANCE. Maintain liability, casualty and other insurance (subject to customary deductibles and retentions) with financially sound and responsible insurance companies in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets in the general areas in which Parent and its Subsidiaries operate, and will furnish to the Administrative Agent upon request information in reasonable detail as to the insurance so carried. Notwithstanding the foregoing, Parent and its Subsidiaries may self-insure with respect to such risks with respect to which companies of established reputation engaged in the same general line of business in the same general area usually self-insure.

         5.4 COMPLIANCE WITH LAWS. Comply in all material respects and within the time period, if any, given for such compliance by the relevant Governmental Agency or Agencies with enforcement authority, with all Laws and Requirements of Law, including without limitation Hazardous Materials Laws, ERISA and all Gaming Laws, except that Parent and its Subsidiaries need not comply with a Requirement of Law then being contested by any of them in good faith by appropriate proceedings.

         5.5 INSPECTION RIGHTS. Upon reasonable notice, at any time during regular business hours and as often as requested (but not so as to materially interfere with the business of the Parent or any of its Subsidiaries), permit the Administrative Agent or any Lender, or any authorized employee, agent or representative thereof, to examine, audit and make copies and abstracts from the records and books of account of, and to visit and inspect the Properties of, the Parent and its Subsidiaries and to discuss the affairs, finances and accounts of the Parent and its Subsidiaries with any of their officers, key employees or accountants and, upon request, furnish promptly to the Administrative Agent or any Lender true copies of all financial information made available to the senior management of the Parent.

         5.6 KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Keep adequate records and books of account reflecting all financial transactions in conformity with Generally Accepted Accounting Principles, consistently applied, and in material conformity with all applicable requirements of any Governmental Agency having regulatory jurisdiction over Parent or any of its Subsidiaries.

         5.7 USE OF PROCEEDS. Use the proceeds of Loans (a) on the Closing Date, for retirement of all outstanding obligations under the Existing Harrah's Credit Agreements, the Rio Credit Agreements, and related transactional expenses, and
(b) thereafter to refinance or defease the Existing Rio Indentures in accordance with Section 5.8, for working capital and general corporate purposes of Parent and its Subsidiaries including without limitation capital expenditures, share repurchases, commercial paper backup and acquisitions of equity securities or assets of other Persons, in each case to the extent not prohibited by the Loan Documents.

         5.8 EXISTING RIO INDENTURES. Not later than June 1, 1999, either (a) repay the Indebtedness under the Rio Indentures in its entirety, or (b) provide for the legal or covenant defeasance of the Indebtedness under the Rio Indentures, or (c) deliver to the Administrative Agent a writing acceptable to the Administrative Agent reserving from the available Commitment and the Short Term Commitment an aggregate amount equal to the then remaining principal balance of the Indebtedness under the Rio Indentures (with such reserve to remain in place until the satisfaction or defeasance of such Indebtedness).

         5.9 YEAR 2000 PREPARATIONS. Make all required systems changes by December 31, 1999, in computer software, hardware and firmware systems and equipment containing embedded microchips owned or operated by or for Parent and its Subsidiaries required as a result of the Year 2000 Issue to permit the proper functioning of such computer systems and other equipment, except to the extent that the failure to take any such action could not reasonably be expected to result in a Default or Event of Default or to have a material adverse effect on the business, financial position, results of operations or prospects of Parent and its Subsidiaries, considered as a whole. At the request of any Lender, Parent and Borrowers shall provide, and shall cause each of their respective Subsidiaries to provide, to such Lender reasonable information with respect to its compliance with this Section.

                                    Article 6
                               NEGATIVE COVENANTS

         So long as any Advance remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of the Commitment remains in force, Parent and each Borrower shall not, and shall not permit any of their respective Subsidiaries to, unless the Administrative Agent (with the written approval of the Requisite Lenders) otherwise consents:

         6.1 CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. Merge or consolidate with or into any Person, or sell lease or otherwise transfer all or any substantial part of the assets of Parent and its Subsidiaries, taken as a whole, to any Person, except:

                           (a) mergers and consolidations of a Subsidiary of a Borrower into that Borrower or a Subsidiary thereof (with that Borrower or the Subsidiary as the surviving entity) or of Subsidiaries of the Borrowers with each other;

                           (b) a merger or consolidation of a Borrower or any Subsidiary thereof with any other Person, provided that (i) either (A) the Borrower or the Subsidiary is the surviving entity, or (B) the surviving entity is a corporation organized under the Laws of a State of the United States of America and, as of the date of such merger or consolidation, expressly assumes, by an instrument satisfactory in form and substance to the Requisite Lenders, the Obligations of the relevant Borrower or the Subsidiary, as the case may be, (ii) giving effect thereto, no Default or Event of Default exists or would result therefrom, and (iii) giving pro forma effect thereto, Borrowers are in compliance with the covenants set forth in Sections 6.5 and 6.6.

         6.2 HOSTILE TENDER OFFERS. Make any offer to purchase or acquire, or consummate a purchase or acquisition of, 5% or more of the capital stock of any corporation or other equity securities of any business entity if the board of directors or management of such corporation or business entity has notified Parent or any of its Subsidiaries in writing that it opposes such offer or purchase and such notice has not been withdrawn or superseded.

         6.3 CHANGE IN NATURE OF BUSINESS. Make any material change in the nature of the business of Parent and its Subsidiaries, taken as a whole, or acquire more than 49% of the capital stock or other equity securities of any Person which is engaged in a line of business other than the lines of business reasonably related to or incidental to the business engaged in by Parent and its Subsidiaries.

         6.4 LIENS, NEGATIVE PLEDGES, SALE LEASEBACKS AND RIGHTS OF OTHERS. Create, incur, assume or suffer to exist any Lien, Negative Pledge or Right of Others of any nature upon or with respect to any of their respective Properties, whether now owned or hereafter acquired, or enter into any Sale and Leaseback with respect to any such Properties except:

                  (a) Permitted Encumbrances and Permitted Rights of Others;

                  (b) Liens and Negative Pledges under the Loan Documents and under the Short Term Loan Agreement;

                  (c) other existing Liens, Negative Pledges and Rights of Others existing on the Closing Date and disclosed in Schedule 4.7 (or not required to be disclosed therein under Section 4.7) and any renewals or extensions thereof; provided that the obligations secured or benefitted thereby are not increased;

                  (d) Until the date which is ninety days following the Closing Date, any Lien, Negative Pledge or Right of Others on shares of any equity security or any warrant or option to purchase an equity security or any security which is convertible into an equity security issued by any Subsidiary of Parent that holds, directly or indirectly through a holding company or otherwise, a license to conduct gaming under any Gaming Law, and in the proceeds thereof; provided that this clause shall apply only so long as the Gaming Laws of the relevant jurisdiction provide that the creation of any restriction on the disposition of any of such securities shall not be effective and, if such Gaming Laws at any time cease to so provide, then this clause shall be of no further effect; and provided further that if at any time Parent or any of its Subsidiaries creates or suffers to exist a Lien or Negative Pledge covering such securities in favor of the holder of any other Indebtedness, it will (subject to any approval required under such Gaming Laws) concurrently grant a pari-passu Lien or Negative Pledge likewise covering such securities in favor of the Administrative Agent for the benefit of the Lenders;

                           (e) Liens on Property acquired or constructed by Parent or any of its Subsidiaries, and in the proceeds thereof, that
         (i) were in existence at the time of the acquisition or construction of such Property or were created at or within 90 days after such acquisition or construction, and (ii) secure (in the case of Liens not in existence at the time of acquisition of the Property) only the unpaid portion of the acquisition or construction price for such Property, or monies borrowed that were used to pay such acquisition or construction price;

                           (f) Liens securing Indebtedness (including Capital Lease Obligations) that replaces or refinances Indebtedness secured by Liens permitted under clause (e); provided that such Liens cover only the same Property as the Liens securing the Indebtedness replaced or refinanced;

                           (g) Liens, Negative Pledges and Rights of Others held by joint venture partners and any assignees thereof, and lenders thereto and any assignees thereof, with respect to the interests of Parent and its Subsidiaries in that joint venture and the proceeds thereof, provided that such Liens, Negative Pledges and Rights of Others shall secure and relate only the obligations of such joint venture;

                           (h) Liens, Negative Pledges and Rights of Others in favor of counterparties to agreements, and assignees thereof, entered into by Parent and its Subsidiaries in the ordinary course of business on the interests of Parent and its Subsidiaries under such agreements and the proceeds thereof, provided that such Liens, Negative Pledges and Rights of Others shall secure and relate only to restrictions on transfer of the rights of Parent and its Subsidiaries to the holders thereof under the relevant agreement;

                           (i) Liens on Cash securing only Defeased Debt;

                           (j) Liens not otherwise permitted by the foregoing clauses of this Section encumbering assets of the Parent and its Subsidiaries having an aggregate fair market value which is not in excess of 10% of Net Tangible Assets at any time; and

                           (k) Subject to Section 5.8, the Negative Pledges set forth with respect to Rio and its Subsidiaries contained in the Existing Rio Indentures.

         6.5 TOTAL DEBT RATIO. Permit the Total Debt Ratio to exceed 4.50:1.00 as of the last day of any Fiscal Quarter.

         6.6 INTEREST COVERAGE RATIO. Permit the Interest Coverage Ratio to be less than 3.00:1.00 as of the last day of any Fiscal Quarter.

         6.7 SUBSIDIARY INDEBTEDNESS. Permit any Subsidiary of Parent which is not a Borrower hereunder to create, assume, incur or suffer to exist any Indebtedness or Contingent Obligations with respect to Indebtedness other than:

                  (a)      Defeased Debt;

                  (b) secured Indebtedness (including Capital Lease Obligations) and Contingent Obligations which are permitted by Sections 6.4(e) or 6.4(f);

                  (c) unsecured Indebtedness and Contingent Obligations which were created, assumed or incurred by such Subsidiary prior to its acquisition by Parent and its Subsidiaries (and not in anticipation of such acquisition) but not any refinancings, renewals or extensions thereof;

                  (d) letters of credit, surety bonds and other similar forms of credit enhancement for such Subsidiaries incurred in the ordinary course of their business; and

                  (e) Subject to Section 5.8, the Indebtedness evidenced by the Existing Rio Indentures.

                                    Article 7
                     INFORMATION AND REPORTING REQUIREMENTS

         7.1 FINANCIAL AND BUSINESS INFORMATION. So long as any Advance remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of the Commitment remains in force, Parent and the Borrowers shall, unless the Administrative Agent (with the written approval of the Requisite Lenders) otherwise consents, deliver to the Administrative Agent and the Lenders, at Parent's and Borrowers' sole expense:

                           (a) As soon as practicable, and in any event within 45 days after the end of each Fiscal Quarter (other than the fourth Fiscal Quarter in any Fiscal Year), the consolidated balance sheet of Parent and its Subsidiaries as at the end of such Fiscal Quarter and the consolidated statement of operations for each Fiscal Quarter, and its statement of cash flows for the portion of the Fiscal Year ended with such Fiscal Quarter and as at and for the portion of the Fiscal Year ended with such Fiscal Quarter, all in reasonable detail. Such financial statements shall be certified by a Senior Officer of Parent as fairly presenting the financial condition, results of operations and cash flows of Parent and its Subsidiaries in accordance with Generally Accepted Accounting Principles (other than footnote disclosures), consistently applied, as at such date and for such periods, subject only to normal year-end accruals and audit adjustments;

                           (b) As soon as practicable, and in any event prior to the penultimate Business Day of February in each Fiscal Year, a Certificate of a Responsible Official setting forth the Total Debt Ratio as of the last day of the fourth Fiscal Quarter of the preceding year, and providing reasonable detail as to the calculation thereof, which calculations shall be based on the preliminary unaudited financial statements of Parent and its Subsidiaries for such Fiscal Quarter;

                           (c) As soon as practicable, and in any event within 120 days after the end of each Fiscal Year, the consolidated balance sheet of Parent and its Subsidiaries as at the end of such Fiscal Year and the consolidated statements of operations, shareholders' equity and cash flows, in each case of Parent and its Subsidiaries for such Fiscal Year as at and for the Fiscal Year, all in reasonable detail. Such financial statements shall be prepared in accordance with Generally Accepted Accounting Principles, consistently applied, and such consolidated balance sheet and consolidated statements shall be accompanied by a report and opinion of independent public accountants of recognized standing selected by Parent and reasonably satisfactory to the Requisite Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards as at such date, and shall not be subject to any qualifications or exceptions. Such accountants' report and opinion shall be accompanied by a certificate stating that, in making the examination pursuant to generally accepted auditing standards necessary for the certification of such financial statements and such report, such accountants have obtained no knowledge of any Default or, if, in the opinion of such accountants, any such Default shall exist, stating the nature and status of such Default, and stating that such accountants have reviewed Parent's and Borrowers' financial calculations as at the end of such Fiscal Year (which shall accompany such certificate) under Section 6.5 and 6.6, have read such Sections (including the definitions of all defined terms used therein) and that nothing has come to the attention of such accountants in the course of such examination that would cause them to believe that the same were not calculated by Parent and the Borrowers in the manner prescribed by this Agreement;

                           (d) As soon as practicable, and in any event within 90 days after the commencement of each Fiscal Year, a budget and projection by Fiscal Quarter for that Fiscal Year and by Fiscal Year for the next four succeeding Fiscal Years, including for the first such Fiscal Year, projected quarterly consolidated balance sheets, statement of operations and statements of cash flow and, for the remaining four Fiscal Years, projected annual consolidated condensed balance sheets and statements of operations and cash flow, of Parent and its Subsidiaries, all in reasonable detail;

                           (e) Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the shareholders of Parent, and copies of all annual, regular, periodic and special reports and registration statements which Parent may file or be required to file with the Securities and Exchange Commission under Sections 13 or 15(d) of the Securities Exchange Act of 1934 and not otherwise required to be delivered to the Lenders pursuant to other provisions of this Section;

                           (f) Promptly after the same are available, copies of the Nevada "Regulation 6.090 Report" and "6-A Report" and copies of any written communication to Parent or any of its Subsidiaries from any Gaming Board advising it of a violation of or non-compliance with, any Gaming Law by Parent or any of its Subsidiaries;

                           (g) Promptly after request by any Creditor, copies of any other report or other document that was filed by Parent or any of its Subsidiaries with any Governmental Agency;

                           (h) As soon as practicable, and in any event within three Business Days after a Senior Officer becomes aware of the existence of any condition or event which constitutes a Default, telephonic notice specifying the nature and period of existence thereof, and, no more than three Business Days after such telephonic notice, written notice again specifying the nature and period of existence thereof and specifying what action Parent or any of its Subsidiaries are taking or propose to take with respect thereto;

                           (i) Promptly upon a Senior Officer becoming aware of any litigation, governmental investigation or any proceeding (including any litigation or proceeding by or subject to decision by any Gaming Board) pending (i) against Parent or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, (ii) with respect to any material Indebtedness of Parent or any of its Subsidiaries, or (iii) with respect to the Loan Documents, notice of the existence of the same; and

                           (j) Such other data and information as from time to time may be reasonably requested by any Creditor through the Administrative Agent.

         7.2 COMPLIANCE CERTIFICATES. So long as any Advance remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of the Commitment remains outstanding, Parent and Borrowers shall deliver to the Administrative Agent and the Lenders, at Parent's and Borrowers' sole expense, concurrently with the financial statements required pursuant to Sections 7.1(a) and 7.1(c), a Compliance Certificate signed on Parent's and Borrowers' behalf by a Senior Officer.


                                    Article 8
                                   CONDITIONS

         8.1 INITIAL ADVANCES, ETC. The obligation of each Lender to make the initial Advance to be made by it, the obligation of the Swing Line Lender to make Swing Line Advances and the obligation of the relevant Issuing Lenders to issue the initial Letters of Credit, are each subject to the following conditions precedent, each of which shall be satisfied prior to the making of the initial Advances (unless all of the Lenders, in their sole and absolute discretion, shall agree otherwise):

                           (a) The Administrative Agent shall have received all of the following, each of which shall be originals unless otherwise specified, each properly executed by a Responsible Official of each party thereto, each dated as of the Closing Date and each in form and substance satisfactory to the Administrative Agent and its legal counsel (unless otherwise specified or, in the case of the date of any of the following, unless the Administrative Agent otherwise agrees or directs):

                           (1) at least one executed counterpart of this
                  Agreement, together with arrangements satisfactory to the Administrative Agent for additional executed counterparts, sufficient in number for distribution to the Lenders, Parent and each Borrower;

                           (2) Committed Advance Notes executed by each Borrower
                  in favor of each Lender, each in a principal amount equal to that Lender's Pro Rata Share provided that the Committed Advance Notes issued by Marina to each Lender shall be in a principal amount equal to that Lender's Pro Rata Share of Marina's Aggregate Sublimit;

                           (3) Competitive Advance Notes executed by each
                  Borrower in favor of each Lender;

                           (4) the Swing Line Documents;

                           (5) the Parent Guaranty executed by Parent;

                           (6) with respect to the Parent and each other
                  Borrower, such documentation as the Administrative Agent may require to establish the due organization, valid existence and good standing of Parent and each Borrower, its authority to execute, deliver and perform any Loan Documents to which it is a Party, the identity, authority and capacity of each Responsible Official thereof authorized to act on its behalf, including certified copies of articles of incorporation and amendments thereto, bylaws and amendments thereto, certificates of good standing, certificates of corporate resolutions, incumbency certificates and Certificates of Responsible Officials;

                           (7)      the Opinions of Counsel;

                           (8) a Certificate of a Responsible Official
                  certifying that the attached copies of the governing indentures and agreements for the Existing Subordinated Debt, the Existing Senior Notes and the Atlantic City Showboat Land Debt are true copies;

                           (9) such assurances as the Administrative Agent deems
                  appropriate that the relevant Gaming Boards have approved the transactions contemplated by the Loan Documents to the extent that such approval is required by applicable Gaming Laws;

                           (10) a Certificate of a Responsible Official signed
                  on Parent's and the Borrowers' behalf by a Senior Officer setting forth the Total Debt Ratio as of March 31, 1999 and the Debt Rating as of the Closing Date;

                           (11) a Certificate of a Responsible Official signed
                  on Parent's and the Borrowers' behalf by a Senior Officer certifying that the conditions specified in Sections 8.1(e) and 8.1(f) have been satisfied;

                           (12) a copy of the Parent's audited consolidated
                  annual financial statements for the Fiscal Year ended December 31, 1998; and

                           (13) such other assurances, certificates, documents,
                  consents or opinions as the Administrative Agent reasonably may require.

                           (b) The Borrowers shall have on the Closing Date terminated the Existing Harrah's Credit Agreements and the Existing Rio Credit Agreements and repaid each of the loans and terminated each of the outstanding letters of credit and other credit accommodations made thereunder (other than the Continuing Letters of Credit) pursuant to arrangements acceptable to the Administrative Agent (including in the case of the Existing Rio Credit Agreements the substantially concurrent termination and reconveyance of all Liens in favor of the lenders thereunder), and the proceeds of the initial Loans shall have been used or shall concurrently be used to refinance the obligations of the Borrowers thereunder.

                           (c) The arrangement fee, upfront fees and agency fees payable pursuant to Sections 3.2, 3.3 and 3.6 shall have been paid.

                           (d) The reasonable costs and expenses of the Administrative Agent in connection with the preparation of the Loan Documents payable pursuant to Section 11.3, and invoiced to the Parent prior to the Closing Date, shall have been paid.

                           (e) The representations and warranties of Parent and the Borrowers contained in Article 4 shall be true and correct.

                           (f) Parent, Borrowers and any other Parties shall be in compliance with all the terms and provisions of the Loan Documents, and after giving effect to the initial Advance no Default or Event of Default shall have occurred and be continuing.

         8.2 ANY INCREASING ADVANCE, ETC. The obligation of each Lender to make any Committed Advance which would increase the aggregate principal amount of the outstanding Committed Advances, the obligation of the relevant Issuing Lender to issue each Letter of Credit, the obligation of the Swing Line Lender to make Swing Line Advances, and the obligation of each Lender to make any Competitive Advance, is subject to the following conditions precedent:

                           (a) Except (i) for representations and warranties which expressly speak as of a particular date or are no longer true and correct as a result of a change which is not a violation of the Loan Documents and (ii) as disclosed by Parent and Borrowers and approved in writing by the Requisite Lenders, the representations and warranties contained in Article 4 (other than Sections 4.4(a), 4.6 (first sentence), and 4.15) shall be true and correct on and as of the date of the Advance as though made on that date;

                           (b) there shall not be then pending or threatened any action, suit, proceeding or investigation against or affecting Parent or any of its Subsidiaries or any Property of any of them before any Governmental Agency that constitutes a Material Adverse Effect;

                           (c) the Administrative Agent shall, in the case of a Committed Advance, have timely received a Request for Loan in compliance with Article 2 (or telephonic or other request for loan referred to in the second sentence of Section 2.1(c), if applicable) in compliance with Article 2 (or, in the proper case, a Request for Letter of Credit); and

                           (d) the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, such other assurances, certificates, documents or consents related to the foregoing as the Administrative Agent or Requisite Lenders reasonably may require.

                                    Article 9
              EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT

         9.1 EVENTS OF DEFAULT. The existence or occurrence of any one or more of the following events, whatever the reason therefor and under any circumstances whatsoever, shall constitute an Event of Default:

                           (a) Any Borrower (i) fails to pay any principal on any Committed Advance Note or any Swing Line Advance, or any portion thereof, on the date when due, (ii) fails to make any payment with respect to any Letter of Credit when required by Section 2.4(e), or
         (iii) fails to pay any principal on any Competitive Advance Note, or any portion thereof on the date when due; or

                           (b) Parent or any Borrower fails to pay any interest on any of the Notes, or any fees under Sections 3.4, 3.5 or 3.6, or any portion thereof, within five Business Days after the date when due; or fails to pay any other fee or amount payable to the Lenders under any Loan Document, or any portion thereof, within five Business Days after demand therefor; or

                           (c) Parent or any Borrower fails, immediately upon notice from the Administrative Agent, to comply with any of the covenants contained in Article 6 (other than the covenant contained in Section 6.3); or

                           (d) Parent or any Borrower fails to comply with
         Section 7.1(h) in any respect that is materially adverse to the interests of the Lenders; or

                           (e) Parent, any Borrower or any other Party fails to perform or observe any other covenant or agreement (not specified in clauses (a), (b), (c) or (d) above) contained in any Loan Document on its part to be performed or observed within thirty Business Days after the giving of notice by the Administrative Agent on behalf of the Requisite Lenders of such Default; or

                           (f) Any representation or warranty of Parent or any Borrower made in any Loan Document, or in any certificate or other writing delivered by Parent or any Borrower pursuant to any Loan Document, proves to have been incorrect when made or reaffirmed; or

                           (g) Parent or any of its Significant Subsidiaries (i) fails to pay the principal, or any principal installment, of any present or future indebtedness for borrowed money of $100,000,000 or more including without limitation the Short Term Loan Agreement, or any guaranty of present or future indebtedness for borrowed money of $100,000,000 or more, on its part to be paid, when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by reason of required prepayment or otherwise or (ii) fails to perform or observe any other term, covenant or agreement on its part to be performed or observed, or suffers any event to occur, in connection with any present or future indebtedness for borrowed money of $100,000,000 or more, or of any guaranty of present or future indebtedness for borrowed money of $100,000,000 or more, if as a result of such failure or sufferance any holder or holders thereof (or an agent or trustee on its or their behalf) has the right to declare such indebtedness due before the date on which it otherwise would become due; or

                           (h) Any event occurs which gives the holder or holders of any Subordinated Debt (or an agent or trustee on its or their behalf) the right to declare such indebtedness due before the date on which it otherwise would become due, or the right to require the issuer thereof to redeem or purchase, or offer to redeem or purchase, all or any portion of any Subordinated Debt; or

                           (i) Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of the Lenders or satisfaction in full of all the Obligations ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect which, in any such event in the reasonable opinion of the Requisite Lenders, is materially adverse to the interests of the Lenders; or any Party thereto denies in writing that it has any or further liability or obligation under any Loan Document, or purports in writing to revoke, terminate or rescind same; or

                           (j) A final judgment against the Parent or any of its Significant Subsidiaries is entered for the payment of money in excess of $25,000,000 and, absent procurement of a stay of execution, such judgment remains unsatisfied for thirty calendar days after the date of entry of judgment, or in any event later than five days prior to the date of any proposed sale thereunder; or any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of any such Person and is not released, vacated or fully bonded within thirty calendar days after its issue or levy; or

                           (k) The Parent or any of its Significant Subsidiaries institutes or consents to the institution of any proceeding under a Debtor Relief Law relating to it or to all or any part of its Property, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under a Debtor Relief Law relating to any such Person or to all or any part of its Property is instituted without the consent of that Person and continues undismissed or unstayed for 60 calendar days; or

                           (l) The occurrence of an Event of Default (as such term is or may hereafter be specifically defined in any other Loan Document) under any other Loan Document; or

                           (m) Any determination is made by a court of competent jurisdiction that any Subordinated Debt is not subordinated in accordance with its terms to the Obligations, provided that for so long as such determination is effectively stayed during any pending appeal the same shall not constitute an Event of Default; or

                           (n) Any Pension Plan maintained by the Parent or any of its Subsidiaries is determined to have a material "accumulated funding deficiency" as that term is defined in Section 302 of ERISA and the result is a Material Adverse Effect; or

                           (o) The occurrence of a License Revocation with respect to a license issued to Parent or any of its Subsidiaries by any Gaming Board of the States of New Jersey or Nevada with respect to gaming operations at any gaming facility accounting for 5% or more of the consolidated gross revenues of Parent and its Subsidiaries that continues for thirty calendar days.

         9.2 REMEDIES UPON EVENT OF DEFAULT. Without limiting any other rights or remedies of the Creditors provided for elsewhere in this Agreement, or the Loan Documents, or by applicable Law, or in equity, or otherwise:

                           (a) Upon the occurrence, and during the continuance, of any Event of Default other than an Event of Default described in
         Section 9.1(k):

                           (1) the commitment to make Advances and all other
                  obligations of the Creditors and all rights of Parent, Borrowers and any other Parties under the Loan Documents shall be suspended without notice to or demand upon Parent or the Borrowers , which are expressly waived by Parent and the Borrowers , except that all of the Lenders or the Requisite Lenders (as the case may be, in accordance with Section 11.2) may waive an Event of Default or, without waiving, determine, upon terms and conditions satisfactory to the Lenders or Requisite Lenders, as the case may be, to reinstate the Commitment and make further Advances, which waiver or determination shall apply equally to, and shall be binding upon, all the Lenders; and

                           (2) the Requisite Lenders may request the
                  Administrative Agent to, and the Administrative Agent thereupon shall, terminate the Commitment, demand that Borrowers deposit cash collateral for all Letters of Credit in the amount thereof with the Administrative Agent and/or declare all or any part of the unpaid principal of all Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Parent and the Borrowers.

                           (b) Upon the occurrence of any Event of Default
described in Section 9.1(k):

                           (1) the commitment to make Advances and all other
                  obligations of the Creditors and all rights of Parent, Borrowers and any other Parties under the Loan Documents shall terminate without notice to or demand upon Parent or Borrowers, which are expressly waived by

                  Parent and Borrowers, except that all the Lenders may waive the Event of Default or, without waiving, determine, upon terms and conditions satisfactory to all the Lenders, to reinstate the Commitment and make further Advances, which determination shall apply equally to, and shall be binding upon, all the Lenders; and

                           (2) the unpaid principal of all Notes, all interest
                  accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Parent and Borrowers, and Borrowers shall be obligated to immediately deposit cash collateral for all Letters of Credit with the Administrative Agent in the amount thereof.

                           (c) Upon the occurrence of any Event of Default, the Creditors, or any of them, without notice to (except as expressly provided for in any Loan Document) or demand upon Parent or Borrowers, which are expressly waived by Borrowers (except as to notices expressly provided for in any Loan Document), may proceed (but only with the consent of the Requisite Lenders) to protect, exercise and enforce their rights and remedies under the Loan Documents against Parent and the Borrowers and any other Parties and such other rights and remedies as are provided by Law or equity.

                           (d) The order and manner in which the Lenders' rights and remedies are to be exercised shall be determined by the Requisite Lenders in their sole discretion, and all payments received by the Creditors, shall be applied first to the costs and expenses (including attorneys' fees and disbursements and the allocated costs of attorneys employed by the Administrative Agent) of the Creditors, and thereafter paid pro rata to the Lenders in the same proportions that the aggregate Obligations owed to each Lender under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Lenders, without priority or preference among the Lenders. Regardless of how each Lender may treat payments for the purpose of its own accounting, for the purpose of computing the Obligations hereunder and under the Notes, payments shall be applied first, to the costs and expenses of the Creditors, as set forth above, second, to the payment of accrued and unpaid interest due under any Loan Documents to and including the date of such application (ratably, and without duplication, according to the accrued and unpaid interest due under each of the Loan Documents), and third, to the payment of all other amounts (including principal and fees) then owing to the Creditors under the Loan Documents. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of the Lenders hereunder or thereunder or at Law or in equity.


                                   Article 10
                            THE ADMINISTRATIVE AGENT

         10.1 APPOINTMENT AND AUTHORIZATION. Each Creditor hereby irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof or are reasonably incidental, as determined by the Administrative Agent, thereto. This appointment and authorization is intended solely for the purpose of facilitating the servicing of the Obligations and does not constitute appointment of the Administrative Agent as trustee for any Lender or as representative of any Lender for any other purpose and, except as specifically set forth in the Loan Documents to the contrary, the Administrative Agent shall take such action and exercise such powers only in an administrative and ministerial capacity.

         10.2 ADMINISTRATIVE AGENT AND AFFILIATES. Bank of America (and each successor Administrative Agent) has the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it was not the Administrative Agent, and the term "Lender" or "Lenders" includes Bank of America in its individual capacity. Bank of America (and each successor Administrative Agent) and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with Parent, any Subsidiary thereof, or any Affiliate of Parent, as if it was not the Administrative Agent and without any duty to account therefor to the Lenders. Bank of America (and each successor Administrative Agent) need not account to any other Bank for any monies received by it for reimbursement of its costs and expenses as Administrative Agent hereunder, or for any monies received by it in its capacity as a Lender hereunder. The Administrative Agent shall not be deemed to hold a fiduciary relationship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

         10.3 PROPORTIONATE INTEREST IN ANY COLLATERAL. The Administrative Agent, on behalf of all the Lenders, shall hold in accordance with the Loan Documents all items of any collateral or interests therein hereafter received or held by the Administrative Agent. Subject to the Administrative Agent's and the Lenders' rights to reimbursement for their costs and expenses hereunder (including attorneys' fees and disbursements and other professional services and the allocated costs of attorneys employed by the Administrative Agent or a Lender), each Lender shall have an interest in the Lenders' interest in any collateral or interests therein in the same proportions that the aggregate Obligations owed such Lender under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Lenders, without priority or preference among the Lenders.

         10.4 LENDERS' CREDIT DECISIONS. Each Creditor agrees that it has, independently and without reliance upon the Administrative Agent, any other Creditor or the directors, officers, agents, employees or attorneys of any other Creditor, and instead in reliance upon information supplied to it by or on behalf of Parent and Borrowers and upon such other information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement. Each Creditor also agrees that it shall, independently and without reliance upon any other Creditor or the directors, officers, agents, employees or attorneys of any other Creditor, continue to make its own independent credit analyses and decisions in acting or not acting under the Loan Documents.

         10.5  ACTION BY ADMINISTRATIVE AGENT.

                  (a) The Administrative Agent, the relevant Issuing Lender and the Swing Line Lender may assume that no Default or Event of Default has occurred and is continuing, unless they have received notice from a Parent or any Borrower stating the nature of the Default or Event of Default or have received notice from a Lender stating the nature of the Default or Event of Default and that such Lender considers the Default or Event of Default to have occurred and to be continuing.

                  (b) The Administrative Agent has only those obligations under the Loan Documents as are expressly set forth therein.

                  (c) Except for any obligation expressly set forth in the Loan Documents and as long as the Administrative Agent may assume that no Event of Default has occurred and is continuing, the Administrative Agent may, but shall not be required to, exercise its discretion to act or not act, except that the Administrative Agent shall be required to act or not act upon the instructions of the Requisite Lenders (or of all the Lenders, to the extent required by Section 11.2) and those instructions shall be binding upon the Administrative Agent and all the Lenders, provided that the Administrative Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to applicable Law or would result, in the reasonable judgment of the Administrative Agent, in substantial risk of liability to the Administrative Agent.

                  (d) If the Administrative Agent has received a notice specified in clause (a), the Administrative Agent shall immediately give notice thereof to the Lenders and shall act or not act upon the instructions of the Requisite Lenders (or of all the Lenders, to the extent required by Section 11.2), provided that the Administrative Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to applicable Law or would result, in the reasonable judgment of the Administrative Agent, in substantial risk of liability to the Administrative Agent, and except that if the Requisite Lenders (or all the Lenders, if required under Section 11.2) fail, for five Business Days after the receipt of notice from the Administrative Agent, to instruct the Administrative Agent, then the Administrative Agent, in its sole discretion, may act or not act as it deems advisable for the protection of the interests of the Creditors.

                  (e) The Administrative Agent shall have no liability to any Creditor for acting, or not acting, as instructed by the Requisite Lenders (or all the Lenders, if required under Section 11.2), notwithstanding any other provision hereof.

         10.6 LIABILITY OF ADMINISTRATIVE AGENT. Neither the Administrative Agent nor any of its directors, officers, agents, employees or attorneys shall be liable for any action taken or not taken by them under or in connection with the Loan Documents, except for their own gross negligence or willful misconduct. Without limitation on the foregoing, the Administrative Agent and its directors, officers, agents, employees and attorneys:


                                       92-

                           (a) May treat the payee of any Note as the holder thereof until the Administrative Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Administrative Agent, signed by the payee, and may treat each Lender as the owner of that Lender's interest in the Obligations for all purposes of this Agreement until the Administrative Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Administrative Agent, signed by that Lender.

                           (b) May consult with legal counsel (including in-house legal counsel), accountants (including in-house accountants) and other professionals or experts selected by it, or with legal counsel, accountants or other professionals or experts for Parent and/or its Subsidiaries or the Lenders, and shall not be liable for any action taken or not taken by it in good faith in accordance with any advice of such legal counsel, accountants or other professionals or experts.

                           (c) Shall not be responsible to any Lender for any statement, warranty or representation made in any of the Loan Documents or in any notice, certificate, report, request or other statement (written or oral) given or made in connection with any of the Loan Documents.

                           (d) Except to the extent expressly set forth in the Loan Documents, shall have no duty to ask or inquire as to the performance or observance by Parent or its Subsidiaries of any of the terms, conditions or covenants of any of the Loan Documents or to inspect any collateral or the Property, books or records of Parent or its Subsidiaries.

                           (e) Will not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, effectiveness, sufficiency or value of any Loan Document, any other instrument or writing furnished pursuant thereto or in connection therewith, or any collateral.

                           (f) Will not incur any liability by acting or not acting in reliance upon any Loan Document, notice, consent, certificate, statement, request or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties.

                           (g) Will not incur any liability for any arithmetical error in computing any amount paid or payable by Parent, Borrowers or any Subsidiary thereof or paid or payable to or received or receivable from any Lender under any Loan Document, including, without limitation, principal, interest, commitment fees, Advances and other amounts; provided that, promptly upon discovery of such an error in computation, the Creditors (and, to the extent applicable, Parent and Borrowers) shall make such adjustments as are necessary to correct such error and to restore the parties to the position that they would have occupied had the error not occurred.

         10.7 INDEMNIFICATION. Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify and hold the Administrative Agent, the Lead Arranger and their respective directors, officers, agents, employees and attorneys harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, attorneys' fees and disbursements and allocated costs of attorneys employed by the Administrative Agent or the Lead Arranger) that may be imposed on, incurred by or asserted against it or them in any way relating to or arising out of the Loan Documents (other than losses incurred by reason of the failure of Parent or Borrowers to pay and perform the Obligations) or any action taken or not taken by it as Administrative Agent and the Lead Arranger thereunder, except such as result from their own gross negligence or willful misconduct. Without limitation on the foregoing, each Lender shall reimburse the Administrative Agent and the Lead Arranger upon demand for that Lender's Pro Rata Share of any out-of-pocket cost or expense incurred by the Administrative Agent or the Lead Arranger in connection with the negotiation, preparation, execution, delivery, amendment, waiver, restructuring, reorganization (including a bankruptcy reorganization), enforcement or attempted enforcement of the Loan Documents, to the extent that Parent, Borrowers or any other Party fails to do so upon demand.

         10.8 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may, and at the request of the Requisite Lenders shall, resign as Administrative Agent upon thirty days notice to the Lenders, Parent and the Borrowers. If the Administrative Agent resigns as Administrative Agent under this Agreement, the Requisite Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be approved by Parent and Borrowers (and such approval shall not be unreasonably withheld). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders, Parent and Borrowers, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated (except for any liabilities incurred prior to such termination). After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article 10, and Sections 11.3,
11.11 and 11.23, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is thirty days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor administrative agent as provided for above.

         10.9 NO OBLIGATIONS OF PARENT OR BORROWERS. Nothing contained in this
Article 10 shall be deemed to impose upon Parent or Borrowers any obligation in respect of the due and punctual performance by the Administrative Agent of its obligations to the Lenders under any provision of this Agreement, and Parent and Borrowers shall have no liability to any Creditor in respect of any failure by any Creditor to perform any of its obligations to any other Creditor under this Agreement.

                                   Article 11
                                  MISCELLANEOUS

         11.1 CUMULATIVE REMEDIES; NO WAIVER. The rights, powers, privileges and remedies of the Creditors provided herein or in any Note or other Loan Document are cumulative and not exclusive of any right, power, privilege or remedy provided by Law or equity. No failure or delay on the part of any Creditor in exercising any right, power, privilege or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power, privilege or remedy preclude any other or further exercise of the same or any other right, power, privilege or remedy. The terms and conditions of Article 8 hereof are inserted for the sole benefit of the Creditors; the same may be waived in whole or in part, with or without terms or conditions, in respect of any Loan or Letter of Credit without prejudicing the Creditors rights to assert them in whole or in part in respect of any other Loan or Letter of Credit.

         11.2 AMENDMENTS; CONSENTS. No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by Parent, Borrowers or any other Party therefrom, may in any event be effective unless in writing signed by the Requisite Lenders (and, in the case of any amendment, modification or supplement of or to any Loan Document to which Parent or any Borrower is a party, signed by Parent and that Borrower and, in the case of any amendment, modification or supplement to Article 10, signed by the Administrative Agent), and then only in the specific instance and for the specific purpose given; and, without the approval in writing of all the Lenders, no amendment, modification, supplement, termination, waiver or consent may be effective:

                           (a) To forgive any principal Obligation, defer any required payment of any Obligation, reduce the amount or rate of interest payable on any Loan or Advance without the consent of the affected Lender, increase the amount of the Commitment (except as set forth in Section 2.7) or the Pro Rata Share of any Lender or decrease the amount of any Letter of Credit Fee or facility fee payable to any Lender, or reduce any other fee or amount payable to the Creditors under the Loan Documents or to waive an Event of Default consisting of the failure of any Borrower to pay when due principal, interest or any facility fee or letter of credit fee;

                           (b) To postpone any date fixed for any payment of principal of, prepayment of principal of or any installment of interest on, any Note or any installment of any facility fee or letter of credit fee, or to extend the term of the Commitment (except as set forth in Section 2.12);

                           (c) To amend the provisions of the definition of "Requisite Lenders" or this Section 11.2 or to amend or waive Section 6.2;

                           (d) to release or subordinate the Parent Guaranty; or

                           (e) To amend any provision of this Agreement that expressly requires the consent or approval of all the Lenders.

Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section 11.2 shall apply equally to, and shall be binding upon, all of the Creditors.

If, in connection with any proposed amendment, modification, supplement, termination, waiver or consent to any of the provisions hereof as contemplated by clauses (a) through (d), inclusive, of this Section 11.2, the consent of the Required Lenders is obtained, but the consent of one or more of the other Lenders is required and is not obtained, then the Borrowers shall have the right to (i) replace such non-consenting Lender with one or more Eligible Assignees in accordance with Section 11.14(a) if such Eligible Assignee consents to the proposed amendment, modification, supplement, termination, waiver or consent, or
(ii) reduce the Commitment in accordance with Section 11.14(b) or any combination of the foregoing, provided that each such non-consenting Lender shall be either replaced as set forth in clause (i) or eliminated as set forth in clause (ii).

         11.3 COSTS, EXPENSES AND TAXES. Each Borrower shall pay within two Business Days after demand, accompanied by an invoice therefor, the reasonable costs and expenses of the Administrative Agent and the Lead Arranger in connection with the negotiation, preparation, syndication, execution and delivery of the Loan Documents and any amendment thereto or waiver thereof which is requested by Borrowers or is entered into when any Default or Event of Default exists. Following any Event of Default, each Borrower shall pay on demand, accompanied by an invoice therefor, the reasonable costs and expenses of the Administrative Agent and each of the other Creditors in connection with the restructuring, reorganization (including a bankruptcy reorganization) and enforcement or attempted enforcement of the Loan Documents, and any matter related thereto. The foregoing costs and expenses shall include filing fees, recording fees, title insurance fees, appraisal fees, search fees, and other out-of-pocket expenses and the reasonable fees and out-of-pocket expenses of any legal counsel (including allocated costs of legal counsel employed by any Creditor), independent public accountants and other outside experts retained by any of the Creditors, whether or not such costs and expenses are incurred or suffered by the Creditors in connection with or during the course of any bankruptcy or insolvency proceedings of the Parent or any Subsidiary thereof. Such costs and expenses shall also include, in the case of any amendment or waiver of any Loan Document requested by the Parent or the Borrowers, the administrative costs of the Administrative Agent reasonably attributable thereto. Each Borrower shall pay any and all documentary and other taxes, excluding, in the case of each Creditor and its Eurodollar Lending Office thereof, (i) taxes imposed on or measured in whole or in part by its net income or capital and franchise taxes imposed on it, (ii) any withholding taxes or other taxes based on net income (other than withholding taxes and taxes based on net income resulting from or attributable to any change following the Closing Date in any law, rule or regulation or any change following the Closing Date in the interpretation or administration of any law, rule or regulation by any governmental authority) or
(iii) any withholding taxes or other taxes based on net income for any period with respect to which it has failed to provide the Parent with the appropriate form or forms required by Section 11.21, to the extent such forms are then required by applicable Laws, and all costs, expenses, fees and charges payable or determined to be payable in connection with the filing or recording of this Agreement, any other Loan Document or any other instrument or writing to be delivered hereunder or thereunder, or in connection with any transaction pursuant hereto or thereto, and shall reimburse, hold harmless and indemnify the Creditors from and against any and all loss, liability or legal or other expense with respect to or resulting from any delay in paying or failure to pay any such tax, cost, expense, fee or charge or that any of them may suffer or incur by reason of the failure of any Party to perform any of its Obligations. Any amount payable to the Creditors under this Section 11.3 shall bear interest from the second Business Day following the date of demand for payment at the Default Rate.

         11.4 NATURE OF LENDERS' OBLIGATIONS. The obligations of the Lenders hereunder are several and not joint or joint and several. Nothing contained in this Agreement or any other Loan Document and no action taken by the Creditors or any of them pursuant hereto or thereto may, or may be deemed to, make the Creditors a partnership, an association, a joint venture or other entity, either among themselves or with Parent, any Borrower or any Affiliate thereof. Each Lender's obligation to make any Advance pursuant hereto is several and not joint or joint and several, and in the case of the initial Advance only is conditioned upon the performance by all other Lenders of their obligations to make initial Advances. A default by any Lender will not increase the Pro Rata Share attributable to any other Lender. Any Lender not in default may, if it desires, assume in such proportion as a majority in interest of the nondefaulting Lenders agree the obligations of any Lender in default, but is not obligated to do so.

         11.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein or in any other Loan Document, or in any certificate or other writing delivered by or on behalf of any one or more of the Parties to any Loan Document, will survive the making of the Loans hereunder and the execution and delivery of the Notes, and have been or will be relied upon by the Creditors, notwithstanding any investigation made by the Creditors or on their behalf.

         11.6 NOTICES. EXCEPT as otherwise expressly provided in the Loan Documents, all notices, requests, demands, directions and other communications provided for hereunder or under any other Loan Document must be in writing and must be mailed, telecopied or delivered by overnight courier or otherwise to the appropriate party at the address set forth on the signature pages of this Agreement or other applicable Loan Document or, as to any party to any Loan Document, at any other address as may be designated by it in a written notice sent to all other parties to such Loan Document in accordance with this Section. Except as otherwise expressly provided in any Loan Document, if any notice, request, demand, direction or other communication required or permitted by any Loan Document is given by mail it will be effective on the earlier of receipt or the third calendar day after deposit in the United States mail with first class or airmail postage prepaid; if given by telecopier, when sent; or if given by personal delivery, when delivered.

         11.7 EXECUTION OF LOAN DOCUMENTS. Unless the Administrative Agent otherwise specifies with respect to any Loan Document, (a) this Agreement and any other Loan Document may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Loan Document, as the case may be, when taken together will be deemed to be but one and the same instrument and (b) execution of any such counterpart may be evidenced by a telecopier transmission of the signature of such party. The execution of this Agreement or any other Loan Document by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

         11.8  BINDING EFFECT; ASSIGNMENT.

                  (a) This Agreement and the other Loan Documents will be binding upon and inure to the benefit of Parent, Borrowers, the Creditors, and their respective successors and assigns, except that Parent and Borrowers may not assign their rights hereunder or thereunder or any interest herein or therein without the prior written consent of all the Lenders (any purported assignment by Parent or any Borrower in violation of this Section being void ab initio). Each Lender represents that it is not acquiring its Notes with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (subject to any requirement that disposition of such Notes must be within the control of such Lender). Any Lender may at any time pledge its Notes or any other instrument evidencing its rights as a Lender under this Agreement to a Federal Reserve Bank, but no such pledge shall release that Lender from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Lender hereunder absent foreclosure of such pledge.

                  (b) From time to time following the Closing Date, each Lender may assign to one or more Eligible Assignees all or any portion of its Pro Rata Share and its Notes; provided that (i) such Eligible Assignee, if not then a Lender or an Affiliate of the assigning Lender having a combined capital and surplus in excess of $100,000,000, shall be approved by each of the Administrative Agent (which approval shall not be unreasonably withheld) and the Parent and the Borrowers (which approval shall not be unreasonably withheld and will not be required if an Event of Default has occurred and remains continuing), (ii) such assignment shall be evidenced by an Assignment Agreement, a copy of which shall be furnished to the Administrative Agent, (iii) except in the case of an assignment to an Affiliate of the assigning Lender, to another Lender or of the entire remaining Commitment of the assigning Lender, the assignment shall not assign a Pro Rata Share which is less than $5,000,000, and (iv) the effective date of any such assignment shall be as specified in the Assignment Agreement, but not earlier than the date which is five Business Days after the date the Administrative Agent has received the Assignment Agreement. Upon the effective date of such Assignment Agreement, the Eligible Assignee named therein shall be a Lender for all purposes of this Agreement, with the Pro Rata Share therein set forth and, to the extent of such Pro Rata Share, the assigning Lender shall be released from its further obligations under this Agreement and the other Loan Documents. Each Borrower agrees that it shall execute and deliver (against delivery by the assigning Lender to the Borrowers of its Notes) to such assignee Lender, Notes evidencing that assignee Lender's Pro Rata Share, and to the assigning Lender, Notes evidencing the remaining balance Pro Rata Share retained by the assigning Lender.

                  (c) By executing and delivering an Assignment Agreement, the Eligible Assignee thereunder acknowledges and agrees that: (i) other than the representation and warranty that it is the legal and beneficial owner of the Pro Rata Share being assigned thereby free and clear of any adverse claim, the assigning Lender has made no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of this Agreement or any other Loan Document; (ii) the assigning Lender has made no representation or warranty and assumes no responsibility with respect to the financial condition of the Parent or its Subsidiaries or the performance by the Parent or its Subsidiaries of the Obligations; (iii) it has received a copy of this Agreement and the other Loan Documents, together with copies of the most recent financial statements delivered pursuant to Section 7.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment Agreement; (iv) it will, independently and without reliance upon any other Creditor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) it appoints and authorizes the Administrative Agent to take such action and to exercise such powers under this Agreement and the Loan Documents as are delegated to the Administrative Agent by this Agreement; and
(vi) it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) The Administrative Agent shall maintain a copy of each Assignment Agreement delivered to it. After receipt of a completed Assignment Agreement executed by any Lender and an Eligible Assignee, and receipt (except in the case of the assignment to an Affiliate of the Assignor) of an assignment fee of $3,500 from such Eligible Assignee, the Administrative Agent shall, promptly following the effective date thereof, provide to Parent and the Borrowers and the Lenders a revised Schedule 1.1 giving effect thereto.

                  (e) Each Lender may from time to time grant participations in a portion of its Pro Rata Share or in any Competitive Advance, in each case to one or more banks or other financial institutions (including another Lender); provided, however, that (i) such Lender's obligations under the Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other financial institutions shall not be a Lender hereunder for any purpose except, if the participation agreement so provides, for the purposes of Sections 3.7, 3.8 and 11.11, but only to the extent that the cost of such benefits to Parent and Borrowers does not exceed the cost which Parent and the Borrowers would have incurred in respect of such Lender absent the participation, (iv) Parent, the Borrowers and the other Creditors shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) the participation interest shall not restrict an increase in the Commitment, or in the granting Lender's Pro Rata Share, so long as the amount of the participation interest is not affected thereby, and (vi) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents other than those which (A) extend the Maturity Date or any other date upon which any payment of money is due to the Lender granting the participation, (B) reduce the rate of interest on the Notes of such Lender, any fee or any other monetary amount payable to that Lender, or (C) reduce the amount of any installment of principal due under the Notes of that Lender.

                  (f) Notwithstanding anything in this Section to the contrary, the rights of the Lenders to make assignment of, and grant participations in, their Pro Rata Share of the Commitment shall be subject to the approval of any Gaming Board, to the extent required by applicable Gaming Laws.

                  (g) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC") of such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent, Parent and the Borrowers, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to Sections 2.1, 2.2, 2.3 or 2.5, provided that (i) nothing herein shall constitute a commitment to make any Loan by any SPC and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender (and, if such Loan is a Competitive Advance, shall be deemed to utilize the Commitments of all the Lenders) to the same extent, and as if, such Loan were made by the Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the related Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof, provided that the Granting Lender for each SPC hereby agrees to indemnify, save, and hold harmless each other party hereto for any loss, cost, damage and expense arising out of their inability to institute any such proceeding against its SPC. In addition, notwithstanding anything to the contrary contained in this Section 11.8, any SPC may (i) with notice to, but without the prior written consent of, Parent, the Borrowers or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender or to any financial institutions providing liquidity and/or credit facilities to or for the account of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans (but nothing contained herein shall be construed in derogation of the obligation of the Granting Lender to make Loans hereunder), provided that neither the consent of the SPC or of any such assignee shall be required for amendments or waivers of provisions of the Loan Documents except for those amendments or waivers for which the consent of participants is required under Section 11.8(e)(vi), and
(ii) disclose on a confidential basis (in the same manner described in Section 11.13) any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC.

         11.9 SHARING OF SETOFFS. Each Lender severally agrees that if it, through the exercise of any right of setoff, banker's lien or counterclaim against Parent, any Borrower, or otherwise, receives payment of the Obligations held by it that is ratably more than any other Lender, through any means, receives in payment of the Obligations held by that Lender, then, subject to applicable Laws: (a) The Lender exercising the right of setoff, banker's lien or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from the other Lender a participation in the Obligations held by the other Lender and shall pay to the other Lender a purchase price in an amount so that the share of the Obligations held by each Lender after the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment; and (b) Such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all of the Lenders share any payment obtained in respect of the Obligations ratably in accordance with each Lender's share of the Obligations immediately prior to, and without taking into account, the payment; provided that, if all or any portion of a disproportionate payment obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Lender by Parent, Borrowers or any Person claiming through or succeeding to the rights of Parent or Borrowers, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Lender that purchases a participation in the Obligations pursuant to this Section shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. Parent and each Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in an Obligation so purchased may exercise any and all rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if the Lender were the original owner of the Obligation purchased.

         11.10 INDEMNITY BY PARENT AND BORROWERS. Parent and each Borrower jointly and severally (but as between Parent and Borrowers, ratably) agrees to indemnify, save and hold harmless each of the Creditors and the Arranger and their Affiliates, directors, officers, agents, attorneys and employees (collectively the "Indemnitees") from and against: (a) Any and all claims, demands, actions or causes of action (except a claim, demand, action, or cause of action for any amount excluded from the definition of "Taxes" in Section 3.12(d)) if the claim, demand, action or cause of action arises out of or relates to any act or omission (or alleged act or omission) of Parent, any Borrower, its Affiliates or any of its officers, directors or shareholders relating to the Commitment, the use or contemplated use of proceeds of any Loan or Letter of Credit, or the relationship of Parent, Borrowers and the Creditors under this Agreement; (b) Any administrative or investigative proceeding by any Governmental Agency arising out of or related to a claim, demand, action or cause of action described in clause (a) above; and (c) Any and all liabilities, losses, costs or expenses (including attorneys' fees and the allocated costs of attorneys employed by any Indemnitee and disbursements of such attorneys and other professional services) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action or cause of action; PROVIDED that no Indemnitee shall be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee. If any claim, demand, action or cause of action is asserted against any Indemnitee, such Indemnitee shall promptly notify Parent and Borrowers, but the failure to so promptly notify Parent or Borrowers shall not affect Parent's and Borrowers' obligations under this Section unless such failure materially prejudices Parent's or Borrowers' right to participate in the contest of such claim, demand, action or cause of action, as hereinafter provided. Such Indemnitee may (and shall, if requested by Parent and the Borrowers in writing) contest the validity, applicability and amount of such claim, demand, action or cause of action and shall permit Parent and the Borrowers to participate in such contest. Any Indemnitee that proposes to settle or compromise any claim or proceeding for which Parent or the Borrowers may be liable for payment of indemnity hereunder shall give Parent and the

Borrowers written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain Parent's and the Borrowers' prior consent (which shall not be unreasonably withheld). In connection with any claim, demand, action or cause of action covered by this Section against more than one Indemnitee, all such Indemnitees shall be represented by the same legal counsel (which may be a law firm engaged by the Indemnitees or attorneys employed by an Indemnitee or a combination of the foregoing) selected by the Indemnitees; provided, that if such legal counsel determines in good faith that representing all such Indemnitees would or could result in a conflict of interest under Laws or ethical principles applicable to such legal counsel or that a defense or counterclaim is available to an Indemnitee that is not available to all such Indemnitees, then to the extent reasonably necessary to avoid such a conflict of interest or to permit unqualified assertion of such a defense or counterclaim, each Indemnitee shall be entitled to separate representation, with all such legal counsel using reasonable efforts to avoid unnecessary duplication of effort by counsel for all Indemnitees; and further provided that the Administrative Agent (as an Indemnitee) shall at all times be entitled to representation by separate legal counsel (which may be a law firm or attorneys employed by the Administrative Agent or a combination of the foregoing). Any obligation or liability of the Parent and the Borrowers to any Indemnitee under this Section shall survive the expiration or termination of this Agreement and the repayment of all Loans and the payment and performance of all other Obligations owed to the Lenders.

         11.11 NONLIABILITY OF THE LENDERS. Parent and each Borrower acknowledges and agrees that:

                           (a) Any inspections of any Property of Parent or its Subsidiaries made by or through the Creditors are solely for purposes of administration of this Agreement and Parent and the Borrowers are not entitled to rely upon the same (whether or not such inspections are at the expense of Parent and the Borrowers);

                           (b) By accepting, furnishing or approving anything required to be observed, performed, fulfilled or given to the Creditors pursuant to the Loan Documents, none of the Creditors shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance, furnishing or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by the Creditors;

                           (c) The relationship among Parent, the Borrowers and the Creditors is, and shall at all times remain, solely that of borrowers, guarantors and lenders; none of the Creditors shall under any circumstance be construed to be partners or joint venturers of Parent, Borrowers or their Affiliates; none of the Creditors shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Parent or its Affiliates, or to owe any fiduciary duty to Parent or its Affiliates; none of the Creditors undertakes or assumes any responsibility or duty to Parent or its Affiliates to select, review, inspect, supervise, pass judgment upon or inform Parent or its Affiliates of any matter in connection with their Property or the operations of Parent or its Affiliates; Parent and its Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by the Creditors in connection with such matters is solely for the protection of the Creditors and neither Parent, the Borrowers nor any other Person is entitled to rely thereon; and

                           (d) The Creditors shall not be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to Property caused by the actions, inaction or negligence of Parent and/or its Affiliates and Parent and each Borrower hereby indemnifies and holds the Creditors harmless from any such loss, damage, liability or claim.

         11.12 NO THIRD PARTIES BENEFITTED. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Parent, the Borrowers and the Creditors in connection with the Loans, Letters of Credit and Swing Line Advances, and is made for the sole benefit of Parent, the Borrowers, the Creditors, and the Creditors' successors and assigns, and, subject to Section 6.1 successors to Borrowers by permitted merger. EXCEPT as provided in Sections 11.8 and 11.11, no other Person shall have any rights of any nature hereunder or by reason hereof.

         11.13 CONFIDENTIALITY. Each Creditor agrees to hold any confidential information that it may receive from Parent and its Subsidiaries pursuant to this Agreement in confidence, except for disclosure: (a) To Affiliates of that Creditor and to other Creditors; (b) To legal counsel and accountants for Parent and its Subsidiaries or any Creditor; (c) To other professional advisors to Parent and its Subsidiaries or any Creditor, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section 11.13 or has notified such professional advisors of the confidentiality of such information; (d) To regulatory officials having jurisdiction over that Creditor; (e) To any Gaming Board having regulatory jurisdiction over Parent or its Subsidiaries, provided that each Lender agrees to use its best efforts to notify Parent and the Borrowers of any such disclosure unless prohibited by applicable Laws; (f) As required by Law or legal process (provided that the relevant Creditor shall endeavor, to the extent it may do so under applicable Law, to give Parent and the Borrowers reasonable prior notice thereof to allow Parent and the Borrowers to seek a protective order) or in connection with any legal proceeding to which that Creditor, Parent and any Borrower are adverse parties; and (g) To another financial institution in connection with a disposition or proposed disposition to that financial institution of all or part of that Creditor's interests hereunder or a participation interest in its Notes, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section. For purposes of the foregoing, "confidential information" shall mean any information respecting Parent or its Subsidiaries reasonably considered by Parent and the Borrowers to be confidential, other than (i) information previously filed with any Governmental Agency and available to the public, (ii) information previously published in any public medium from a source other than, directly or indirectly, that Lender, and (iii) information previously disclosed to any Person not associated with Parent or its Affiliates without a confidentiality agreement substantially similar to this Section. Nothing in this Section shall be construed to create or give rise to any fiduciary duty on the part of any Creditor to Parent or the Borrowers.

         11.14 REMOVAL OF A LENDER. Parent and the Borrowers shall have the right to remove a Lender as a party to this Agreement pursuant to this Section in the event that such Lender (a) refuses to consent to an extension of the Maturity Date requested by Parent and the Borrowers in accordance with Section
2.12 which has been consented to by Lenders holding Pro Rata Share equal to or greater than 66 2/3% of the Commitment, or (b) requests compensation under
Section 3.7 or Section 3.8 which has not been requested by all other Lenders, in each case by written notice to the Administrative Agent and such Lender within 60 days following any such refusal or request, or (c) refuses to consent to certain proposed changes, waivers, modifications, supplements, terminations, waivers or consents with respect to this Agreement which have been approved by the Required Lenders as provided in Section 11.2, provided that no Default or Event of Default then exists, or (d) is the subject of a Disqualification. If Parent and the Borrowers are entitled to remove a Lender pursuant to this Section either:

                           (a) The Lender being removed shall within five Business Days after such notice execute and deliver an Assignment Agreement covering that Lender's Pro Rata Share in favor of one or more Eligible Assignees designated by Parent and the Borrowers and reasonably acceptable to the Administrative Agent, subject to payment of a purchase price by such Eligible Assignee equal to all principal and accrued interest, fees and other amounts payable to such Lender under this Agreement through the date of the Assignment Agreement; or

                           (b) Parent and the Borrowers may reduce the Commitment pursuant to Section 2.8 (and, for this purpose, the numerical requirements of such Section shall not apply) by an amount equal to that Lender's Pro Rata Share, pay and provide to such Lender the amount required by clause (a) above and release such Lender from its Pro Rata Share (subject, however, to the requirement that all conditions set forth in Section 8.2 are met as of the date of such reduction and the payment to the other Lenders of appropriate fees for the assumption of that Lender's participation in all Letters of Credit and Swing Line Advances then outstanding), in which case the percentage Pro Rata Shares of the remaining Lenders shall be ratably increased (but without any increase in the Dollar amount of the Pro Rata Shares of such Lenders).

         11.15 FURTHER ASSURANCES. Parent and its Subsidiaries shall, at their expense and without expense to the Creditors, do, execute and deliver such further acts and documents as any Creditor from time to time reasonably requires for the assuring and confirming unto the Creditors of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document.

         11.16 INTEGRATION. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental rights or remedies in favor of the Creditors in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

         11.17 GOVERNING LAW. Except to the extent otherwise provided therein, each Loan Document shall be governed by, and construed and enforced in accordance with, the local Laws of California, without regard to the choice of laws or conflicts of laws principles thereof.

         11.18 SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         11.19 HEADINGS. Article and Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

         11.20 TIME OF THE ESSENCE. Time is of the essence of the Loan
Documents.

         11.21 FOREIGN LENDERS AND PARTICIPANTS. Each Lender, and each holder of a participation interest herein, that is incorporated under the Laws of a jurisdiction other than the United States of America or any state thereof shall deliver to Parent (with a copy to the Administrative Agent), within twenty days after the Closing Date (or after accepting an Assignment Agreement or receiving a participation interest herein pursuant to Section 11.8, if applicable) two duly completed copies, signed by a Responsible Official, of either Form 1001 (relating to such Person and entitling it to a complete exemption from withholding on all payments to be made to such Person by Parent and the Borrowers pursuant to this Agreement) or Form 4224 (relating to all payments to be made to such Person by Parent and the Borrowers pursuant to this Agreement) of the United States Internal Revenue Service or such other evidence (including, if reasonably necessary, Form W-9) satisfactory to Parent and the Borrowers and the Administrative Agent that no withholding under the federal income tax laws is required with respect to such Person. Thereafter and from time to time, each such Person shall (a) promptly submit to Parent (with a copy to the Administrative Agent), such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to Parent and the Borrowers and the Administrative Agent of any available exemption from, United States withholding taxes in respect of all payments to be made to such Person by Parent and the Borrowers pursuant to this Agreement and (b) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Eurodollar Lending Office, if any) to avoid any requirement of applicable laws that Parent or the Borrowers make any deduction or withholding for taxes from amounts payable to such Person.

         11.22 GAMING BOARDS. The Creditors agree to cooperate with all Gaming Boards in connection with the administration of their regulatory jurisdiction over Parent and its Subsidiaries, including the provision of such documents or other information as may be requested by any such Gaming Board relating to Parent or any of its Subsidiaries or to the Loan Documents.

         11.23 NATURE OF THE BORROWERS' OBLIGATIONS. The Company hereby agrees that it shall be liable for all of the Obligations on a joint and several basis, notwithstanding which of the Borrowers may have directly received the proceeds of any particular Loan or Advance or the benefit of a particular Letter of Credit. Notwithstanding anything to the contrary set forth herein, the principal liability of Marina and each Borrower hereafter designated under Section 2.10 for Loans, Swing Line Advances and Letters of Credit shall be limited to Loans and Letters of Credit made to that Borrower and Letters of Credit issued for the account of that Borrower under the Aggregate Sublimit of that Borrower. Each of the Borrowers acknowledges and agrees that, for purposes of the Loan Documents, Parent and its Subsidiaries constitute a single integrated financial enterprise and that each receives a benefit from the availability of credit under this Agreement. Borrowers each waive all defenses arising under the Laws of suretyship, to the extent such Laws are applicable, in connection with their obligations under this Agreement. Without limiting the foregoing, each Borrower agrees to the Joint Borrower Provisions set forth in Exhibit L, incorporated by this reference.

         11.24 DESIGNATED SENIOR DEBT. Parent and each Borrower hereby irrevocably designate the Obligations and this Agreement as "Designated Senior Indebtedness" and "Senior Indebtedness" within the meanings given to those terms in Section 1.1 of the Supplemental Indenture dated December 9, 1998 entered into with respect to the Existing Subordinated Debt among the Company, Parent and IBJ Schroeder Bank & Trust Company.

         11.25 GAMING REGULATIONS. Each party to this Agreement hereby acknowledges that the consummation of the transactions contemplated by the Loan Documents is subject to applicable Gaming Laws (and Parent and Borrower represent and warrant that all requisite approvals necessary thereunder to enter into the transactions contemplated hereby have been duly obtained).

         11.26 WAIVER OF RIGHT TO TRIAL BY JURY. EACH SIGNATORY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE SIGNATORIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH SIGNATORY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY SIGNATORY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         11.27 PURPORTED ORAL AMENDMENTS. PARENT AND EACH BORROWER EXPRESSLY ACKNOWLEDGE THAT THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY ONLY BE AMENDED OR MODIFIED, OR THE PROVISIONS HEREOF OR THEREOF WAIVED OR SUPPLEMENTED, BY AN INSTRUMENT IN WRITING THAT COMPLIES WITH SECTION 11.2. PARENT AND EACH BORROWER AGREES THAT IT WILL NOT RELY ON ANY COURSE OF DEALING, COURSE OF PERFORMANCE, OR ORAL OR WRITTEN STATEMENTS BY ANY REPRESENTATIVE OF ANY OF THE CREDITORS THAT DOES NOT COMPLY WITH SECTION 11.2 TO EFFECT AN AMENDMENT, MODIFICATION, WAIVER OR SUPPLEMENT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

         Agreement to be duly executed as of the date first above written.

                                       HARRAH'S ENTERTAINMENT, INC.


                                       By: /s/ Charles L. Atwood
                                             ----------------------------------
                                           Charles L. Atwood, Vice President
                                           and Treasurer


                                       HARRAH'S OPERATING COMPANY, INC.


                                       By: /s/ Charles L. Atwood
                                             ----------------------------------
                                           Charles L. Atwood, Vice President
                                           and Treasurer


                                       MARINA ASSOCIATES

                                       By:  Harrah's New Jersey, Inc.,
                                            general partner

                                            By: /s/ Charles L. Atwood
                                                -------------------------------
                                                Charles L. Atwood, authorized
                                                signatory


                                       By:  Harrah's Atlantic City, Inc.,
                                            general partner

                                            By: /s/ Charles L. Atwood
                                                -------------------------------
                                                Charles L. Atwood, authorized
                                                signatory


                                       Address for notices for Parent and each
                                       Borrower:
                                       Harrah's Entertainment, Inc.
                                       1023 Cherry Road
                                       Memphis, Tennessee 38117
                                       Attn: Charles L. Atwood, Vice President
                                             and Treasurer
                                       Telecopier: 901/ 762-8698
                                       Telephone: 901/762-8852

                                       BANK OF AMERICA NATIONAL TRUST
                                       AND SAVINGS ASSOCIATION, as
                                       Administrative Agent


                                       By: /s/ Janice Hammond
                                           ---------------------------
                                          Janice Hammond, Vice President

                                       Address:
                                       Bank of America National Trust
                                       and Savings Association
                                       555 South Flower Street, 11th Floor
                                       Los Angeles, California 90071
                                       Attn: Janice Hammond
                                       Telecopier:  (213) 228-2299
                                       Telephone:   (213) 228-9861



                                       BANK OF AMERICA NATIONAL TRUST
                                       AND SAVINGS ASSOCIATION, as a Lender


                                       By: /s/ Scott Faber
                                           -----------------------------
                                           Scott Faber, Vice President

                                       Address:
                                       Bank of America National Trust
                                       and Savings Association
                                       555 South Flower Street, #3283
                                       Los Angeles, California  90071
                                       Attn:  Scott Faber, Vice President
                                       Telecopier:  (213) 228-3145
                                       Telephone:   (213) 228-2768

                                       With a copy to:
                                       Bank of America National Trust and
                                       Savings Association
                                       555 South Flower Street (LA-5777)
                                       Los Angeles, California  90071
                                       Attn:  William Newby, Managing Director
                                       Telecopier:  (213) 228-3145
                                       Telephone:   (213) 228-2438

                                       BANKERS TRUST COMPANY




                                       By: /s/ Mary Kay Coyle
                                           -----------------------------
                                           Mary Kay Coyle

                                       Title: Managing Director
                                              --------------------------

                                       Address for notices:

                                       Bankers Trust Company
                                       130 Liberty Street
                                       New York, New York 10006
                                       Attn.:  Mary Kay Coyle
                                       Facsimile:   (212) 250-7218
                                       Telephone:  (212) 250-9094

                                       CANADIAN IMPERIAL BANK OF COMMERCE



                                       By: /s/ Paul J. Chakmak
                                           -----------------------------
                                           Paul J Chakmak

                                       Title: Managing Director, CIBC
                                              Oppenheimer Corp., AS AGENT
                                              --------------------------

                                       Address for notices:

                                       CIBC Oppenheimer Corp.
                                       Two Paces West
                                       2727 Paces Ferry Road, Suite 1200
                                       Atlanta, Georgia 30339
                                       Attn.:  Sherry Hanamean
                                       Facsimile:   (770) 319-4955
                                       Telephone:  (770) 319-4856


                                       With a copy to:

                                       CIBC Oppenheimer Corp.
                                       350 South Grand Avenue, Suite 2600
                                       Los Angeles, California 90071
                                       Attention:  Carter Harned
                                       Facsimile:  (213) 346-0157
                                       Telephone:  (213)617-6216






                                      -117

                                    SOCIETE GENERALE



                                    By: /s/ Donald L. Schubert
                                        -----------------------------
                                        Donald L. Schubert

                                    Title: Managing Director
                                           --------------------------

                                    Address for notices:

                                    Societe Generale
                                    2029 Century Park East, Suite 2900
                                    Los Angeles, California 90067
                                    Attn.:  Donald Schubert, Managing Director
                                    Facsimile:   (310) 551-1537
                                    Telephone:  (310) 788-7104

                                       COMMERZBANK AKTIENGESELLSCHAFT, LOS
                                       ANGELES BRANCH



                                       By: /s/ Christian Jagenberg
                                           -----------------------------
                                           Christian Jagenberg

                                       Title: SVP and Manager
                                              --------------------------


                                       By: /s/ Werner Schmidbauer
                                           -----------------------------

                                       Title: Vice President
                                              --------------------------

                                       Address for notices:

                                       Commerzbank AG - Los Angeles Branch
                                       633 West Fifth Street, Suite 6600
                                       Los Angeles, California 90071
                                       Attn.:  Werner Schmidbauer
                                       Facsimile:   (213) 623-0039
                                       Telephone:  (213) 623-8223

                                       PNC BANK, NATIONAL ASSOCIATION



                                       By: /s/ Gary W. Wessels
                                           -----------------------------
                                           Gary W. Wessels

                                       Title: Vice President
                                              --------------------------

                                       Address for notices:

                                       PNC Bank, National Association
                                       Two Tower Center Boulevard
                                       East Brunswick, New Jersey 08816
                                       Attn.:  Denise D. Killen, Vice President
                                       Facsimile:   (732) 220-3270
                                       Telephone:  (732) 220-3262

                                       WELLS FARGO BANK, NATIONAL ASSOCIATION



                                       By: /s/ Sue Fuller
                                           -----------------------------
                                           Sue Fuller

                                       Title: Vice President

                                       Address for notices:

                                       Wells Fargo Bank, National Association
                                       One East First Street, Suite 300
                                       Reno, Nevada 89501
                                       Attn.:  Sue Fuller, Vice President
                                       Facsimile:   (775) 334-5637
                                       Telephone:  (775) 334-5633

                                       FLEET BANK N.A.



                                       By: /s/ John F. Cullinan
                                           -----------------------------
                                           John F. Cullinan

                                       Title: SVP
                                              --------------------------

                                       Address for notices:

                                       Fleet Bank N.A.
                                       3670 Route 9 South
                                       Freehold, New Jersey 07728
                                       Attn.:  John F. Cullinan,
                                       Senior Vice President
                                       Facsimile:   (732) 780-0754
                                       Telephone:  (732) 294-4306

                                       THE FIRST NATIONAL BANK OF CHICAGO



                                       By: /s/ Mark A. Isley
                                           -----------------------------
                                           Mark A. Isley

                                       Title: First Vice President
                                              --------------------------

                                       Address for notices:

                                       The First National Bank of Chicago
                                       One First National Plaza, 11th Floor
                                       Chicago, Illinois 60670
                                       Attn.:  Robert Simon
                                       Facsimile:   (312) 732-4840
                                       Telephone:  (312) 732-8543

                                       THE BANK OF NEW YORK



                                       By: /s/ Lisa Y. Brown
                                           -----------------------------
                                           Lisa Y. Brown

                                       Title: Vice President
                                              --------------------------


                                       Address for notices:

                                       The Bank of New York
                                       One Wall Street, 22nd Floor
                                       New York, New York 10005
                                       Attn.:  Dawn Hertling
                                       Facsimile:   (212) 6399 or 6877
                                       Telephone:  (212) 635-6742

                                       THE BANK OF NOVA SCOTIA



                                       By: /s/ F.C.H. Ashby
                                           -----------------------------
                                           F. C. H. Ashby

                                       Title: Senior Manager Loan Operations
                                              ----------------------------
                                       Address for notices:

                                       The Bank of Nova Scotia
                                       Atlanta Agency
                                       Suite 2700
                                       600 Peachtree Street, N.E.
                                       Atlanta, Georgia 30308
                                       Attn.:  Donna Gardner
                                       Facsimile:   (404) 888-8998
                                       Telephone:  (404) 877-1559

                                       CREDIT LYONNAIS LOS ANGELES BRANCH



                                       By: /s/ Diane M. Scott
                                           -----------------------------
                                           Diane M. Scott

                                       Title: First Vice President and
                                              Manager
                                              --------------------------

                                       Address for notices:

                                       Credit Lyonnais Los Angeles Branch
                                       515 South Flower Street, 22nd Floor
                                       Los Angeles, California 90071
                                       Attn.:  Penney Chu
                                       Facsimile:  (213) 623-3437
                                       Telephone:  (213) 362-5905

                                       U.S. BANK NATIONAL ASSOCIATION



                                       By:  /s/ David Walquist
                                            ----------------------------
                                            David Walquist

                                       Title: Vice President
                                               -------------------------

                                       Address for domestic notices:

                                       U.S. Bank National Association
                                       2300 West Sahara, Suite 120
                                       Las Vegas, Nevada 89102
                                       Attn.:  David Walquist, Vice President
                                       Facsimile:   (702) 386-3916
                                       Telephone:  (702) 386-3938



                                       Address for eurodollar notices:

                                       U.S. Bank National Association
                                       CLS West - PL-7
                                       555 S.W. Oak Street
                                       Portland, Oregon 97204
                                       Attn.:  J. Ramirez
                                       Facsimile:   (503) 275-8181
                                       Telephone:  (503) 275-3259

                                       WACHOVIA BANK, N.A.



                                       By: /s/ Karin E. Reel
                                           -----------------------------
                                           Karin E. Reel

                                       Title: Vice President
                                              --------------------------

                                       Address for notices:

                                       Wachovia Bank, N.A.
                                       191 Peachtree Street, N.E.
                                       Atlanta, Georgia 30303
                                       Attn.:  Karin E. Reel
                                       Facsimile:   (404) 332-5016
                                       Telephone:  (404) 332-5187

                                       WESTDEUTSCHE LANDESBANK GIROZENTRALE



                                       By: /s/ Alan S. Bookspan
                                           -----------------------------
                                           Alan S. Bookspan

                                       Title: Director
                                              --------------------------


                                       By: /s/ Walter T. Duffy, III
                                           -----------------------------
                                           Walter T. Duffy, III

                                       Title: Vice President

                                       Address for notices:

                                       Westdeutsche Landesbank Girozentrale
                                       1211 Avenue of the Americas
                                       New York, New York 10036
                                       Attn.:  Walter T. Duffy III, Vice
                                       President
                                       Facsimile:   (212) 852-6148
                                       Telephone:  (212) 852-6095

                                       FIRST SECURITY BANK, N.A.



                                       By: /s/ Stephen L. Goalen
                                           -----------------------------
                                           Stephen L. Goalen

                                       Title: Sr. Vice President
                                              --------------------------

                                       Address for domestic notices:

                                       First Security Bank, N.A.
                                       15 East 100 South - 2nd Floor
                                       Salt Lake City, Utah 84111
                                       Attn.:  David P. Williams
                                       Facsimile:   (801) 246-5532
                                       Telephone:  (801) 246-5540


                                       Address for eurodollar notices:

                                       First Security Bank, N.A.
                                       15 East 100 South - 2nd Floor
                                       Salt Lake City, Utah 84111
                                       Attn.:  David P. Williams
                                       Facsimile:   (801) 246-5532
                                       Telephone:  (801) 246-5540

                                       THE INDUSTRIAL BANK OF JAPAN, LIMITED
                                       ATLANTA AGENCY



                                       By: /s/ Koichi Hasegawa
                                           -----------------------------
                                           Koichi Hasegawa

                                       Title: Senior Vice President and
                                              Deputy General Manager
                                              --------------------------

                                       Address for notices:

                                       The Industrial Bank of Japan, Limited,
                                       Atlanta Agency
                                       1251 Avenue of Americas
                                       New York, New York 10020
                                       Attn.:  Michele Fuimo
                                       Facsimile:   (212) 282-4480
                                       Telephone:  (212) 282-4063

                                       BANKBOSTON, N.A.



                                       By: /s/ Patrick D. Bonebrake
                                           -----------------------------
                                           Patrick D. Bonebrake

                                       Title: Vice President
                                              --------------------------

                                       Address for notices:

                                       BankBoston, N.A.
                                       100 Federal Street
                                       MA 01-08-08
                                       Boston, Massachusetts 02110
                                       Attn.:  Brian Nathan
                                       Facsimile:   (617) 434-4301
                                       Telephone:  (617) 434-8479

                                       BANK OF HAWAII



                                       By: /s/ Robert M. Wheeler, III
                                           -----------------------------
                                           Robert M. Wheeler, III

                                       Title: Vice President
                                              --------------------------

                                       Address for notices:

                                       Bank of Hawaii
                                       130 Merchant Street, 20th Floor
                                       Honolulu, Hawaii 96813
                                       Attn.:  Robert Wheeler, Vice President
                                       Facsimile:   (808) 537-8301
                                       Telephone:  (808) 537-8237

                                       BANK OF SCOTLAND



                                       By: /s/ Annie Chin Tat
                                           -----------------------------
                                           Annie Chin Tat

                                       Title: Senior Vice President
                                              --------------------------

                                       Address for notices:

                                       Bank of Scotland
                                       565 Fifth Avenue
                                       New York, New York 10017
                                       Attn.:  Karen Workman, Banking Associate
                                       Facsimile:   (212) 687-4412
                                       Telephone:  (212) 450-0877

                                       BANQUE NATIONALE DE PARIS, HOUSTON AGENCY



                                       By: /s/ Warren G. Parham
                                           -----------------------------
                                           Warren G. Parham

                                       Title: Vice President
                                              --------------------------

                                       Address for notices:

                                       Banque Nationale De Paris, Houston Agency
                                       333 Clay Street, Suite 3400
                                       Houston, Texas 77002
                                       Attn.:  Donna Jo Rose
                                       Facsimile:   (713) 659-1414
                                       Telephone:  (713) 951-1240

                                       COMERICA WEST INCORPORATED



                                       By: /s/ Eoin P. Collins
                                           -----------------------------
                                           Eoin P. Collin
                                           Account Officer

                                       Address for notices:

                                       Comerica West Incorporated
                                       3980 Howard Hughes Parkway, Suite 350
                                       Las Vegas, Nevada 89109
                                       Attn.:  Regina C. McGuire
                                       Facsimile:   (702) 791-2371
                                       Telephone:  (702) 791-4804

                                       MICHIGAN NATIONAL BANK



                                       By: /s/ Jeffrey W. Billig
                                           -----------------------------
                                           Jeffrey W. Billig

                                       Title: Relationship Manager
                                              --------------------------

                                       Address for notices:

                                       Michigan National Bank
                                       27777 Inkster Road, 10-36
                                       Farmington Hills, Michigan 48334
                                       Attn.:  Jeffrey W. Billig, Relationship
                                       Manager
                                       Facsimile:   (248) 473-4345
                                       Telephone:  (248) 473-4329

                                       THE SUMITOMO BANK, LIMITED



                                       By: /s/ Gary P. Franke
                                           -----------------------------
                                           Gary P. Franke

                                       Title: Vice President and Manager
                                              --------------------------

                                       Address for notices:

                                       The Sumitomo Bank, Limited, New York
                                       Branch
                                       277 Park Avenue
                                       New York, New York 10172
                                       Attn.:  Matthew Sullivan
                                       Facsimile:   (212) 224-5197
                                       Telephone:  (212) 224-4120

                                       FIRST AMERICAN NATIONAL BANK, operating
                                       as DEPOSIT GUARANTY NATIONAL BANK



                                       By:  /s/ Larry C. Ratzlaff
                                            ----------------------------
                                            Larry C. Ratzlaff

                                       Title: Senior Vice President
                                              --------------------------

                                       Address for notices:

                                       First American National Bank, Operating
                                       as Deposit Guaranty National Bank
                                       210 East Capitol Street
                                       Jackson, Mississippi 39201
                                       Attn.:  Larry C. Ratzlaff, Senior
                                       Vice President
                                       Facsimile:   (601) 354-8315
                                       Telephone:  (601) 968-4749

                                       ERSTE BANK



                                       By: /s/ David Manheim
                                           -----------------------------
                                           David Manheim

                                       Title: Assistant Vice President
                                              Erste Bank New York Branch
                                              --------------------------


                                       By: /s/ John S. Runnion
                                           -----------------------------
                                           John S. Runnion

                                       Title: First Vice President
                                              --------------------------


                                       Address for notices:

                                       Erste Bank
                                       West Building, 32nd Floor
                                       280 Park Avenue
                                       New York, New York 10017
                                       Attn.:  David Manheim, Assistant
                                       Vice President
                                       Facsimile:   (212) 984-5627
                                       Telephone:  (212) 984-5633

                                       FIRST HAWAIIAN BANK



                                       By: /s/ Donald C. Young
                                           -----------------------------
                                           Donald C. Young

                                       Title: Vice President
                                               -------------------------

                                       Address for notices:

                                       First Hawaiian Bank
                                       999 Bishop Street, 11th Floor
                                       Honolulu, Hawaii 96813
                                       Attn.:  Brenda Deakins
                                       Facsimile:   (808) 525-5085
                                       Telephone:  (808) 525-8100

                                       FIRST TENNESSEE BANK NATIONAL ASSOCIATION



                                       By: /s/ James H. Moore, Jr.
                                           -----------------------------
                                           James H. Moore, Jr.

                                       Title: Vice President
                                              --------------------------

                                       Address for notices:

                                       First Tennessee Bank National Association
                                       165 Madison Avenue, 9th Floor
                                       Memphis, Tennessee 38103-2723
                                       Attn.: James H. Moore, Jr.,
                                       Vice President
                                       Facsimile:  (901) 523-4267
                                       Telephone:  (901) 523-4108

                                       HIBERNIA NATIONAL BANK



                                       By: /s/ Ross S. Wales
                                           -----------------------------
                                           Ross S. Wales

                                       Title: Vice President
                                              --------------------------

                                       Address for domestic notices:

                                       Hibernia National Bank
                                       313 Carondelet Street
                                       New Orleans, Louisiana 70130
                                       Attn.:  Lorie Ferguson, Commercial
                                       Banking Dept.
                                       Facsimile:   (504) 533-2060
                                       Telephone:  (504) 533-5718



                                       Address for eurodollar notices:

                                       Hibernia National Bank
                                       313 Carondelet Street
                                       New Orleans, Louisiana 70130
                                       Attn.:  Lorie Ferguson, Commercial
                                       Banking Dept.
                                       Facsimile:   (504) 533-2060
                                       Telephone:  (504) 533-5718

                                       THE DAI-ICHI KANGYO BANK, LTD.



                                       By: /s/ Bertram H. Tang
                                           -----------------------------
                                           Bertram H. Tang

                                       Title: VP & Group Leader
                                              --------------------------

                                       Address for notices:

                                       The Dai-Ichi Kangyo Bank, Ltd.
                                       One World Trade Center, 48th Floor
                                       New York, New York 10048
                                       Attn.:  Thomas Ho and
                                               Bertram H. Tang, Vice
                                               President & Group Leader
                                       Facsimile:   (212) 912-1879
                                       Telephone:  (212) 432-8845

                                    EXHIBIT A

                              ASSIGNMENT AGREEMENT


         THIS ASSIGNMENT AGREEMENT ("Agreement") dated as of ____________, _____ is made with reference to that certain Five Year Loan Agreement dated as of April 30, 1999 (as amended from time to time, the "Loan Agreement") by and among Harrah's Entertainment, Inc., a Delaware corporation, as Guarantor, Harrah's Operating Company, Inc., a Delaware corporation, Marina Associates, a New Jersey general partnership (each a "Borrower" and collectively, the "Borrowers"), the Lenders therein named, (collectively, the "Lenders" and individually, a "Lender") and Bank of America National Trust and Savings Association, as Administrative Agent and is entered into between the "Assignor" described below, in its capacity as a Lender under the Loan Agreement, and the "Assignee" described below.

         Assignor and Assignee hereby represent, warrant and agree as follows:

         1. DEFINITIONS. Capitalized terms defined in the Loan Agreement are used herein with the meanings set forth for such terms in the Loan Agreement. As used in this Agreement, the following capitalized terms shall have the meanings set forth below:

         "ASSIGNEE" means ___________________________________.

         "ASSIGNED PRO RATA SHARE" means _________________% of the Commitment of the Lenders under the Loan Agreement which equals $__________.

         "ASSIGNOR" means _______________________

         "EFFECTIVE DATE" means ___________, _____, the effective date of this Agreement determined in accordance with Section 11.8 of the Loan Agreement.

                  2. REPRESENTATIONS AND WARRANTIES OF THE ASSIGNOR. The Assignor represents and warrants to the Assignee as follows:

                           a. As of the date hereof, the Pro Rata Share of the
Assignor is ___________% of the Commitment (without giving effect to assignments thereof which have not yet become effective). The Assignor is the legal and beneficial owner of the Assigned Pro Rata Share and the Assigned Pro Rata Share is free and clear of any adverse claim.

                           b. As of the date hereof, the outstanding principal
balance of Advances made by the Assignor under the Assignor's Note is $____________________, and Assignor's ratable participation in outstanding Letters of Credit is $_____________________.

                           c. The Assignor has full power and authority, and has
taken all action necessary, to execute and deliver this Agreement and any and all other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement, and no governmental authorizations or other authorizations are required in connection therewith; and

                           d. This Agreement constitutes the legal, valid and
binding obligation of the Assignor.

The Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of each Borrower or the performance by each Borrower of the Obligations, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, or sufficiency of the Loan Agreement or any Loan Document other than as expressly set forth above.

                  3. REPRESENTATIONS AND WARRANTIES OF THE ASSIGNEE. The Assignee hereby represents and warrants to the Assignor as follows:

                  (a) The Assignee has full power and authority, and has taken all action necessary, to execute and deliver this Agreement, and any and all other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement, and no governmental authorizations or other authorizations are required in connection therewith;

                  (b) This Agreement constitutes the legal, valid and binding obligation of the Assignee;

                  (c) The Assignee has independently and without reliance upon the Administrative Agent or Assignor and based on such documents and information as the Assignee has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. The Assignee will, independently and without reliance upon the Administrative Agent or any Lender, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement;

                  (d) The Assignee has received copies of such of the Loan Documents delivered pursuant to Section 8.1 of the Loan Agreement as it has requested, together with copies of the most recent financial statements delivered pursuant to Section 7.1 of the Loan Agreement;

                  (e) The Assignee will perform in accordance with their respective terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender; and

                  (f)      The Assignee is an Eligible Assignee.

                  4. ASSIGNMENT. On the terms set forth herein, the Assignor, as of the Effective Date, hereby irrevocably sells, assigns and transfers to the Assignee all of the rights and obligations of the Assignor under the Loan Agreement, the other Loan Documents and the Assignor's Note to the extent of the Assigned Pro Rata Share, and the Assignee irrevocably accepts such assignment of rights and assumes such obligations from the Assignor on such terms and effective as of the Effective Date. As of the Effective Date, the Assignee shall have the rights and obligations of a "Lender" under the Loan Documents, except to the extent of any arrangements with respect to payments referred to in
Section 5 hereof. Assignee hereby appoints and authorizes the Administrative Agent to take such action and to exercise such powers under the Loan Agreement as are delegated to the Administrative Agent by the Loan Agreement.

                  5. PAYMENT. On the Effective Date, the Assignee shall pay to the Assignor, in immediately available funds, an amount equal to the purchase price of the Assigned Pro Rata Share, as agreed between the Assignor and the Assignee pursuant to a letter agreement of even date herewith. Such letter agreement also sets forth the agreement between the Assignor and the Assignee with respect to the amount of interest, fees, and other payments with respect to the Assigned Pro Rata Share which are to be retained by the Assignor. Assignee shall also pay to the Administrative Agent an assignment fee of $3,500 in accordance with Section 11.8 of the Loan Agreement.

                  The Assignor and the Assignee hereby agree that if either receives any payment of interest, principal, fees or any other amount under the Loan Agreement, their respective Notes or any other Loan Documents which is for the account of the other, it shall hold the same in trust for such party to the extent of such party's interest therein and shall promptly pay the same to such party.

                  6. PRINCIPAL, INTEREST, FEES, ETC. Any principal that would be payable and any interest, fees and other amounts that would accrue from and after the Effective Date to or for the account of the Assignor pursuant to the Loan Agreement and the Note shall be payable to or for the account of the Assignor and the Assignee, in accordance with their respective interests as adjusted pursuant to this Agreement.

                  7. NOTES. The Assignor and the Assignee shall make appropriate arrangements with each Borrower concurrently with the execution and delivery hereof so that replacement Notes are issued to the Assignor and new Notes are issued to the Assignee, in each case in principal amounts reflecting their Pro Rata Shares of the Commitment or their outstanding Advances (as adjusted pursuant to this Agreement).

                  8. FURTHER ASSURANCES. Concurrently with the execution of this Agreement, the Assignor shall execute two counterpart original Requests for Registration, in the form of Exhibit A to this Agreement, to be forwarded to the Administrative Agent. The Assignor and the Assignee further agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Agreement, and the Assignor specifically agrees to cause the delivery of (i) two original counterparts of this Agreement and (ii) the Request for Registration, to the Administrative Agent for the purpose of registration of the Assignee as a "Lender" pursuant to Section 11.8 of the Loan Agreement.

                  9. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LOCAL LAWS OF THE STATE OF CALIFORNIA. FOR ANY DISPUTE ARISING IN CONNECTION WITH THIS AGREEMENT, THE ASSIGNEE HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA.

                  10. NOTICES. All communications among the parties or notices in connection herewith shall be in writing, hand delivered or sent by registered airmail, postage prepaid, or by telex, telegram or cable, addressed to the appropriate party at its address set forth on the signature pages hereof. All such communications and notices shall be effective upon receipt.

                  11. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, however, that the Assignee shall not assign its rights or obligations under this Agreement without the prior written consent of the Assignor and any purported assignment, absent such consent, shall be void. Nothing contained in this Section shall restrict the assignment by Assignee of its rights under the Loan Documents following the Effective Date.

                  12. INTERPRETATION. The headings of the various sections hereof are for convenience of reference only and shall not affect the meaning or construction of any provision hereof.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officials, officers or agents thereunto duly authorized as of the date first above written.

                                        "Assignor"

                                        ________________________________________



                                        By:_____________________________________

                                        Its:____________________________________

                                        Address: _______________________________

                                                 _______________________________

                                                 _______________________________

                                        Telephone: _____________________________

                                        Telecopier: ____________________________


                                        "Assignee"

                                        ________________________________________



                                        By:_____________________________________

                                        Its:____________________________________

                                        Address: _______________________________

                                                 _______________________________

                                                 _______________________________

                                        Telephone: _____________________________

                                        Telecopier: ____________________________

                        Exhibit A to Assignment Agreement

                            REQUEST FOR REGISTRATION


To: Bank of America National Trust and Savings Association, as Administrative Agent, and Harrah's Entertainment, Inc., Harrah's Operating Company, Inc. and Marina Associates

         THIS REQUEST FOR REGISTRATION OF ASSIGNEE ("Request") is made as of the date of the enclosed Assignment Agreement with reference to that certain Five Year Loan Agreement, dated as of April 30, 1999 by and among Harrah's Entertainment, Inc., a Delaware corporation, as Guarantor, Harrah's Operating Company, Inc., a Delaware corporation, Marina Associates, a New Jersey general partnership (each a "Borrower" and collectively, the "Borrowers"), the Lenders therein named, (collectively, the "Lenders" and individually, a "Lender") and Bank of America National Trust and Savings Association, as Administrative Agent (as amended as of the date hereof, the "Loan Agreement").

         The Assignor and Assignee described below hereby request that Administrative Agent register the Assignee as a Lender pursuant to Section 11.8 of the Loan Agreement effective as of the Effective Date described in the Assignment Agreement.

         Enclosed with this Request are two counterpart originals of the Assignment Agreement as well as the original Notes of each Borrower in favor of the Assignor in the principal amount of $______________. The Assignor and Assignee hereby jointly request that Administrative Agent cause each Borrower to issue replacement Notes, dated as of the Effective Date, pursuant to Section
11.8 of the Loan Agreement in favor of Assignor in the principal amount of the remainder of its Pro Rata Share of the Commitment and new Notes in favor of the Assignee in the amount of the Assigned Pro Rata Share.

         IN WITNESS WHEREOF, the Assignor and Assignee have executed this Request for Registration by their duly authorized officers as of __________,
___________.


"Assignor"                               "Assignee"

________________________________         ________________________________


By:_____________________________         By:_____________________________

Its: ___________________________         Its: ___________________________

                  CONSENT OF ADMINISTRATIVE AGENT AND BORROWERS

                   [When Required Pursuant to Loan Agreement]

         TO: The Assignor and Assignee referred to in the above Request for Registration

         When countersigned by each Borrower and Administrative Agent below, this document shall certify that:

         [ ]      [WHEN REQUIRED PURSUANT TO SECTION 11.8(b)(i) OF THE Loan
                  Agreement:]

         [1.] Borrowers have consented, pursuant to the terms of the Loan Documents, to the assignment by the Assignor to the Assignee of the Assigned Pro Rata Share.

         [2.] Administrative Agent has registered the Assignee as a Lender under the Loan Agreement, effective as of the Effective Date described above, with a Pro Rata Share of the Commitment corresponding to the Assigned Pro Rata Share and has adjusted the registered Pro Rata Share of the Commitment of the Assignor to reflect the assignment of the Assigned Pro Rata Share.

Approved:

Harrah's Entertainment, Inc.          Bank of America National Trust and Savings
                                      Association, as Administrative Agent
By:________________________

Its:_______________________           By:_______________________

Harrah's Operating Company, Inc.      Its:______________________

By:________________________

Its:_______________________

Marina Associates

By:  Harrah's New Jersey,
     Inc., general partner

         By: __________________

         Its: _________________

By:  Harrah's Atlantic City,
     Inc., general partner

         By: __________________

         Its: _________________

                                    EXHIBIT B

                             COMMITTED ADVANCE NOTE


$_____________                                                    April 30, 1999
                                                         Los Angeles, California

         FOR VALUE RECEIVED, the undersigned promises to pay to the order of ___________________________________________ (the "Lender"), the principal amount of _____________________________ Dollars ($___________________) or such lesser aggregate amount of Committed Advances as may be made by the Lender as part of the Loans pursuant to the Loan Agreement referred to below, together with interest on the principal amount of each Committed Advance made hereunder as part of the Loans and remaining unpaid from time to time from the date of each such Committed Advance until the date of payment in full, payable as hereinafter set forth.

         Reference is made to the Five Year Loan Agreement dated as of April 30, 1999, by and among the undersigned, as a Borrower, the other Borrowers that are parties thereto, the Lenders therein named and Bank of America National Trust and Savings Association, as Administrative Agent (as amended from time to time, the "Loan Agreement"). Terms defined in the Loan Agreement and not otherwise defined herein are used herein with the meanings defined for those terms in the Loan Agreement. This is one of the Committed Advance Notes referred to in the Loan Agreement, and any holder hereof is entitled to all of the rights, remedies, benefits and privileges provided for in the Loan Agreement as originally executed or as it may from time to time be supplemented, modified or amended. The Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified.

         The principal indebtedness evidenced by this Committed Advance Note shall be payable as provided in the Loan Agreement and in any event on the Maturity Date.

         Interest shall be payable on the outstanding daily unpaid principal amount of Committed Advances from the date of each such Committed Advance until payment in full and shall accrue and be payable at the rates and on the dates set forth in the Loan Agreement both before and after default and before and after maturity and judgment, with interest on overdue principal and interest to bear interest at the rate set forth in Section 3.9 of the Loan Agreement, to the fullest extent permitted by applicable Law.

         Each payment hereunder shall be made to the Administrative Agent at the Administrative Agent's Office for the account of the Lender in immediately available funds not later than 11:00 a.m., California local time, on the day of payment (which must be a Business Day). All payments received after 11:00 a.m., California local time, on any particular Business Day shall be deemed received on the next succeeding Business Day. All payments shall be made in lawful money of the United States of America.

         The Lender shall use its best efforts to keep a record of Committed Advances made by it as part of Loans and payments received by it with respect to this Committed Advance Note, and such record shall, subject to Section 10.6(g) of the Loan Agreement, be presumptive evidence, absent manifest error, of the amounts owing under this Committed Advance Note.

         The undersigned hereby promises to pay all costs and expenses of any rightful holder hereof incurred in collecting the undersigned's obligations hereunder or in enforcing or attempting to enforce any of such holder's rights hereunder, including reasonable attorneys' fees and disbursements, whether or not an action is filed in connection therewith.

         The undersigned hereby waives presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest and any other notice or formality, to the fullest extent permitted by applicable Laws.

         This Committed Advance Note shall be delivered to and accepted by the Lender in the State of California, and shall be governed by, and construed and enforced in accordance with, the local Laws thereof.

                                              _______________________________,

                                              a ______________________________

                                              By: ____________________________

                                              Title:__________________________

                       SCHEDULE OF COMMITTED ADVANCES AND
                              PAYMENTS OF PRINCIPAL


   Date         Amount      Interest    Amount of      Unpaid       Notation
              of Advance     Period     Principal     Principal     Made by
                                          Paid         Balance


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    EXHIBIT C

                            COMPETITIVE ADVANCE NOTE
                           (FIVE YEAR LOAN AGREEMENT)

$____________                                                     April 30, 1999
                                                         Los Angeles, California


         FOR VALUE RECEIVED, the undersigned promises to pay to the order of _____________________________________ (the "Lender"), the principal amount of
___________________________ Dollars ($__________) or such lesser aggregate amounts as may be made as Competitive Advances pursuant to the Loan Agreement hereinafter described, payable as hereinafter set forth. The undersigned promises to pay interest on the principal amount hereof remaining unpaid from time to time from the date hereof until the date of payment in full, payable as hereinafter set forth.

         Reference is made to the Five Year Loan Agreement dated as of April 30, 1999, among the undersigned, as a Borrower, the other Borrowers which are parties thereto, the Lenders therein named and Bank of America National Trust and Savings Association, as Administrative Agent (as amended from time to time the "Loan Agreement"). Terms defined in the Loan Agreement and not otherwise defined herein are used herein with the meanings defined for those terms in the Loan Agreement. This is one of the Competitive Advance Notes referred to in the Loan Agreement, and any holder hereof is entitled to all of the rights, benefits and privileges provided for in the Loan Agreement as originally executed or as it may from time to time be supplemented, modified or amended. The Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified.

         The principal indebtedness of each Competitive Advance evidenced by this Competitive Advance Note shall be payable on the maturity date specified in the Competitive Bid relating to such Competitive Advance.

         Interest shall be payable on the outstanding daily unpaid principal amount of each Competitive Advance hereunder from the date thereof until payment in full and shall accrue and be payable at the rates and on the dates set forth in the Competitive Bid relating to such Competitive Advance, both before and after default and before and after maturity and judgment, with overdue principal and interest to bear interest at the rate set forth in Section 3.9 of the Loan Agreement, to the fullest extent permitted by applicable Laws.

         The amount of each payment hereunder shall be made to the Administrative Agent at the Administrative Agent's Office, for the account of the Lender, in lawful money of the United States of America and in immediately available funds not later than 11:00 A.M., California local time, on the day of payment (which must be a Business Day). All payments received after 11:00 A.M., California local time, on any Business Day, shall be deemed received on the next succeeding Business Day. The Lender shall use its best efforts to keep a record of Competitive Advances made by it and payments of principal with respect to this Competitive Advance Note, and such record shall, subject to Section 10.6(g) of the Loan Agreement, be presumptive evidence, absent manifest error, of the principal amount owing under this Competitive Advance Note.

         The undersigned hereby promises to pay all costs and expenses of any holder hereof incurred in collecting the undersigned's obligations hereunder or in enforcing any of holder's rights hereunder, including attorneys' fees and disbursements (including allocated costs of legal counsel employed by the Administrative Agent or the holder), whether or not an action is filed in connection therewith.

         The undersigned hereby waives presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest and any other notice or formality to the fullest extent permitted by applicable Laws.

         This Competitive Advance Note shall be delivered to and accepted by the Lender, or by the Administrative Agent on its behalf, in the State of California, and shall be governed by, and construed and enforced in accordance with, the local Laws thereof.

                                    HARRAH'S OPERATING COMPANY, INC.


                                    By: ___________________________________
                                        Charles L. Atwood, Vice President
                                        and Treasurer

                                   SCHEDULE OF
                 COMPETITIVE ADVANCES AND PAYMENTS OF PRINCIPAL



   Date         Amount      Interest    Amount of      Unpaid       Notation
              of Advance     Period     Principal     Principal     Made by
                                          Paid         Balance


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    EXHIBIT D

                                 COMPETITIVE BID
                           (FIVE YEAR LOAN AGREEMENT)


Bank of America National Trust and
Savings Association, as Administrative Agent
555 South Flower Street, 11th Floor
Los Angeles, California  90071

Attention:  Janice Hammond

                  Re:      Competitive Bid Rate Loan Quote for
                           ____________________ [Name of Borrower]

Dear Ladies and Gentlemen:

         Reference is made to the Five Year Loan Agreement dated as of April 30, 1999 (as the same has been amended, modified or extended, the "Agreement"; capitalized terms used herein without definition shall have the meanings assigned to such terms in the Agreement) by and among Harrah's Entertainment, Inc., a Delaware corporation, as Guarantor, Harrah's Operating Company, Inc., a Delaware corporation, Marina Associates, a New Jersey general partnership (each a "Borrower" and collectively, the "Borrowers"), the Lenders therein named, (collectively, the "Lenders" and individually, a "Lender") and Bank of America National Trust and Savings Association, as Administrative Agent

         In response to the Competitive Bid Request from _________________ dated ____________, _____, we hereby make the following Competitive Bid on the following terms:

1.       Quoting Lender:

         -----------------------------------------------------

2.       Person to contact at Quoting Lender and telephone number:

         Name:______________________  Telephone Number:______________

3.       Borrowing date of proposed Competitive Advance:

         _____________________________________________________1




--------------
1 As specified in the related Competitive Bid Request

4. We hereby offer to make Competitive Advances in the following principal amounts, for the following durations and at the following rates [insert only one applicable rate on each line below]:

                        Duration of
           Principal    Competitive       Absolute               Eurodollar
            Amount2      Advance3         Rate Bid4              Margin Bid5
          ----------    -----------       ---------              -----------

          $---------    -----------       ----------%            -----------%

          $---------    -----------       ----------%            -----------%

          $---------    -----------       ----------%            -----------%


PROVIDED that the aggregate Maximum Competitive Advance for which this offer may be accepted shall not exceed $________________.6

         We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Loan Agreement, irrevocably obligate(s) us to make the Competitive Advance(s) for which any offer(s) is (are) accepted, in whole or in part.

                                      Very truly yours,


                                      ----------------------------
                                      [Name of Lender]

Date:__________________               By:__________________________

                                      Name:________________________

                                      Title:_______________________



--------------
2   Offers must be integral multiples of $1,000,000
3   As specified in the related Competitive Bid Request
4   As defined in the Loan Agreement
5   As defined in the Loan Agreement
6 Specify aggregate limitation if the sum of the individual offers exceeds the aggregate amount the Quoting Lender is willing to lend

                                    EXHIBIT E

                             COMPETITIVE BID REQUEST
                           (FIVE YEAR LOAN AGREEMENT)


         This Competitive Bid Request is executed and delivered by __________________, a ____________ __________________ ("Requesting Borrower") to
the Administrative Agent pursuant to the Five Year Loan Agreement (as the same has been amended, modified or extended, the "Loan Agreement") dated as of April 30, 1999, among Requesting Borrower, as a Borrower, the other Borrowers that are parties thereto (each a Borrower" and collectively, the "Borrowers"), Harrah's Entertainment, Inc., a Delaware corporation, as Guarantor, the Lenders therein named and Bank of America National Trust and Savings Association, as the Administrative Agent. Any terms used herein and not defined herein shall have the meanings defined in the Loan Agreement.

         Requesting Borrower hereby gives notice pursuant to Section 2.5(b) of the Loan Agreement that it requests Competitive Bids pursuant to Section 2.5 of the Loan Agreement for the following proposed Competitive Advances:


Proposed Date of Competitive Advance:

                                Duration of              Basis for
                                Competitive             Interest Rate
Principal Amount1                Advance2               Calculation3
-----------------                --------               ------------

-----------------                --------               ------------

-----------------                --------               ------------

-----------------                --------               ------------

-----------------                --------               ------------


--------------
1 Each amount must be $10,000,000 or a larger integral multiple of $1,000,000.

2 Duration must be a period of not less than 14 nor more than 180 days. No requested Competitive Advance shall have a maturity date subsequent to the Maturity Date or is on a date other than a Business Day.

3 Specify whether interest rate bids are to be quoted as "Absolute Rate Bids" or "Eurodollar Margin Bids".

         In connection with the request, Requesting Borrower certifies that:

         (a) Now, and as of the date of the requested Competitive Advance, EXCEPT (i) for representations and warranties which expressly speak as of a particular date or are no longer true and correct as a result of a change which is not a violation of the Loan Agreement and (ii) as disclosed by Borrowers and approved in writing by the Requisite Lenders, each representation and warranty made by each Borrower in Article 4 of the Loan Agreement (other than Sections 4.4(a), 4.6 (first sentence), 4.8, and 4.15) will be true and correct, both immediately before and after giving effect to such Competitive Advance, as though such representations and warranties were made on and as of that date;

         (b) No Default or Event of Default presently exists or will have occurred and be continuing as a result of the making of any Competitive Advance which is the subject of this Competitive Bid Request; and

         (c) There is not any action, suit, proceeding or investigation pending as to which Parent or any of its Subsidiaries have been served or received notice or, to the best knowledge of Borrowers, threatened against or affecting Parent or any of its Subsidiaries or any Property of any of them before any Governmental Agency that constitutes a Material Adverse Effect.

         This Competitive Bid Request is executed on ________________, _______ on behalf of Requesting Borrower.


                                     ____________________________________,

                                     a ______________ ____________


                                     By: ___________________________________


                                         ___________________________________
                                               Printed Name and Title

                                    EXHIBIT F

                             COMPLIANCE CERTIFICATE


         This Compliance Certificate (this "Certificate") is executed and delivered by the undersigned to Bank of America National Trust and Savings Association, as Agent (the "Agent"), pursuant to the Loan Agreements referred to below to induce the Lenders described in the Loan Agreements to make certain credit facilities available to Harrah's Operating Company, Inc., a Delaware corporation (the "Company") and Marina Associates, a New Jersey general partnership ("Marina"; Marina and the Company, each a "Borrower" and collectively with the other parties from time to time a Borrower under the Loan Agreements, the "Borrowers").

         This Certificate is delivered with reference to the Five Year Loan Agreement and the 364-Day Loan Agreement (as amended, supplemented or otherwise modified from time to time, collectively, the "Loan Agreements"), each dated as of April 30, 1999, among the Borrowers, Harrah's Entertainment, Inc., a Delaware corporation (the "Parent") as Guarantor, the Agent and each of the several financial institutions party to the Loan Agreements. The terms defined in the Loan Agreements and not otherwise defined in this Certificate shall have the meanings defined for them in the Loan Agreements. Section references herein relate to the Loan Agreements unless stated otherwise.

         This Certificate is delivered in accordance with Section 7.2 of the Loan Agreements by a Senior Officer of the Borrowers and Parent. This Certificate is delivered with respect to the Fiscal Quarter ended
_______________________ (the "Determination Date"). Computations indicating compliance with Sections 6.5 and 6.6 of the Loan Agreements are set forth below:

1 SECTION 6.5 - TOTAL DEBT RATIO. As of the Determination Date, the Total Debt Ratio was _______:1.00.

         MAXIMUM PERMITTED RATIO:                                      4.50:1.00

         Total Debt Ratio was calculated as follows (in each case determined in accordance with GAAP):

         (a) Total Debt as of the Determination Date
         (as calculated on Appendix A hereto)                          $________

         DIVIDED BY (b) EBITDA for the four Fiscal Quarter period ending on the
         Determination Date (as calculated on Appendix A hereto)       $________

         EQUALS TOTAL DEBT RATIO [(a)/(b)]                            _____:1.00


2 SECTION 6.6 - INTEREST COVERAGE RATIO. As of the Determination Date, the Interest Coverage Ratio was _______:1.00.

         MINIMUM PERMITTED RATIO:
                                                                       3.00:1.00

         INTEREST COVERAGE RATIO was computed as follows (in each case determined in accordance with GAAP):

         (a) EBITDA for the four Fiscal Quarter period ending on the
         Determination Date (as calculated on Appendix A hereto)       $________

         DIVIDED BY (b) Interest Expense for the same period (as calculated on
         Appendix A hereto)                                            $________


         EQUALS INTEREST COVERAGE RATIO [(a)/(b)]                      $________


3 A review of the activities of the Borrowers and each of the other Parties during the fiscal periods covered by this Certificate has been made under the supervision of the undersigned, with a view to determining whether during such fiscal periods the Borrowers and each of the other Parties performed and observed all of their respective Obligations. To the best knowledge of the undersigned, during the fiscal periods covered by this Certificate, all covenants and conditions set forth in the Loan Documents, including, without limitation, those set forth in Articles 4, 5 and 6 of the Loan Agreements, have been so performed and observed and no Default or Event of Default has occurred and is continuing, with only the exceptions set forth below (if none, so state), and in response to which the Borrowers and the other Parties have taken or propose to take the following actions (if none, so state):


         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

4 The undersigned Senior Officer of the Borrowers and Parent certifies that the calculations made and the information contained herein and in each Appendix delivered herewith are derived from the books and records of the Borrowers and the other Parties, as applicable, and that each and every matter contained herein and therein correctly reflects those books and records.

5 To the best knowledge of the undersigned no event or circumstance has occurred that constitutes a Material Adverse Effect since the date the most recent Compliance Certificate was executed and delivered, with the exceptions set forth below (if none, so state):

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------




Dated:  _______________, ______



                                By  __________________________________
                                        Senior Officer of each
                                        Borrower and Parent

                                   APPENDIX A
                                       TO
                             COMPLIANCE CERTIFICATE

PART 1

EBITDA - Component Calculations
-------------------------------

The calculations below relate to the period from _______________ to ________________ (the "Test Period" for purposes of this Part 1 of Appendix A).

         EBITDA for the Test Period is calculated as follows for the Parent and its Subsidiaries on a combined basis, in each case as determined in accordance with GAAP:1

                  (a) Consolidated net income of Parent and its Subsidiaries for the Test Period ("Net Income") $_____________

                  PLUS (b) all accrued taxes on or measured by income to the extent included in the determination of Net Income set forth
                  in (a) above                                    $_____________

                  PLUS (c) amounts treated as expenses for interest to
                  the extent included in the determination of Net Income
                  set forth in (a) above                          $_____________

                  PLUS (d) amounts treated as expenses for depreciation and amortization to the extent included in the determination of Net Income set forth in (a) above
                                                                  $_____________

                  PLUS (e) minority interest                      $_____________

                  PLUS (f) any extraordinary loss reflected in such Net Income $-------------

                  MINUS (g) any extraordinary gain reflected in such Net
                  Income                                          $_____________

                  PLUS (h) Pre-Opening Expenses during the Test Period
                                                                  $_____________

                  PLUS (i) non-recurring cash charges during the Test
                  Period                                          $_____________

                  EQUALS EBITDA  [(a)+(b)+(c)+(d)+(e)+(f)-(g)+(h)+(i)]
                                                                  $_____________


--------------
1 provided that in computing EBITDA:
         (a) for all periods ending on or prior to December 31, 1998, "EBITDA" shall be computed on the basis of the combined operating results of Parent and its Subsidiaries, Showboat and Rio as described on Schedule 1.3 of the Loan Agreements.
         (b) the operating results of each New Project which commences operations and records not less than one full fiscal quarter's operations during the relevant period shall be annualized; and
         (c) EBITDA shall be adjusted, on a pro forma basis, to include the operating results of each resort or casino property acquired by Parent and its Consolidated Subsidiaries during the relevant period and to exclude the operating results of each resort or casino property sold or otherwise disposed of by Parent and its Subsidiaries, or whose operations are discontinued during the relevant period.


PART 2

TOTAL DEBT - Component Calculation
----------------------------------

         Total Debt as of the Determination Date is the SUM of the following (without duplication):2

                  (a) the outstanding principal Indebtedness of Parent and its Subsidiaries for borrowed money (including debt securities issued by Parent or any of its Subsidiaries)
                  on the Determination Date                            $________

                  PLUS (b) the aggregate amount of
                  all Capital Lease Obligations of
                  Parent and its Subsidiaries
                  on the Determination Date                            $________

                  PLUS (c) all obligations in respect of
                  letters of credit or other similar
                  instruments for which Parent or any
                  of its Subsidiaries are account
                  parties or are otherwise obligated                   $________

                  PLUS (d) the aggregate amount of all Contingent
                  Obligations and other similar contingent
                  obligations of Parent and its Subsidiaries with
                  respect to any of the foregoing                      $________

                  PLUS (e) any obligations of Parent of any of its
                  Subsidiaries to the extent that the same are secured
                  by a Lien on any of the assets of Parent or its
                  Subsidiaries                                         $________

                  EQUALS TOTAL DEBT [(a)+(b)+(c)+(d)+(e)]              $________


--------------
2 provided that in computing "Total Debt," the amount of any Contingent Obligation or letter of credit shall be deemed to be zero unless and until (1) in the case of obligations in respect of letters of credit, a drawing is made with respect thereto, (2) in the case of any other Contingent Obligations, demand for payment is made with respect thereto, or (3) Parent's independent auditors have quantified the amount of Parent's and its Subsidiaries with respect to letters of credit and Contingent Obligations as liabilities on Parent's consolidated balance sheet in accordance with Generally Accepted Accounting Principles (as opposed to merely noted in the footnotes to any such balance sheet) and the amount of any such individual liability is in excess of $50,000,000, in which case the amount thereof shall be deemed to be the amount so quantified from time to time.


PART 3

INTEREST EXPENSE - Component Calculations
-----------------------------------------

The calculations below relate to the period from ____________________ to ____________________ (the "Test Period" for purposes of this Part 3 of Appendix
A).

         Interest Expense for the Test Period is calculated as follows:

                  (a) all interest, fees, charges and related expenses paid or payable (without duplication) to a lender in connection with borrowed money or the deferred purchase price of assets that are considered "interest expense" under Generally Accepted
                  Accounting Principles                            $____________

                  plus (b) the portion of rent paid or payable (without duplication) for the Test Period under Capital Lease Obligations that should be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13
                                                                   $____________


                  EQUALS INTEREST EXPENSE [(a)+(b)]
                                                                   $____________

                                    EXHIBIT G

                           Latham & Watkins Letterhead




                                                     April 30, 1999



To the Administrative Agents and
each of the Lenders party to each
of the Loan Documents referred
to below

Ladies and Gentlemen:

         We have acted as special counsel to Harrah's Entertainment, Inc., a Delaware corporation ("Parent"), Harrah's Operating Company, Inc., a Delaware corporation (the "Company"), and Marina Associates, a New Jersey general partnership ("Marina"), in connection with the execution and delivery by Parent, the Company and Marina of (i) the Five-Year Loan Agreement dated as of April 30, 1999 (the "5-Year Agreement") among Parent, as Guarantor, the Company, Marina, such other Subsidiaries that may become a Borrower pursuant to the terms thereof, each lender whose name is set forth on the signature pages thereto and each other lender from time to time party thereto (the "5-Year Lenders"), Bankers Trust Company, as Syndication Agent, CIBC Oppenheimer Corp. and Societe Generale, as Documentation Agents, Commerzbank AG, PNC Bank, National Association and Wells Fargo Bank, N.A., as Co-Documentation Agents, and Bank of America National Trust and Savings Association, as Administrative Agent (the "5-Year Administrative Agent") and (ii) the 364-Day Loan Agreement dated as of April 30, 1999 (the "364-Day Agreement" and, together with the 5-Year Agreement, the "Agreements"), among Parent, as Guarantor, the Company, Marina, such other Subsidiaries that may become a Borrower pursuant to the terms thereof, each lender whose name is set forth on the signature pages thereto and each other lender from time to time party thereto (the "364-Day Lenders" and, together with the 5-Year Lenders, the "Lenders"), Bankers Trust Company, as Syndication Agent, CIBC Oppenheimer Corp. and Societe Generale, as Documentation Agents, Commerzbank AG, PNC Bank, National Association and Wells Fargo Bank, N.A., as Co-Documentation Agents, and Bank of America National Trust and Savings Association, as Administrative Agent (the "364-Day Administrative Agent" and, together with the 5-Year Administrative Agent, the "Administrative Agents").

         Capitalized terms used by not defined herein have the meanings assigned to them in each of the Agreements.

         In our capacity as such counsel, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true reproductions of originals of such documents, corporate records and other instruments, and have obtained from public officials and from officers of the Company, Parent, Marina and their respective Subsidiaries such certificates and other representations and assurances, as we have deemed necessary or appropriate for the purpose of the opinions stated below. We have examined, among other things, the following:

                  (a)      the Agreements.

                  (b) the Guaranty dated as of April 30, 1999, by Parent in favor of the 5-Year Administrative Agent for the benefit of the 5-Year Lenders;

                  (c) The Guaranty dated as of April 30, 1999, by Parent in favor of the 364-Day Administrative Agent for the benefit of the 364-Day Lenders;

                  (d)      the Committed Advance Notes;

                  (e)      the Competitive Advance Notes; and

                  (f)      the Swing Line Notes.

         The documents described in subsections (a)-(f) above are referred to herein collectively as the "Loan Documents."

         We have investigated such questions of law as we have deemed necessary or appropriate for the purposes of the opinions stated herein. We are members of the bar of the State of California, and we are opining herein as to the effect on the subject transactions of the internal laws of the State of California, the General Corporation Law of the State of Delaware and the federal laws of the United States, and we express no opinion with respect to the applicability thereto or the effect thereon, of the laws of any other jurisdiction (or, in the case of Delaware, any laws other than the General Corporation Law of the State of Delaware) or as to any matters of municipal law or the laws of any other local agencies within any state.

         On the basis of the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth below, we are of the opinion that, as of the date hereof:

         1. The execution, delivery and performance by each Borrower, Parent, Harrah's Atlantic City, Inc., a New Jersey corporation ("Harrah's AC"), as general partner of Marina, and Harrah's New Jersey, Inc., a New Jersey corporation (together with Harrah's AC, the "Marina Partners"), as general partner of Marina, of each of the Loan Documents to which such Borrower, Parent, and the Marina Partners, as applicable, is a party (i) do not, in the case of the Company, Parent and the Marina Partners, contravene any provisions of their respective certificates of incorporation or by-laws, and, in the case of Marina, contravene any provision of its partnership agreement and (ii) do not, to the best of our knowledge, violate or constitute a default under, any applicable provision of the laws of the State of California, the General Corporation Law of the State of Delaware or the federal laws of the United States or any applicable regulation under such laws or any other agreement of Parent, the Company, Marina, the Marina Partners or any of their Subsidiaries which has been identified to us by a responsible officer of Parent as an agreement which is individually material to the business, properties or operations of Parent and its Subsidiaries taken as a whole (each such agreement, a "Material Agreement"), other than any such violations or defaults which would not, separately or in the aggregate, have a material adverse effect on the validity or enforceability of the Loan Documents or on the ability of any Borrower to perform its obligations under the Loan Documents or have a material adverse effect on the business, properties or operations of Parent and its Subsidiaries taken as a whole.

         2. Assuming the due authorization, execution and delivery of each of the Loan Documents by each of Parent, the Company and Marina, each of the Loan Documents constitutes a legally valid and binding obligation of each of Parent, the Company and Marina that is a party thereto, enforceable against them in accordance with its terms.

         3. At the time of consummation thereof, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all United States federal, California and Delaware governmental agencies, authorities or instrumentalities required in order to make or consummate the loan transactions contemplated by the Loan Documents and enter into the Loan Documents have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained).

         Our opinions in paragraphs 1 and 3 above as to compliance with certain laws, statutes, rules or regulations and with respect to the consents, approvals, filings and other actions is based upon a review of those laws, statutes, rules and regulations which, in our experience, are normally applicable to loan transactions of the type contemplated by the Loan Documents (other than Federal securities laws and California state securities or "blue sky" laws, as to which we express no opinion in those paragraphs). We are not opining as to any federal or state gaming laws, statutes, rules or regulations.

         In rendering the opinions expressed in Paragraph 1 insofar as they require interpretation of the Material Agreements, (i) we have assumed with your permission that all courts of competent jurisdiction would enforce such agreements as written but would apply the internal laws of the State of California, without giving effect to any choice of law provisions contained therein or any choice of law principles which would result in application of the internal laws of any other state, (ii) to the extent that any questions of legality or legal construction have arisen in connection with our review, we have applied the laws of the State of California, in resolving such questions and (iii) we express no opinion with respect to the effect of any action or inaction, by any Party or Creditor under the Loan Documents or the Material Agreements which may result in a breach or default under any Material Agreement. We advise you that certain of the Material Agreements may be governed by other laws, that such laws may vary substantially from the law assumed to govern for purposes of this opinion, and that this opinion may not be relied upon as to whether or not a breach or default would occur under the law actually governing such Material Agreements.

         The opinion expressed in paragraph 2 is further subject to the following limitations, qualifications and exceptions:

         (a) such opinion is subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, the effect of
Section 548 of the federal Bankruptcy Code and comparable provisions of state law;

         (b) enforceability of the Loan Documents is subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law;

         (c) certain rights, remedies and waivers contained in the Loan Documents may be limited or rendered ineffective by applicable California laws or judicial decisions governing such provisions, but such laws or judicial decisions do not render the Loan Documents invalid or unenforceable as a whole;

         (d) we express no opinion as to the validity or enforceability of any provision of the Loan Documents that permit the Lenders to increase the rate of interest or collect a late charge or prepayment premium in the event of a delinquency or death.

         (e) the unenforceability under certain circumstances of provisions to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, that election of a particular remedy or remedies does not preclude recourse to one or more other remedies, that any right or remedy may be exercised without notice, or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

         (f) the unenforceability under certain circumstances of provisions indemnifying a party against liability for its own wrongful or negligent acts or where such indemnification is contrary to public policy or prohibited by law;

         (g) the effect of Section 1717 of the California Civil Code, which provides that, where a contract permits one party to the contract to recover attorneys' fees, the prevailing party in any action to enforce any provision of the contract shall be entitled to recover its reasonable attorneys' fees;

         (h) the effect of California law, which provides that a court may refuse to enforce, or may limit the application of, a contract or any clause thereof which the court finds as a matter of law to have been unconscionable at the time it was made or contrary to public policy;

         (i) the effect of Section 631(d) of the California Code of Civil Procedure, which provides that a court may, in its discretion upon just terms, allow a trial by jury although there may have been a waiver of trial by jury;

         (j) the enforceability of liquidated damages provisions of the Loan Documents may be governed and restricted by Section 1671 of the California Civil Code;

         (k) we express no opinion as to the enforceability of the choice of law provisions in the Loan Documents;

         (l) we express no opinion with respect to the enforceability by a federal court of any forum selection clause contained in any of the Loan Documents; and

         (m) we also advise you of California statutory provisions and case law to the effect that, in certain circumstances, a surety may be exonerated if the creditor materially alters the original obligation of the principal without the consent of the guarantor, elects remedies for default that impair the subrogation rights of the guarantor against the principal, or otherwise takes any action without notifying the guarantor that materially prejudices the guarantor. However, there is also authority to the effect that a guarantor may validly waive such rights if the waivers are expressly set forth in the guaranty. While we believe that a California court should hold that the explicit language contained in the Loan Documents waiving all rights is enforceable, we express no opinion with respect to the effect of (i) any modification to or amendment of the obligations of any Party, Creditor or any other Person that materially increases such obligations; (ii) any election of remedies by the Administrative Agents or the Lenders following the occurrence of an event of default under the Loan Documents, or (iii) any other action by the Agents or the Lenders that materially prejudices the guarantor.

         In connection with our opinions expressed herein, we assume, with your permission, that each Lender and SPC is a member of a class of lenders which is exempt or is otherwise exempt from California usury laws, including Section 1 of
Article XV of the California Constitution.

         To the extent that the foregoing opinions may be dependent upon such matters, we assume for the purposes of this opinion that each Person who is a party to any of the Loan Documents is duly organized, validly existing and in good standing, as applicable, under the laws of its jurisdiction of organization; that each of the Loan Documents has been duly authorized, executed and delivered by each such person party thereto and constitutes the legally valid and binding obligation of each such Person (other than Parent and the Borrowers), enforceable in accordance with its terms; and that each such Person has the requisite corporate or other organizational power and authority to perform its obligations under such agreements; and that all Parties to the Loan Documents other than Parent and the Borrowers have complied with any applicable requirement to file returns and pay taxes under the Franchise Tax Law of the State of California. We are not expressing any opinion as to the effect of any such Person's (other than Parent's and Borrower's) compliance with any state or federal laws or regulations applicable to the transactions because of the nature of such Person's business.

         This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent. At your request, we hereby consent to reliance hereon by any future assigns of or participants in your interest in the Agreements as expressly permitted by Section 11.8 of the Agreements, provided that this opinion speaks only as of the date hereof and to its addresses and that we have no responsibility or obligation to update this opinion, to consider its applicability or correctness other than to its addresses, or to take into account changes in law, facts or any other development of which we may later become aware. We hereby consent to your furnishing this opinion to your auditors and to regulatory officials having jurisdiction over you.

                                            Very truly yours,



                                            /s/ Latham & Watkins

                                   EXHIBIT G

                        E. O. ROBINSON, JR.'S LETTERHEAD
                          HARRAH'S ENTERTAINMENT, INC.




                                                     April 30, 1999



To the Administrative Agents and
each of the Lenders party to each
of the Loan Documents referred
to below

Ladies and Gentlemen:

         I am Senior Vice President and General Counsel of Harrah's Entertainment, Inc., a Delaware corporation ("Parent"), and Harrah's Operating Company, Inc., a Delaware corporation (the "Company"), and in that capacity, I have acted as counsel to Parent, the Company and Marina Associates, a New Jersey general partnership ("Marina"), in connection with the execution and delivery by Parent, the Company and Marina of (i) the Five-Year Loan Agreement dated as of April 30, 1999 (the "5-Year Agreement") among Parent, as Guarantor, the Company, Marina, such other Subsidiaries that may become a Borrower pursuant to the terms thereof, each lender whose name is set forth on the signature pages thereto and each other lender from time to time party thereto (the "5-Year Lenders"), Bankers Trust Company, as Syndication Agent, CIBC Oppenheimer Corp. and Societe Generale, as Documentation Agents, Commerzbank AG, PNC Bank, National Association and Wells Fargo Bank, N.A., as Co-Documentation Agents, and Bank of America National Trust and Savings Association, as Administrative Agent (the "5-Year Administrative Agent) and (ii) the 364-Day Loan Agreement dated as of April 30, 1999 (the "364-Day Agreement" and, together with the 5-Year Agreement, the "Agreements"), among Parent, as Guarantor, the Company, Marina, such other Subsidiaries that may become a Borrower pursuant to the terms thereof, each lender whose name is set forth on the signature pages thereto and each other lender from time to time party thereto (the "364-Day Lenders" and, together with the 5-Year Lenders, the "Lenders"), Bankers Trust Company, as Syndication Agent, CIBC Oppenheimer Corp. and Societe Generale, as Documentation Agents, Commerzbank AG, PNC Bank, National Association and Wells Fargo Bank, N.A., as Co-Documentation Agents, and Bank of America National Trust and Savings Association, as Administrative Agent (the "364-Day

Administrative Agent" and, together with the 5-Year Administrative Agent, the "Administrative Agents").

         Capitalized terms used but not defined herein have the meanings assigned to them in each of the Agreements.

         In that connection, I, or members of my staff, have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to my satisfaction as being true reproductions of originals of such documents, corporate records and other instruments, and have obtained from public officials and from other officers of the Company, Parent, Marina and their Subsidiaries such certificates and other representations and assurances as I have deemed necessary or appropriate for the purposes of the opinions stated below.

         I have investigated such questions of law as I have deemed necessary or appropriate for the purpose of the opinions stated herein. I am a member of the bar of the States of Tennessee and New York, and my opinions below are limited to the effect on the subject transactions of the laws of the States of Tennessee and New York, the General Corporation Law of the State of Delaware and the federal laws of the United States.

         Upon the basis of the foregoing and in reliance thereon, I am of the opinion that, as of the date hereof:

         1. Each of Parent, the Company, Harrah's Atlantic City, Inc., a New Jersey corporation ("Harrah's AC"), and Harrah's New Jersey, Inc., a New Jersey corporation (together with Harrah's AC, the "Marina Partners"), is a duly organized and validly existing corporation, in good standing under the laws of the jurisdiction of its organization, and has all corporate power to execute, deliver and perform its obligations under the Loan Documents.

         2. Marina is a general partnership validly existing under the laws of the State of New Jersey, and has all partnership power to execute, deliver and perform its obligations under the Loan Documents.

         3. The execution, delivery, and performance by Parent, each Borrower and the Marina Partners of each of the Loan Documents to which it is a party (i) have been duly authorized by all necessary corporate or partnership, as applicable, action by

Parent, each Borrower and the Marina Partners, as applicable, and (ii) do not violate any judgment, order or decree binding upon any of them, other than any such violations which would not, separately or in the aggregate, have an adverse effect on the validity or enforceability of any of the Loan Documents or on the ability of Parent, either Borrower or the Marina Partners to perform its obligations under the Loan Documents or have a material adverse effect on the value of the business, properties or operations of Parent and its Subsidiaries taken as a whole. Each of Parent, the Company, the Marina Partners and Marina has duly executed and delivered each Loan Document to which it is a party.

         4. There does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the consummation of the transactions contemplated by the Loan Documents or the performance by Parent, either Borrower or the Marina Partners of its obligations under the respective Loan Documents.

         5. There are no actions, suits or proceedings pending, or, to the best of my knowledge, threatened, against Parent or any of its Subsidiaries with respect to the Loan Documents or the transactions contemplated thereby or that restrains, permits or imposes adverse conditions upon, or seeks to restrain, prevent or impose adverse conditions upon, the Loan Documents or any such transaction.

         This opinion is furnished by me, as General Counsel of the Company and Parent, to you for your benefit (and the benefit of your assigns) in connection with the above transactions. This opinion may not be relied upon by you for any other purpose or furnished to (unless otherwise required to be so furnished by applicable law or judicial process), quoted to or relied upon by any other Person for any purpose without my prior written consent.

                                       Very truly yours,



                                       /s/ E. O. Robinson, Jr.

                                    EXHIBIT H

                                    GUARANTY


         This GUARANTY ("Guaranty"), dated as of April 30, 1999, is made by Harrah's Entertainment, Inc., a Delaware corporation ("Guarantor") in favor of Bank of America National Trust and Savings Association, as Administrative Agent for the benefit of the Lenders that are party to the Loan Agreement referred to below, with reference to the following facts:

                                    RECITALS


         A. Pursuant to the Five Year Loan Agreement dated as of April 30, 1999 by and among Harrah's Entertainment, Inc., as Guarantor, Harrah's Operating Company, Inc., a Delaware corporation, Marina Associates, a New Jersey general partnership, and such other Subsidiaries that become Borrowers pursuant thereto (collectively with Harrah's Operating Company, Inc. and Marina Associates, the "Borrowers" and each, a "Borrower"), the Lenders therein named (collectively, the "Lenders" and individually, a "Lender") and Bank of America National Trust and Savings Association, as Administrative Agent (as such agreement may from time to time be extended, modified, renewed, restated, supplemented or amended, the "Loan Agreement"), the Lenders are making certain credit facilities available to Borrowers.

         B. As a condition to the availability of such credit facilities, Guarantor is required to enter into this Guaranty and to guaranty the Guarantied Obligations as hereinafter provided.

         C. Guarantor expects to realize direct and indirect benefits as the result of the availability of the aforementioned credit facilities to Borrowers.

                                    AGREEMENT

         NOW, THEREFORE, in order to induce Lender to extend the aforementioned credit facilities, and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, Guarantor hereby represents, warrants, covenants, agrees and guaranties as follows:

         1. DEFINITIONS. This Guaranty is the Parent Guaranty referred to in the Loan Agreement and is one of the Loan Documents. Terms defined in the Loan Agreement and not otherwise defined in this Guaranty shall have the meanings given those terms in the Loan Agreement when used herein and such definitions are incorporated herein as though set forth in full. In addition, as used herein, the following terms shall have the meanings respectively set forth after each:

         "GUARANTIED OBLIGATIONS" means all Obligations of Borrowers or any Party at any time and from time to time owed to Lender under one or more of the Loan Documents (but not including Obligations owed to Lender under this Guaranty), whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as obligations of payment, and including interest that accrues after the commencement of any bankruptcy or insolvency proceeding by or against Borrowers or any of them, Guarantor or any other Person.

         "GUARANTOR" means Harrah's Entertainment, Inc., a Delaware corporation.

         "LENDER"means the Administrative Agent (acting as the Administrative Agent and/or on behalf of the Lenders) and the Lenders, and each of them, and any one or more of them. Subject to the terms of the Loan Agreement, any right, remedy, privilege or power of Lender shall be exercised by the Administrative Agent on behalf of the Lenders.

         "GUARANTY" means this Guaranty, and any extensions, modifications, renewals, restatements, reaffirmations, supplements or amendments hereof.

         2. GUARANTY OF GUARANTIED OBLIGATIONS. Guarantor hereby irrevocably, unconditionally guaranties and promises to pay and perform on demand upon the occurrence of any Event of Default the Guarantied Obligations and each and every one of them, including all amendments, modifications, supplements, renewals or extensions of any of them, whether such amendments, modifications, supplements, renewals or extensions are evidenced by new or additional instruments, documents or agreements or change the rate of interest on any Guarantied Obligation or the security therefor, or otherwise.

         3. NATURE OF GUARANTY. This Guaranty is irrevocable and continuing in nature and relates to any Guarantied Obligations now existing or hereafter arising. This Guaranty is a guaranty of prompt and punctual payment and performance and is not merely a guaranty of collection.

         4. RELATIONSHIP TO OTHER AGREEMENTS. Nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any other document, instrument or agreement executed by Guarantor or in connection with the Guarantied Obligations, but each and every term and condition hereof shall be in addition thereto. All provisions contained in the Loan Agreement or any other Loan Document that apply to Loan Documents generally are fully applicable to this Guaranty and are incorporated herein by this reference.

         5. SUBORDINATION OF INDEBTEDNESS OF BORROWERS TO GUARANTOR TO THE GUARANTIED Obligations. Guarantor agrees that:

                  (a) Any indebtedness of Borrowers now or hereafter owed to Guarantor hereby is subordinated to the Guarantied Obligations.

                  (b) If Lender so requests, upon the occurrence and during the continuance of any Event of Default, any such indebtedness of Borrowers now or hereafter owed to Guarantor shall be collected, enforced and received by Guarantor as trustee for Lender and shall be paid over to Lender in kind on account of the Guarantied Obligations, but without reducing or affecting in any manner the obligations of Guarantor under the other provisions of this Guaranty.

                  (c) Should Guarantor fail to collect or enforce any such indebtedness of Borrowers now or hereafter owed to Guarantor and pay the proceeds thereof to Lender in accordance with Section 5(b) hereof, Lender as Guarantor's attorney-in-fact may do such acts and sign such documents in Guarantor's name as Lender considers necessary or desirable to effect such collection, enforcement and/or payment.

         6. STATUTES OF LIMITATIONS AND OTHER LAWS. Until the Guarantied Obligations shall have been paid and performed in full, all the rights, privileges, powers and remedies granted to Lender hereunder shall continue to exist and may be exercised by Lender at any time and from time to time irrespective of the fact that any of the Guarantied Obligations may have become barred by any statute of limitations. Guarantor expressly waives the benefit of any and all statutes of limitation, and any and all Laws providing for exemption of property from execution or for evaluation and appraisal upon foreclosure, to the maximum extent permitted by applicable Laws.

         7. WAIVERS AND CONSENTS. Guarantor acknowledges that the obligations undertaken herein involve the guaranty of obligations of Persons other than Guarantor and, in full recognition of that fact, consents and agrees that Lender may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) supplement, modify, amend, extend, renew, accelerate or otherwise change the time for payment or the terms of the Guarantied Obligations or any part thereof, INCLUDING any increase or decrease of the rate(s) of interest thereon; (b) supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Guarantied Obligations or any part thereof, or any of the Loan Documents to which Guarantor is not a party or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (c) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Guarantied Obligations or any part thereof; (d) accept partial payments on the Guarantied Obligations; (e) receive and hold additional security or guaranties for the Guarantied Obligations or any part thereof; (f) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer and/or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Lender in its sole and absolute discretion may determine; (g) release any Person from any personal liability with respect to the Guarantied Obligations or any part thereof; (h) settle, release on terms satisfactory to Lender or by operation of applicable Laws or otherwise liquidate or enforce any Guarantied Obligations and any security or guaranty therefor in any manner, consent to the transfer of any security and bid and purchase at any sale; and/or
(i) consent to the merger, change or any other restructuring or termination of the corporate existence of Borrowers, or any of them, Guarantor or any other Person, and correspondingly restructure the Guarantied Obligations, and any such merger, change, restructuring or termination shall not affect the liability of Guarantor or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Guarantied Obligations; provided that nothing herein shall waive, alter, diminish or modify any rights of the Borrowers under the Loan Documents, including, without limitation, the rights of the Borrowers to agree to any amendments or modifications of the Loan Documents.

         Upon the occurrence and during the continuance of any Event of Default, Lender may enforce this Guaranty independently as to Guarantor and independently of any other remedy or security

Lender at any time may have or hold in connection with the Guarantied Obligations. Guarantor expressly waives any right to require Lender to marshal assets in favor of Guarantor, and agrees that Lender may proceed against Borrowers or any of them, or upon or against any security or remedy, before proceeding to enforce this Guaranty, in such order as it shall determine in its sole and absolute discretion. Lender may file a separate action or actions against Borrowers, or any of them, and/or Guarantor without respect to whether action is brought or prosecuted with respect to any security or against any other Person, or whether any other Person is joined in any such action or actions. Guarantor agrees that Lender, Borrowers, or any of them, and any Affiliates of any Borrower may deal with each other in connection with the Guarantied Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the security of this Guaranty. Lender's rights hereunder shall be reinstated and revived, and the enforceability of this Guaranty shall continue, with respect to any amount at any time paid on account of the Guarantied Obligations which thereafter shall be required to be restored or returned by Lender upon the bankruptcy, insolvency or reorganization of Borrowers, or any of them, or any other Person, or otherwise, all as though such amount had not been paid. The rights of Lender created or granted herein and the enforceability of this Guaranty with respect to Guarantor at all times shall remain effective to guaranty the full amount of all the Guarantied Obligations even though the Guarantied Obligations, or any part thereof, or any security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against Borrowers or any other guarantor or surety and whether or not Borrowers shall have any personal liability with respect thereto. Guarantor expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of Borrowers, or any of them, with respect to the Guarantied Obligations, (b) the unenforceability or invalidity of any security or guaranty for the Guarantied Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Guarantied Obligations, (c) the cessation for any cause whatsoever of the liability of Borrowers, or any of them (other than by reason of the full payment and performance of all Guarantied Obligations), (d) any failure of Lender to marshal assets in favor of Borrowers or any other Person,
(e) except as otherwise provided in this Guaranty, any failure of Lender to give notice of sale or other disposition of collateral to Guarantor or any other Person or any defect in any notice that may be given in connection with any sale or disposition of collateral, (f) any failure of Lender to comply with applicable Laws in connection with the sale or other disposition of any collateral or other security for any Guarantied Obligation, including without limitation, any failure of Lender to conduct a commercially reasonable sale or other disposition of any collateral or other security for any Guarantied Obligation, (g) any act or omission of Lender or others that directly or indirectly results in or aids the discharge or release of Borrowers, or any of them, or the Guarantied Obligations or any security or guaranty therefor by operation of law or otherwise, (h) any Law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation, (i) any failure of Lender to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (j) the election by Lender, in any bankruptcy proceeding of any Person, of the application or non-application of
Section 1111(b)(2) of the United States Bankruptcy Code, (k) any extension of credit or the grant of any Lien under Section 364 of the United States Bankruptcy Code, (l) any use of cash collateral under Section 363 of the United States Bankruptcy Code, (m) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (n) the avoidance of any Lien in favor of Lender for any reason, (o) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any of the Guarantied Obligations (or any interest thereon) in or as a result of any such proceeding,
(p) to the extent permitted, the benefits of any form of one-action rule, or (q) any action taken by Lender that is authorized by this Section or any other provision of any Loan Document. Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guarantied Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guarantied Obligations.

         8. CONDITION OF BORROWERS AND BORROWERS' SUBSIDIARIES. Guarantor represents and warrants to Lender that Guarantor has established adequate means of obtaining from Borrowers' Subsidiaries, on a continuing basis, financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of Borrowers and Borrowers' Subsidiaries and their Properties, and Guarantor now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of Borrowers and Borrowers' Subsidiaries and their Properties. Guarantor hereby expressly waives and relinquishes any duty on the part of Lender (should any such duty exist) to disclose to Guarantor any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of Borrowers or Borrowers' Subsidiaries or their Properties, whether now known or hereafter known by Lender during the life of this Guaranty. With respect to any of the Guarantied Obligations, Lender need not inquire into the powers of Borrowers or any their Subsidiaries or the officers or employees acting or purporting to act on their behalf, and all Guarantied Obligations made or created in good faith reliance upon the professed exercise of such powers shall be secured hereby.

         9. LIENS ON REAL PROPERTY. In the event that all or any part of the Guarantied Obligations at any time are secured by any one or more deeds of trust or mortgages or other instruments creating or granting Liens on any interests in real Property, Guarantor authorizes Lender, upon the occurrence of and during the continuance of any Event of Default, at its sole option, without notice or demand and without affecting any Guarantied Obligations of Guarantor, the enforceability of this Guaranty, or the validity or enforceability of any Liens of Lender on any collateral, to foreclose any or all of such deeds of trust or mortgages or other instruments by judicial or nonjudicial sale. Guarantor expressly waives all rights and defenses to the enforcement of this Guaranty or any rights of Lender created or granted hereby or to the recovery by Lender against Borrowers, or any of them, Guarantor or any other Person liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale because all or any part of the Guarantied Obligations is secured by real Property. This means, among other things: (1) Lender may collect from any Guarantor without first foreclosing on any real or personal Property collateral pledged by Borrowers and (2) if the Lender forecloses on any real Property collateral pledged by Borrowers: (A) The amount of the Guarantied Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price and (B) the Lender may collect from any Guarantor even if the Lender, by foreclosing on the real Property collateral, has destroyed any right any Guarantor may have to collect from Borrowers. This is an unconditional and irrevocable waiver of any rights and defenses any Guarantor may have because all or any part of the Guarantied Obligations is secured by real Property. Guarantor expressly waives any defenses or benefits that may be derived from California Code of Civil Procedure ss.ss. 580a, 580b, 580d or 726, or comparable provisions of the Laws of any other jurisdiction, including, without limitation, NRS

Section 40.430 and judicial decisions relating thereto, and NRS Sections 40.451, 40.455, 40.457 and 40.459, and all other suretyship defenses it otherwise might or would have under California Law or other applicable Law. Guarantor expressly waives any right to receive notice of any judicial or nonjudicial foreclosure or sale of any real Property or interest therein subject to any such deeds of trust or mortgages or other instruments and any Guarantor's or any other Person's failure to receive any such notice shall not impair or affect Guarantor's Obligations or the enforceability of this Guaranty or any rights of Lender created or granted.

         10. WAIVER OF RIGHTS OF SUBROGATION. Notwithstanding anything to the contrary elsewhere contained herein or in any other Loan Document to which Guarantor is a Party, Guarantor hereby expressly waives with respect to any Borrower and its successors and assigns (including any surety) and any other Person which is directly or indirectly a creditor of any Borrower or any surety for any Borrower, any and all rights at Law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to setoff or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker, and which Guarantor may have or hereafter acquire against any Borrower or any other such Person in connection with or as a result of Guarantor's execution, delivery and/or performance of this Guaranty or any other Loan Document to which Guarantor is a party. Guarantor agrees that it shall not have or assert any such rights against any Borrower or its successors and assigns or any other Person (including any surety) which is directly or indirectly a creditor of any surety for any Borrower, either directly or as an attempted setoff to any action commenced against Guarantor by any Borrower (as borrower or in any other capacity), Lender or any other such Person. Guarantor hereby acknowledges and agrees that this waiver is intended to benefit Borrowers and Lender and shall not limit or otherwise affect Guarantor's liability hereunder, under any other Loan Document to which Guarantor is a party, or the enforceability hereof or thereof.

         11. UNDERSTANDINGS WITH RESPECT TO WAIVERS AND CONSENTS. Guarantor warrants and agrees that each of the waivers and consents set forth herein are made with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which Guarantor otherwise may have against Borrowers, Lender or others, or against any collateral, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or Law. Guarantor acknowledges that it has either consulted with legal counsel regarding the effect of this Guaranty and the waivers and consents set forth herein, or has made an informed decision not to do so. If this Guaranty or any of the waivers or consents herein are determined to be unenforceable under or in violation of applicable Law, this Guaranty and such waivers and consents shall be effective to the maximum extent permitted by Law.

         12. REPRESENTATIONS AND WARRANTIES. Guarantor hereby makes each and every representation and warranty applicable to Guarantor set forth in Article 4 of the Loan Agreement as if set forth in full herein.

         13. COSTS AND EXPENSES. After an Event of Default, Guarantor agrees to pay to Lender all costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Lender in the enforcement or attempted enforcement of this Guaranty, whether or not an action is filed in connection therewith, and in connection with any waiver or amendment of any term or provision hereof. All advances, charges, costs and expenses, including reasonable attorneys' fees and disbursements (including the reasonably allocated cost of legal counsel employed by Lender), incurred or paid by Lender in exercising any right, privilege, power or remedy conferred by this Guaranty, or in the enforcement or attempted enforcement thereof, shall be subject hereto and shall become a part of the Guarantied Obligations and shall be paid to Lender by Guarantor, after an Event of Default and immediately upon demand, together with interest thereon at the rate(s) provided for under the Loan Agreement.

         14. CONSTRUCTION OF THIS GUARANTY. This Guaranty is intended to give rise to absolute and unconditional obligations on the part of Guarantor; hence, in any construction hereof, notwithstanding any provision of any loan document to the contrary, this Guaranty shall be construed strictly in favor of Lender in order to accomplish its stated purpose.

         15. LIABILITY. Notwithstanding anything to the contrary elsewhere contained herein or in any Loan Document to which Guarantor is a Party, the aggregate liability of Guarantor hereunder for payment and performance of the Guarantied Obligations shall not exceed an amount which, in the aggregate, is $1.00 less than that amount which if so paid or performed would constitute or result in a "fraudulent transfer", "fraudulent conveyance", or terms of similar import, under applicable state or federal Law, including without limitation, Section 548 of the United States Bankruptcy Code. The liability of Guarantor hereunder is independent of any other guaranties at any time in effect with respect to all or any part of the Guarantied Obligations, and Guarantor's liability hereunder may be enforced regardless of the existence of any such guaranties. Any termination by or release of any guarantor in whole or in part shall not affect the continuing liability of Guarantor hereunder, and no notice of any such termination or release shall be required. The execution hereof by Guarantor is not founded upon an expectation or understanding that there will be any other guarantor of the Guarantied Obligations.

         16. WAIVER OF JURY TRIAL. GUARANTOR AND LENDER EXPRESSLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS GUARANTY, THE LOAN AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. GUARANTOR AND LENDER AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS GUARANTY, THE LOAN AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY, THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         17. THIS GUARANTY SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LOCAL LAWS OF THE STATE OF CALIFORNIA WITHOUT REFERENCE TO THE CONFLICT OF LOCAL LAWS OR CHOICE OF LAW PRINCIPLES THEREOF.

         IN WITNESS WHEREOF, Guarantor has executed this Guaranty by its duly authorized officer as of the date first written above.

                                         "Guarantor"

                                         HARRAH'S ENTERTAINMENT, INC.,
                                         a Delaware corporation


                                         By:____________________________________
                                         Charles L. Atwood, Vice President and
                                         Treasurer


                                         Address:
                                         Harrah's Entertainment, Inc.
                                         1023 Cherry Road
                                         Memphis, Tennessee 38117
                                         Attn:  Charles L. Atwood, Vice
                                                President and Treasurer
                                         Telecopier: 901/ 762-8698
                                         Telephone: 901/762-8852

                                    EXHIBIT I

                          REQUEST FOR LETTER OF CREDIT
                           (FIVE YEAR LOAN AGREEMENT)


         1. This Request for Letter of Credit is executed and delivered by __________________________ ("Requesting Borrower"), to ______________________
("Issuing Lender") and to Bank of America National Trust and Savings Association, as the Administrative Agent ("Administrative Agent") pursuant to the Five Year Loan Agreement (as amended, modified or extended, the "Loan Agreement") dated as of April 30, 1999, among Requesting Borrower, as a Borrower, the other Borrowers that are parties thereto (each a "Borrower" and collectively, the "Borrowers"), Harrah's Entertainment, Inc., a Delaware corporation, as Guarantor, the Lenders therein named, and Administrative Agent. Any terms used herein and not defined herein shall have the meanings defined in the Loan Agreement.

         2. Requesting Borrower hereby requests that the Issuing Lender issue a Letter of Credit as follows:

                  (a)      Amount of Letter of Credit: $_______________.

                  (b)      Date of Issuance: ________________, ____.

                  (c) Type of Letter of Credit (Check one box only):

                           /__/     Commercial Letter of Credit

                           /__/     Standby Letter of Credit


                  (d)      Beneficiary under Letter of Credit:

                                    Name:  _______________________________

                                    Address:  _____________________________

                                              _____________________________

                                              _____________________________

                  (e)      Expiry Date:  __________________, _____.

                  (f)      Purpose of Letter of Credit:

                           ________________________________________________

                           ________________________________________________.

                  (g)      Additional Information/Terms: __________________

                           ________________________________________________

         3.       The requested Letter of Credit is (check one box only):

                  /__/ a new Letter of Credit in addition to Letters of Credit already outstanding.

                  /__/ a supplement, modification, amendment, renewal, or extension to or of the following outstanding Letter(s) of Credit: [IDENTIFY]

         4. In connection with the issuance of the Letter of Credit requested herein, Requesting Borrower represents, warrants and certifies to the Lenders that:

                  (a) Now and as of the date of the issuance of the requested Letter of Credit, except (i) for representations and warranties which expressly speak as of a particular date or which are no longer true and correct as a result of a change permitted by the Loan Agreement or (ii) as disclosed by Borrowers and approved in writing by the Requisite Lenders, each representation and warranty made by each Borrower in
         Article 4 of the Loan Agreement (other than Sections 4.4(a), 4.6 (first sentence), 4.8 and 4.15) will be true and correct, both immediately before such Letter of Credit is issued and after giving effect to such Letter of Credit, as though such representations and warranties were made on and as of the date of such Letter of Credit;

                  (b) There is not any action, suit, proceeding or investigation pending as to which Parent or any of its Subsidiaries have been served or received notice or, to the best knowledge of Borrowers, threatened against or affecting Parent or any of its Subsidiaries or any Property of any of them before any Governmental Agency that constitutes a Material Adverse Effect; and

                  (c) Now and as of the date of the requested Letter of Credit, no Default or Event of Default presently exists or will have occurred and be continuing as a result of the issuance of the Letter of Credit.

         5. Attached hereto is an Application for Letter of Credit on the form provided to Requesting Borrower by the Issuing Lender.

         6. This Request for Letter of Credit is executed on __________, _______, by a Responsible Official of Requesting Borrower. The undersigned, in such capacity, hereby certifies each and every matter contained herein to be true and correct.


                                            _________________________________,

                                            a ____________ ______________


                                            By:______________________________

                                            Title:___________________________

                                    EXHIBIT J

                                REQUEST FOR LOAN

                            FIVE YEAR LOAN AGREEMENT


         1. This Request for Loan is executed and delivered by _______________ ("Requesting Borrower"), to Bank of America National Trust and Savings Association, as the Administrative Agent ("Administrative Agent") pursuant to the Five Year Loan Agreement (as amended, modified or extended, the "Loan Agreement") dated as of April 30, 1999, among Requesting Borrower, as a Borrower, the other Borrowers that are parties thereto (each a "Borrower" and collectively, the "Borrowers"), Harrah's Entertainment, Inc., a Delaware corporation, as Guarantor, the Lenders therein named, and Administrative Agent. Any terms used herein and not defined herein shall have the meanings defined in the Loan Agreement.

         2. Borrower hereby requests that the Lenders make a Committed Loan pursuant to the Loan Agreement as follows:

         (a)      AMOUNT OF REQUESTED COMMITTED LOAN:
                  $_________________________

         (b)      FUNDING DATE OF COMMITTED LOAN:
                  __________________________

         (c)      TYPE OF COMMITTED LOAN (Check one box only):

                  /__/     BASE RATE

                  /__/     EURODOLLAR RATE FOR A EURODOLLAR PERIOD OF
                           ________ MONTHS

         3. In connection with the request, Borrower certifies that:

                  (a) If this Request for Loan is for a Committed Loan which will increase the principal amount outstanding under the Notes, now and as of the date of the requested Committed Loan, except (i) for representations and warranties which speak as of a particular date or are no longer true and correct as a result of a change which is permitted by the Loan Agreement and (ii) as disclosed by Borrowers and approved in writing by the Requisite Lenders, each representation and warranty made by each Borrower in Article 4 of the Loan Agreement (other than Sections 4.4(a), 4.6 (first sentence), 4.8, 4.15) will be true and correct, both immediately before and after giving effect to such Committed Loan, as though such representations and warranties were made on and as of that date; and

                           (b) There is not any action, suit, proceeding or investigation pending as to which Parent or any of its Subsidiaries have been served or received notice or, to the best knowledge of Borrowers, threatened against or affecting Parent or any of its Subsidiaries or any Property of any of them before any Governmental Agency that constitutes a Material Adverse Effect.

         4. This Request is executed on _________________ on behalf of Requesting Borrower.


                                            _________________________________,

                                            a ____________ ______________


                                            By:______________________________

                                            Title:___________________________

                                    EXHIBIT K

                          ELECTION TO BECOME A BORROWER


Bank of American National Trust and Savings Association, as Administrative Agent under each of the Loan Agreements described below 555 South Flower Street
Los Angeles, California 90071


Ladies and Gentlemen:

         The undersigned, ___________________________, a ______________
____________ ("Subsidiary") refers to the Five Year Loan Agreement and the 364-Day Loan Agreement (as amended, modified or extended, the "Loan Agreements") each dated as of April 30, 1999, among Harrah's Entertainment, Inc., a Delaware corporation ("Parent"), as Guarantor, Harrah's Operating Company, Inc., a Delaware corporation ("Company"), Marina Associates, a New Jersey general partnership ("Marina") (each a "Borrower" and collectively, the "Borrowers"), the Lenders therein named, and Administrative Agent. Any terms used herein and not defined herein shall have the meanings defined in the Loan Agreements.

         Subsidiary, desiring to incur Loans under the Loan Agreements, hereby elects, pursuant to the provisions of Section 2.10 of each of the Loan Agreements, to become a Borrower for the purposes of the Loan Agreements, effective from the date hereof. Subsidiary confirms that it is a Wholly-Owned Subsidiary under the Loan Agreements and confirms that the representations and warranties set forth in Article 4 of the Loan Agreements are true and correct as to Subsidiary, and Subsidiary hereby agrees to comply with all the obligations of a Borrower under, and to be bound in all respects by the terms of, the Loan Agreements as if Subsidiary an original signatory thereto. Subsidiary proposes the following Aggregate Sublimit:

         PROPOSED AGGREGATE SUBLIMIT FOR SUBSIDIARY:

         $____________________

         Subsidiary, concurrenty with its execution hereof, is deliverying the appropriate executed documents, certificates, resolutions, opinions, Competitive Advance Note, Committed Advanced Notes and Swing Line Documents required by Sections 2.10(a) and (b) of the Loan Agreements.

         Subsidiary shall, at its own expense, execute and deliver such further documents, certificates, resolution, opinions and other assurances as the Administrative Agent may reasonably request in connection herewith. All notices and other communications provided for under the Loan Agreement may be sent to the address set forth below.

                                Very truly yours,
Address:

__________________________             By: ___________________________

__________________________             Title: _________________________

__________________________

Acknowledged and Agreed:               [additional Borrowers:]

Harrah's Entertainment, Inc.           ____________________________

By:__________________________          By:_________________________

Its:__________________________         Its:________________________


Harrah's Operating Company, Inc.       ____________________________

By:__________________________          By:_________________________

Its:__________________________         Its:________________________


Marina Associates

By:   Harrah's New Jersey, Inc.,
        general partner

    By: ________________________

    Its: _______________________

By:   Harrah's Atlantic City, Inc.,
         general partner

    By: ________________________

    Its: ________________________

                                    EXHIBIT L

                            JOINT BORROWER PROVISIONS

         Reference is made to the Five Year Loan Agreement ( the "Loan Agreement") among Harrah's Operating Company, Inc., a Delaware corporation ("Company"), Marina Associates, a New Jersey general partnership ("Marina" and together with the Company and such other Subsidiaries that become Borrowers pursuant thereto, "Borrowers"), Harrah's Entertainment, Inc., a Delaware corporation ("Parent"), as Guarantor, the Lenders therein named, and Bank of America National Trust and Savings Association, as Administrative Agent. These Joint Borrower Provisions are attached to and made a part of the Loan Agreement as Exhibit L thereto. Capitalized terms used herein are used with the meanings set forth for those terms in the Loan Agreement. Borrowers each agree that:

         1. REQUESTS FOR LOANS AND LETTERS OF CREDIT. Requests for Loans and Letters of Credit may be made by any Borrower, and the Administrative Agent and the Lenders are authorized to honor and rely upon any such request or any instructions received from any responsible official of any Borrower. It is expressly agreed and understood by each Borrower that the Administrative Agent and the Lenders shall have no responsibility to inquire into the apportionment, allocation or disposition of any Loans or Letters of Credit made to any Borrower.

         2. ACKNOWLEDGMENT AND INDEMNITY RE JOINT HANDLING. It is understood and agreed that the handling of this credit facility on a joint borrowing basis as set forth in this Agreement is as an accommodation to Borrowers and at the request of Borrowers, and that the Administrative Agent and the Lenders shall incur no liability to any Borrower or any other Person as a result thereof. To induce the Administrative Agent and the Lenders to do so, and in consideration thereof, each of the Borrowers hereby agrees to indemnify the Administrative Agent and each Lender and hold them harmless from and against any and all liabilities, expenses, losses, damages and/or claims of damage or injury asserted against them by any Borrower or by any other Person arising from or incurred by reason of the joint handling of the financing arrangements provided in the Loan Agreement, reliance by the Administrative Agent and the Lenders on any requests or instructions from any Borrower, or any other similar action taken by the Administrative Agent or any Lender under the Loan Documents.

         3. REPRESENTATION AND WARRANTY. Each Borrower represents and warrants to the Administrative Agent and each Lender that (i) it has established adequate means of obtaining, on a continuing basis, financial and other information pertaining to the business, operations and condition (financial and otherwise) of Parent and its Subsidiaries and their Property, and (ii) it now is and hereafter will be completely familiar with the business, operations and condition (financial and otherwise) of such Persons and their Property. Each Borrower hereby waives and relinquishes any duty on the part of the Administrative Agent or any Lender to disclose to it any matter, fact or thing relating to the business, operations or condition (financial or otherwise) of Borrowers, Parent, its Subsidiaries or their Property, whether now or hereafter known by the Administrative Agent or any Lender during the term of the Loan Agreement.

         4. WAIVERS AND CONSENTS. Each of the Borrowers consents and agrees that the Administrative Agent and the Lenders may, at any time and from time to time, without notice or demand to any of them, and without affecting the enforceability or continuing effectiveness hereof:

                  a. supplement, modify, amend, extend, renew, accelerate, or otherwise change the time for payment or the terms of the Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon;

                  b. supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Obligations or any part thereof or any of the Loan Documents or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder;

                  c. accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Obligations or any part thereof;

                  d. accept partial payments on the Obligations;

                  e. receive and hold additional security or guaranties for the Obligations or any part thereof;

                  f. release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer and/or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their sole and absolute discretion may determine;

                  g. release any Person from any personal liability with respect to the Obligations or any part thereof;

                  h. settle, release on terms satisfactory to the Administrative Agent and the Lenders or by operation of applicable Laws or otherwise liquidate or enforce any Obligations and any security or guaranty therefor in any manner, consent to the transfer of any security and bid and purchase at any sale; and/or

                  i. consent to the merger, change or any other restructuring or termination of the corporate existence of Borrowers, or any of them, any guarantor or any other Person, and correspondingly restructure the Obligations, and any such merger, change, restructuring or termination shall not affect the liability of any Person or the continuing effectiveness hereof or the enforceability hereof with respect to all or any part of the Obligations;

provided that nothing herein shall waive, alter, diminish or modify any rights of the Borrowers under the Loan Documents, including without limitation, the rights of the Borrowers to agree to any amendments or modifications of the Loan Documents.

         Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent and the Lenders may enforce the Loan Agreement and the other Loan Documents independently as to each Borrower and independently of any other remedy or security the Administrative Agent or any Lender at any time may have or hold in connection with the Obligations. Each Borrower expressly waives any right to require the Administrative Agent or any Lender to marshal assets in favor of Borrowers, and agrees that the Administrative Agent and Lenders may proceed against Borrowers, or any of them, or upon any security or remedy before proceeding to enforce this Loan Agreement, in such order as they shall determine in their sole and absolute discretion. The Administrative Agent (with the consent of the Requisite Lenders) may file a separate action or actions against Borrowers, or any of them, and/or any guarantor without respect to any Borrower, whether action is brought or prosecuted with respect to any other security or against any other Person, or whether any other Person is joined in any such action or actions. Each Borrower agrees that the Administrative Agent and the Lenders may deal with each Borrower or themselves other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the security of the Loan Documents. Borrowers expressly waive the benefit of any statute(s) of limitations affecting their liability under the Loan Documents or the enforcement of the Obligations or any Liens created or granted therein. The Administrative Agent and the Lenders' rights hereunder shall be reinstated and revived, and the enforceability of this Loan Agreement shall continue, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by them upon the bankruptcy, insolvency or reorganization of Borrowers, or any of them, or any other Person, or otherwise, all as though such amount had not been paid. The rights of Lender created or granted under the Loan Documents and their enforceability at all times shall remain effective to secure the full amount of all the Obligations, even though the Obligations, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against Borrowers or any guarantor or surety and whether or not such other Persons shall have any personal liability with respect thereto. Each Borrower expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of any of the other such Persons with respect to the Obligations,
(b) the unenforceability or invalidity of any security or guaranty for the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations, (c) the cessation for any cause whatsoever of the liability of Borrowers, or any of them (other than by reason of the full payment and performance of all Obligations), (d) any failure of the Administrative Agent or any Lender to marshal assets in favor of Borrowers or any other Person, (e) except as otherwise provided in the Loan Documents, any failure of the Administrative Agent or any Lender to give notice of sale or other disposition of collateral to any Borrower or any other Person or any defect in any notice that may be given in connection with any sale or disposition of collateral, (f) any failure of the Administrative Agent or any Lender to comply with applicable Laws in connection with the sale or other disposition of any collateral or other security for any Obligation, including without limitation any failure of the Administrative Agent or any

Lender to conduct a commercially reasonable sale or other disposition of any collateral or other security for any Obligation, (g) any act or omission of the Administrative Agent or any Lender or others that directly or indirectly results in or aids the discharge or release of Borrowers or any of them, or any other Person or the obligations or any other security or guaranty therefor by operation of Law or otherwise, (h) any Law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation, (i) any failure of the Administrative Agent or any Lender to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (j) the election by the Administrative Agent or any Lender, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code, (k) any extension of credit or the grant of any Lien under Section 364 of the United States Bankruptcy Code, (l) any use of cash collateral under Section 363 of the United States Bankruptcy Code, (m) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (n) the avoidance of any Lien in favor of the Administrative Agent or any Lender for any reason, (o) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any of the Obligations (or any interest thereon) in or as a result of any such proceeding, (p) to the extent permitted, the benefits of any form of one-action rule, or (q) any action taken by Lender that is authorized by these Joint Borrower Provisions or any other provision of any Loan Documents. Each Borrower expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of the Loan Agreement or of the existence, creation or incurrence of new or additional Obligations.

         5. LIENS ON REAL PROPERTY. In the event that all or any part of the Obligations at any time are secured by any one or more deeds of trust or mortgages or other instruments creating or granting Liens or any interests in real Property, each of the Borrowers authorizes the Administrative Agent and each Lender, upon the occurrence of and during the continuance of any Event of Default, at their sole option, without notice or demand and without affecting any Obligations of any such Person, the enforceability of the Loan Documents, or the validity or enforceability of any Liens of the Administrative Agent or any Lender on any collateral, to foreclose any or all of such deeds of trust or mortgages or other instruments by judicial or nonjudicial sale. Each Borrower expressly waives all rights and any defenses to the enforcement of the Loan Documents or any rights of the Administrative Agent or any Lender created or granted thereby or to the recovery by the Administrative Agent and the Lenders against Borrowers, or any of them, any guarantor or any other Person liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale, even though such a foreclosure or sale because all or any part of the Obligations is secured by real Property. This means, among other things: (1) Administrative Agent and each Lender may collect from any Borrower, any guarantor or any other Person without first foreclosing on any real or personal Property collateral pledged by any Borrower, any other Party, any guarantor or any other Person. (2) If Administrative Agent or any Lender forecloses on any real Property collateral pledged by Borrowers, any guarantor or any other Person: (A) The amount of the Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price. (B) Administrative Agent and each Lenders may collect from Borrowers, any guarantor or any other Person even if the Administrative Agent or any Lender, by foreclosing on the real Property collateral, has destroyed any right any guarantor, any other Party or any other Person may have to collect from any Borrower. This is an unconditional and irrevocable waiver of any rights and defenses any Borrower may have because all or any part of the Obligations is secured by real Property. Each of the Borrowers expressly waives any defenses or benefits that may be derived from California Code of Civil Procedure ss.ss. 580a, 580b, 580d or 726, or comparable provisions of the Laws of any other jurisdiction, including, without limitation, NRS Section 40.430 and judicial decisions relating thereto, and NRS Sections 40.451, 40.455, 40.457 and 40.459, and all other suretyship defenses it otherwise might or would have under California Law or other applicable Law. Each Borrower expressly waives any right to receive notice of any judicial or nonjudicial foreclosure or sale of any real Property or interest therein subject to any such deeds of trust or mortgages or other instruments and any guarantor's or any other Person's failure to receive any such notice shall not impair or affect each Borrower's Obligations or the enforceability of the Joint Borrower Provisions or any rights of Administrative Agent or Lenders created or granted.

         6. WAIVER OF RIGHTS OF SUBROGATION. Notwithstanding anything to the contrary elsewhere contained herein or in any other Loan Document to which any Borrower is a party, Borrowers hereby waive with respect each other and their respective successors and assigns (including any surety) and any other Person which is directly or indirectly a creditor of any Borrower or any surety for any Borrower, any and all rights at Law or in equity, to subrogation, to reimbursement, to exoneration, to contribution, to setoff or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker and which any Borrower may have or hereafter acquire against each other or any other party in connection with or as a result of their execution, delivery and/or performance of this Loan Agreement or any other Loan Document to which any of them is a party. Borrowers agree that they shall not have or assert any such rights against one another or their respective successors and assigns or any other Person (including any surety) which is directly or indirectly a creditor of any surety for any Borrower, either directly or as an attempted setoff to any action commenced against any other Person comprising any Borrower (as a Borrower or in any other capacity) or any other party. Each Borrower hereby acknowledges and agrees that this waiver is intended to benefit of Borrowers and Lenders and shall not limit or otherwise affect any of their liabilities hereunder, under any other Loan Document to which any of them is a party, or the enforceability hereof or thereof.

         7. UNDERSTANDINGS WITH RESPECT TO WAIVERS AND CONSENTS. Borrowers, and each of them, warrant and agree that each of the waivers and consents set forth herein are made with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which they otherwise may have against each other, the Administrative Agent, the Lenders or others, or against any collateral, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or Law. Each Borrower acknowledges that it has either consulted with legal counsel regarding the effect of the Loan Documents and the waivers and consents set forth therein, or has made an informed decision not to do so. If the Loan Documents or any of the waivers or consents herein are determined to be unenforceable under or in violation of applicable Law, such waivers and consents shall be effective to the maximum extent permitted by Law.

                                  SCHEDULE 1.1
                          HARRAH'S ENTERTAINMENT, INC.
                            FIVE YEAR LOAN AGREEMENT
                      $1,300,000,000 SENIOR CREDIT FACILITY

                                       BANKS                                          AMOUNT            PRO RATA SHARE
ADMINISTRATIVE AGENT

Bank of America National Trust and Savings Association                            121,875,000.00           9.37500%

SYNDICATION AGENT

Bankers Trust Company                                                              93,437,500.00           7.18750%

DOCUMENTATION AGENTS

Canadian Imperial Bank of Commerce                                                 93,437,500.00           7.18750%

Societe Generale                                                                   93,437,500.00           7.18750%

CO-DOCUMENTATION AGENTS

Commerzbank AG - Los Angeles Branch                                                81,250,000.00           6.25000%

PNC Bank, National Association                                                     81,250,000.00           6.25000%

Wells Fargo Bank, National Association                                             81,250,000.00           6.25000%

SENIOR MANAGING AGENT

Fleet Bank N.A                                                                     81,250,000.00           6.25000%

MANAGING AGENT

The First National Bank of Chicago                                                 60,937,500.00           4.68750%

CO-AGENTS

The Bank of New York                                                               40,625,000.00           3.12500%

The Bank of Nova Scotia                                                            40,625,000.00           3.12500%

Credit Lyonnais Los Angeles Branch                                                 40,625,000.00           3.12500%

U.S. Bank National Association                                                     40,625,000.00           3.12500%

Wachovia Bank, N.A                                                                 40,625,000.00           3.12500%

Westdeutsche Landesbank Girozentrale                                               40,625,000.00           3.12500%

LENDERS

First Security Bank, N.A                                                           28,437,500.00           2.18750%

The Industrial Bank of Japan, Limited, Atlanta Agency                              24,375,000.00           1.87500%

BankBoston, N.A                                                                    20,312,500.00           1.56250%

Bank of Hawaii                                                                     20,312,500.00           1.56250%

Bank of Scotland                                                                   20,312,500.00           1.56250%



                                       BANKS                                          AMOUNT            PRO RATA SHARE

Banque Nationale de Paris, Houston Agency                                          20,312,500.00           1.56250%

Comerica West Incorporated                                                         20,312,500.00           1.56250%

Michigan National Bank                                                             20,312,500.00           1.56250%

The Sumitomo Bank, Limited                                                         20,312,500.00           1.56250%

First American National Bank, operating as Deposit Guaranty National Bank          16,250,000.00           1.25000%

Erste Bank                                                                         12,187,500.00           0.93750%

First Hawaiian Bank                                                                12,187,500.00           0.93750%

First Tennessee Bank National Association                                          12,187,500.00           0.93750%

Hibernia National Bank                                                             12,187,500.00           0.93750%

The Dai-Ichi Kangyo Bank, Ltd.                                                      8,125,000.00           0.62500%

TOTAL                                                                          $1,300,000,000.00         100.00000%


                                  SCHEDULE 1.2

                          Harrah's Entertainment, Inc.
                          Continuing Letters of Credit

               Date                                                                                                     Expiration
              Issued       Bank                          Purpose                                        Amount             Date
R           23-Jul-93  Credit Lyonnais           Sec Pac TTEE for Syphus                                490,000         28-Apr-00
R           23-Jul-93  Credit Lyonnais           Sec Pac TTEE for Dougal                                570,000         28-Apr-00
R            5-Oct-93  First Tennessee           Risk Mgt - TN self ins                                 350,000          7-Oct-99
R            8-Nov-93  Bankers Trust             Risk Mgt - Nevada ins                                2,297,000          8-Nov-99
R           25-Feb-94  First Tennessee           Risk Mgt - Miss                                        250,000         25-Feb-00
R           27-Jun-94  Bankers Trust             LC Replacement-Risk Mgt-Gen'l & auto Liab
                                                                                                      5,572,941         27-Jun-99
R            6-Jul-94  Bankers Trust             LC Replacement-Risk Mgt-Aster
                                                                                                        720,619          6-Jul-99
R            1-Nov-94  Bankers Trust             Embassy-MO self ins (HOC obligation)
                                                                                                        200,000          1-Nov-99
R            1-Nov-94  Bankers Trust             Maryland Hts-MO self ins                               425,000          1-Nov-99
R            1-Nov-94  Bankers Trust             Harrah's NKC-MO self ins                               425,000          1-Nov-99
R           18-May-96  Bankers Trust             Aster losses                                           750,000         18-May-99
R           23-Jan-96  Bankers Trust             Aster Ins-property Ins program
                                                                                                        382,049         23-Jan-00
R            9-Feb-96  FNBC                      U.S. Army Corp of Engineers- Shreveport
                                                                                                      5,000,000          2-Feb-00
R           12-Nov-97  Bankers Trust             TCGE (Cherokee)                                     10,000,000         12-Nov-99
R           20-Jan-96  Bankers Trust             Construction in Las Vegas (w/Sands)
                                                                                                        152,717         20-Jan-00
             1-Dec-98  Bankers Trust             Shamrock Holdings Group                                 50,000         30-May-99
            27-Jan-99  Bankers Trust             Airlines Reporting Corporation
                                                                                                         70,000         27-Jan-00
                                                                                                     ----------
       Total Under Credit Facility
                                                                                                     27,705,326
                                                                                                     ==========

                                  Schedule 1.3
                    COMBINED HARRAH'S SHOWBOAT AND RIO EBITDA





                  First Quarter, 1998           $149,401,000

                  Second Quarter 1998           $172,983,000

                  Third Quarter, 1998           $184,543,000

                  Fourth Quarter, 1998          $135,071,000

                                  Schedule 4.3
                              GOVERNMENT APPROVALS



Approval by the Nevada Gaming Commission upon the recommendation of the Nevada State Gaming Control Board of all restrictions on the transfer of and agreements not to encumber the stock or other equity securities of Harrah's Las Vegas, Inc. and Harrah's Laughlin, Inc.

                                  SCHEDULE 4.4
                            SIGNIFICANT SUBSIDIARIES


Red River Entertainment of Shreveport
Partnership in Commendam
--------------------------------------
Type of Entity:  Partnership
Jurisdiction:  Louisiana
% of Shares issued and outstanding:  100%
% of Shares owned by Parent or a Significant Subsidiary
(and name of that owner): Harrah's Shreveport Investment Company, Inc. - 99%; Harrah's Shreveport Management Company, Inc. - 1%

Harrah's Shreveport Investment Company, Inc.
--------------------------------------------
Type of Entity:  Corporation
Jurisdiction:  Nevada
% of Shares issued and outstanding:  100%
% of Shares owned by Parent or a Significant Subsidiary
(and name of that owner): Harrah's Operating Company, Inc. - 100%

Harrah's Shreveport Management Company, Inc.
--------------------------------------------
Type of Entity:  Corporation
Jurisdiction:  Nevada
% of Shares issued and outstanding:  100%
% of Shares owned by Parent or a Significant Subsidiary
(and name of that owner): Harrah's Operating Company, Inc. - 100%

Showboat Marina Casino Partnership
----------------------------------
Type of Entity:  Partnership
Jurisdiction:  Indiana
% of Shares issued and outstanding:  100%
% of Shares owned by Parent or a Significant Subsidiary
(and name of that owner):  Showboat Marina Partnership - 99%

Showboat Marina Partnership
---------------------------
Type of Entity:  Partnership
Jurisdiction:  Indiana
% of Shares issued and outstanding:  100%
% of Shares owned by Parent or a Significant Subsidiary
(and name of that owner):  Showboat Indiana Investment Limited Partnership - 45%

Showboat Indiana Investment Limited Partnership
-----------------------------------------------
Type of Entity:  Limited Partnership
Jurisdiction:  Nevada
% of Shares issued and outstanding:  100%
% of Shares owned by Parent or a Significant Subsidiary
(and name of that owner):  Showboat Operating Company - 99%

Showboat Operating Company
--------------------------
Type of Entity:  Corporation
Jurisdiction:  Nevada
% of Shares issued and outstanding:  100%
% of Shares owned by Parent or a Significant Subsidiary
(and name of that owner):  Showboat, Inc. - 100%

Showboat, Inc.
--------------
Type of Entity:  Corporation
Jurisdiction:  Nevada
% of Shares issued and outstanding:  100%
% of Shares owned by Parent or a Significant Subsidiary
(and name of that owner): Harrah's Operating Company, Inc. - 100%

Showboat Australia Pty. Limited
-------------------------------
Type of Entity:  Corporation
Jurisdiction:  Australia
% of Shares issued and outstanding:  100%
% of Shares owned by Parent or a Significant Subsidiary
(and name of that owner):  Showboat, Inc. - 50%; Showboat Development
Company - 50%

Showboat Development Company
----------------------------
Type of Entity:  Corporation
Jurisdiction:  Nevada
% of Shares issued and outstanding:  100%
% of Shares owned by Parent or a Significant Subsidiary
(and name of that owner):  Showboat, Inc. - 100%

Harrah's Tunica Corporation
--------------------------------------------
Type of Entity:  Corporation
Jurisdiction:  Nevada
% of Shares issued and outstanding:  100%
% of Shares owned by Parent or a Significant Subsidiary
(and name of that owner): Harrah's Operating Company, Inc. - 100%

Harrah's New Jersey, Inc.
-------------------------
Type of Entity:  Corporation
Jurisdiction:  New Jersey
% of Shares issued and outstanding:  100%
% of Shares owned by Parent or a Significant Subsidiary
(and name of that owner): Harrah's Operating Company, Inc. - 100%

Harrah's Atlantic City, Inc.
----------------------------
Type of Entity:  Corporation
Jurisdiction:  New Jersey
% of Shares issued and outstanding:  100%
% of Shares owned by Parent or a Significant Subsidiary
(and name of that owner): Harrah's Operating Company, Inc. - 100%

Harrah's Laughlin, Inc.
--------------------------------------------
Type of Entity:  Corporation
Jurisdiction:  Nevada
% of Shares issued and outstanding:  100%
% of Shares owned by Parent or a Significant Subsidiary
(and name of that owner): Harrah's Operating Company, Inc. - 100%

Harrah's Las Vegas, Inc.
------------------------
Type of Entity:  Corporation
Jurisdiction:  Nevada
% of Shares issued and outstanding:  100%
% of Shares owned by Parent or a Significant Subsidiary
(and name of that owner): Harrah's Operating Company, Inc. - 100%

Harrah's Noth Kansas City Corporation
-------------------------------------
Type of Entity:  Corporation
Jurisdiction:  Nevada
% of Shares issued and outstanding:  100%
% of Shares owned by Parent or a Significant Subsidiary
(and name of that owner): Harrah's Operating Company, Inc. - 100%

Harrah's Maryland Heights Corporation
-------------------------------------
Type of Entity:  Corporation
Jurisdiction:  Nevada
% of Shares issued and outstanding:  100%
% of Shares owned by Parent or a Significant Subsidiary
(and name of that owner): Harrah's Operating Company, Inc. - 100%

Des Plaines Development Limited Partnership
-------------------------------------------
Type of Entity:  Limited Partnership
Jurisdiction:  Illinois
% of Shares issued and outstanding:  100%
% of Shares owned by Parent or a Significant Subsidiary
(and name of that owner):  Harrah's Illinois Corporation
- 80%

Harrah's Illinois Corporation
-----------------------------
Type of Entity:  Corporation
Jurisdiction:  Nevada
% of Shares issued and outstanding:  100%
% of Shares owned by Parent or a Significant Subsidiary
(and name of that owner): Harrah's Operating Company, Inc. - 100%

Harrah's Vicksburg Corporation
------------------------------
Type of Entity:  Corporation
Jurisdiction:  Nevada
% of Shares issued and outstanding:  100%
% of Shares owned by Parent or a Significant Subsidiary
(and name of that owner): Harrah's Operating Company, Inc. - 100%

Tunica Partners II L.P.
-----------------------
Type of Entity:  Limited Partnership
Jurisdiction:  Mississippi
% of Shares issued and outstanding:  100%
% of Shares owned by Parent or a Significant Subsidiary
(and name of that owner): Harrah's Tunica Corporation - 83%; Harrah's Vicksburg Corporation - 17%

Harrah's Crescent City Investment Company
-----------------------------------------
Type of Entity:  Corporation
Jurisdiction:  Nevada
% of Shares issued and outstanding:  100%
% of Shares owned by Parent or a Significant Subsidiary
(and name of that owner): Harrah's Operating Company, Inc. - 100%

Rio Properties, Inc.
--------------------
Type of Entity:  Corporation
Jurisdiction:  Nevada
% of Shares issued and outstanding:  100%
% of Shares owned by Parent or a Significant Subsidiary
(and name of that owner):  Rio Hotel & Casino, Inc. - 100%

Rio Hotel & Casino, Inc.
------------------------
Type of Entity:  Corporation
Jurisdiction:  Nevada
% of Shares issued and outstanding:  100%
% of Shares owned by Parent or a Significant Subsidiary
(and name of that owner): [Harrah's Operating Company, Inc. - 100%]

Marina Associates
-----------------
Type of Entity:  General Partnership
Jurisdiction:  New Jersey
% of Shares issued and outstanding:  100%
% of Shares owned by Parent or a Significant Subsidiary
(and name of that owner): Harrah's Atlantic City, Inc. - 48.65%; Harah's New Jersey, Inc. - 51.34%

Harrah's Operating Company, Inc.
--------------------------------
Type of Entity:  Corporation
Jurisdiction:  Delaware
% of Shares issued and outstanding:  100%
% of Shares owned by Parent or a Significant Subsidiary
(and name of that owner):  Harrah's Entertainment, Inc.
- 100%

                                  SCHEDULE 4.7
              EXISTING LIENS, NEGATIVE PLEDGES AND RIGHTS OF OTHERS



     Lien on River Secco Golf Course pursuant to Construction Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated as of July 2, 1996, among Seven Hills Golf Limited Partnership, as Trustor, Nevada Title Insurance Company, as Trustee, and Orex USA Corporation, as beneficiary, and that certain Assumption Agreement and Modification of Loan Agreement dated as of September 11, 1997, among Orex USA Corporation, as Lender, Seven Hills Golf Limited Partnership, as Borrower, and Rio Development Company, Inc., as Buyer.

     Mortgage and Security Agreement dated January 29, 1998 securing $100,000,000 loan to Showboat Land LLC in favor of Column Financial, Inc.

     Lien on Cash Deposited to Defease (a) $58,300,000 aggregate face amount principal amount of Showboat's First Mortgage Bonds due 2008, and (b) the $2,400,000 aggregate outstanding principal amount of Showboat's Senior Subordinated Notes due 2009.

     Rights of countersigning partners to acquire partnership interests granted in Limited Partnership Agreement of Des Plaines Development Limited Partnership dated February 28, 1992, between Harrah's Illinois Corporation and John Q. Hammons; First Amendment to Limited Partnership Agreement of Des Plaines Limited Partnership dated as of October 5, 1992, and as further amended.

     Rights of countersigning partners to acquire partnership interests granted in Partnership Agreement dated November 2, 1995, by and between Harrah's Maryland Heights Corporation and Players MH, L.P. regarding the Riverside Joint Venture; First Amendment to Partnership Agreement dated June 28, 1996; Second Amendment to Partnership Agreement dated October 16, 1996.

     Settlement Agreement dated October 29, 1998 by and among Harrah's Entertainment, Inc., Harrah's Operating Company, Inc., Harrah's New Orleans Management Company and the NOLDC Shareholders, including Stock Option for each NOLDC Shareholder to acquire from Harrah's Entertainment, Inc. shares of Class B stock of JCC Holding Company equal to 3% (in the aggregate) of the equity of JCC Holding Company outstanding as of the specified plan consummation date.

     Right granted to George Novogroder to purchase 8.140% of Waterfront Entertainment and Development, Inc. (and 1.5% of any Borrower's or its Affiliates interest in a gaming venture in Cook County, Illinois) as set forth in the Repurchase Agreement dated as of February 26, 1999, between Harrah's Operating Company Inc. and George Novogroder.

     Right granted to Barry Porter to purchase 5.43% of Waterfront Entertainment and Development, (and 1.0005% of any of Borrower's or its Affiliate's interest in a gaming venture in Cook County, Illinois) as set forth in the Repurchase Agreement dated as of February 26, 1999, between Harrah's Operating Company, Inc., and Barry Porter.

     Right granted to the Estate of Nikos Kefalidis to purchase 5.430% of Waterfront Entertainment and Development, Inc. (and 1.0005% of any of Borrower's or its Affiliate's interest in a gaming venture in Cook County, Illinois) as set forth in the Repurchase Agreement dated as of February 26, 1999, between Harrah's Operating Company, Inc., and the Estate of Nikos Kefalidis, deceased.

     Rights of counterparty to acquire partnership interests granted in Partnership Agreement dated April 22, 1994 by and between Showboat Australia Pty. Limited and Leighton Properties Limited.














                                      -2-